Exhibit 2.1






                            STOCK PURCHASE AGREEMENT


                                     between


                                CENTURYTEL, INC.


                                       and


                           ALLTEL COMMUNICATIONS, INC.


                                   dated as of

                                 March 19, 2002




                      ------------------------------------



                               TABLE OF CONTENTS                          Page
                                                                          ----

ARTICLE 1             DEFINITIONS.............................................1

         1.1      Terms.......................................................1

         1.2      Interpretation.............................................15

ARTICLE 2             STOCK SALE.............................................15

         2.1      Purchase and Sale of Shares................................15

         2.2      Purchase Price.............................................15

         2.3      Closing Date Statement.....................................16

         2.4      Affiliate Assets...........................................18

         2.5      Closing....................................................19

         2.6      Cash Distributions to Seller...............................19

         2.7      Deliveries at Closing......................................20

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF SELLER...............21

         3.1      Ownership..................................................21

         3.2      Organization...............................................21

         3.3      Authority..................................................21

         3.4      Cellular Entities and CenturyTel Entities..................22

         3.5      No Other Investments.......................................24

         3.6      No Conflict................................................24

         3.7      Financial Statements.......................................25

         3.8      Absence of Certain Changes.................................26

         3.9      Material Contracts.........................................26

         3.10     Insurance..................................................27

         3.11     Taxes......................................................28

         3.12     Litigation.................................................30

         3.13     Authorizations.............................................30

         3.14     Employee Benefit Plans.....................................32

         3.15     Real Property..............................................34

         3.16     Assets; Condition of Assets................................34

         3.17     Sufficiency of Assets and Real Property....................36

         3.18     Environmental Matters......................................36

         3.19     Labor Relations............................................36

         3.20     Compliance with Law........................................37

         3.21     Notes and Accounts Receivable..............................37

         3.22     Inventory..................................................37

         3.23     Intellectual Property Matters..............................38

         3.24     Availability of Documents..................................38

         3.25     Subscribers; Rate Plans; Form of Agreements................38

         3.26     Absence of Undisclosed Liabilities.........................39

         3.27     First Refusal Rights.......................................39

         3.28     Brokers or Finders.........................................39

         3.29     Towers.....................................................39

         3.30     Roaming....................................................40

         3.31     Certain Relationships......................................41

         3.32     Bundled Subscribers........................................41

         3.33     Business Relationships.....................................42

         3.34     Disclosure.................................................42

         3.35     No Other Representations or Warranties.....................43

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF BUYER................43

         4.1      Organization...............................................43

         4.2      Authority..................................................43

         4.3      No Conflict................................................43

         4.4      Brokers or Finders.........................................44

         4.5      Financial Resources........................................44

         4.6      No Other Representations or Warranties.....................44

ARTICLE 5             COVENANTS AND AGREEMENTS...............................44

         5.1      Regulatory Approvals.......................................44

         5.2      Third Party Consents.......................................45

         5.3      Interim Reports; Updated Information.......................46

         5.4      Conduct of the Business....................................46

         5.5      First Refusal Right........................................49

         5.6      Unbundling.................................................53

         5.7      Notification of Certain Matters............................53

         5.8      Satisfaction of Conditions.................................53

         5.9      Cooperation................................................53

         5.10     CenturyTel Entities........................................54

         5.11     Capital Expenditures.......................................54

         5.12     Exclusivity................................................54

         5.13     SEC Basis Financial Statements.............................55

         5.14     Network Access and Modifications...........................55

         5.15     Approvals and Disapprovals.................................57

         5.16     Tower Documents............................................57

         5.17     Certain Distributions......................................57

         5.18     Asset Listing..............................................57

         5.19     Acknowledgements...........................................58

ARTICLE 6             CONDITIONS PRECEDENT TO THE CLOSING....................59

         6.1      Conditions Precedent to Obligations of Buyer...............59

         6.2      Conditions Precedent to Obligations of Seller..............62

ARTICLE 7             EMPLOYEE RELATED COVENANTS.............................63

         7.1      Employment of Transferred Employees........................63

         7.2      Assumption of Agreements; Severance........................65

         7.3      Recognition of Transferred Employee Service................65

         7.4      Payment of Bonuses.........................................66

         7.5      No Duplicate Benefits; Dependents and Beneficiaries........66

         7.6      Transferred Employee Benefit Matters.......................66

         7.7      Welfare Plans..............................................67

         7.8      Paid Time Off..............................................68

         7.9      Employee Rights............................................68

         7.10     WARN Act Requirements......................................69

         7.11     Communications with Employees..............................69

ARTICLE 8             TAX COVENANTS..........................................69

         8.1      Tax Sharing Agreements.....................................69

         8.2      Liability for Taxes, Filing Returns........................69

         8.3      Audits.....................................................70

         8.4      Cooperation on Tax Matters.................................71

         8.5      Defense of Tax Claim.......................................71

         8.6      Resolution of Disagreements Between Buyer and Seller.......72

         8.7      Tax Elections..............................................72

         8.8      Post-Closing Elections.....................................72

         8.9      Transfer Taxes.............................................73

         8.10     Section 754 Elections......................................73

         8.11     Allocation of Purchase Price...............................73

         8.12     Section 338(h)(10) Election................................73

         8.13     Tax Carryovers.............................................74

         8.14     Refunds....................................................74

         8.15     Post-Closing Transactions not in the Ordinary Course;
                   Indemnification...........................................74

ARTICLE 9             OTHER COVENANTS........................................74

         9.1      Confidentiality............................................74

         9.2      Information Releases.......................................75

         9.3      Intellectual Property......................................75

         9.4      Insurance..................................................75

         9.5      Further Assurances.........................................76

ARTICLE 10            INDEMNIFICATION........................................76

         10.1     Survival of Representations, Warranties and Covenants......76

         10.2     Indemnification............................................77

         10.3     Limitations on Claims for Losses...........................78

         10.4     Indemnification Procedure as to Third-Party Claims.........79

         10.5     Adjustment For Insurance and Tax Benefits..................80

         10.6     Payment....................................................80

         10.7     Other Rights and Remedies..................................81

         10.8     Tax Indemnification........................................81

         10.9     Treatment of Indemnity Payments............................81

ARTICLE 11            TERMINATION............................................82

         11.1     Termination................................................82

         11.2     Limitation on Right of Termination.........................82

         11.3     Effect of Termination......................................83

ARTICLE 12            MISCELLANEOUS..........................................83

         12.1     Notices....................................................83

         12.2     Expenses...................................................83

         12.3     Successors and Assigns.....................................84

         12.4     Amendments.................................................84

         12.5     Captions...................................................84

         12.6     Entire Agreement...........................................84

         12.7     Waiver.....................................................84

         12.8     Third Parties..............................................84

         12.9     Counterparts...............................................84

         12.10    Governing Law..............................................84

         12.11    Severability...............................................85

         12.12    Specific Performance.......................................85

         Exhibits
         --------

         Exhibit A         -    Form of Assignment Instrument
         Exhibit B         -    Form of Legal Opinion of Seller's Counsel
         Exhibit C         -    Form of Regulatory Opinion of Seller's Counsel


         Schedules
         ---------

         Schedule 1.1(a)   -    Accounting Principles
         Schedule 1.1(b)   -    Agreed Value of Each Cellular Entity
         Schedule 1.1(c)   -    Seller Persons with Knowledge
         Schedule 1.1(d)   -    Buyer Persons with Knowledge
         Schedule 2.4(a)   -    Affiliate Assets (Cellular Interests)
         Schedule 2.4(b)   -    Excluded Licenses
         Schedule 3.2(b)   -    Organizational Documents
         Schedule 3.4(a)   -    CenturyTel Entities
         Schedule 3.4(b)   -    Minority Interests
         Schedule 3.4(c)   -    Cellular Interest Holders
         Schedule 3.4(d)   -    First Refusal Rights
         Schedule 3.4(e)   -    Capital Contributions
         Schedule 3.4(f)   -    Cellular Agreements
         Schedule 3.5      -    No Other Investments
         Schedule 3.6      -    Consents, Approvals and Authorizations
         Schedule 3.7(a)   -    Company Financial Statements
         Schedule 3.7(b)   -    Operated Cellular Entity Financial Statements
         Schedule 3.8      -    Material Adverse Changes
         Schedule 3.9(a)   -    Material Contracts
         Schedule 3.10     -    Insurance Policies
         Schedule 3.11     -    Tax Matters
         Schedule 3.11(f)  -    Tax Jurisdictions
         Schedule 3.11(q)  -    Seller Group Members
         Schedule 3.11(s)  -    Partnerships
         Schedule 3.12(a)  -    Litigation
         Schedule 3.12(b)  -    Fines and Penalties
         Schedule 3.13(a)  -    Company Authorizations
         Schedule 3.14(a)  -    Employment Benefit Plans and Agreements
         Schedule 3.15(a)  -    Real Property
         Schedule 3.15(b)  -    Existing Real Property Liens
         Schedule 3.16(a)  -    Assets
         Schedule 3.16(b)  -    Existing Asset Liens
         Schedule 3.16(d)  -    Affiliate Rights
         Schedule 3.17     -    Sufficiency of Assets and Real Property
         Schedule 3.18     -    Environmental Matters
         Schedule 3.18(e)  -    Storage Tanks
         Schedule 3.19     -    Labor Relations
         Schedule 3.20     -    Compliance with Law
         Schedule 3.21     -    Notes and Accounts Receivable
         Schedule 3.22     -    Inventories
         Schedule 3.23(a)  -    Intellectual Property
         Schedule 3.23(c)  -    IP Claims
         Schedule 3.25     -    Subscribers and Agreements
         Schedule 3.26     -    Liabilities
         Schedule 3.27     -    First Refusal Rights
         Schedule 3.28     -    Brokers and Finders Fees of Seller
         Schedule 3.29(a)  -    Towers
         Schedule 3.30(a)  -    Roaming
         Schedule 3.30(b)  -    SID or BID Loading Obligations
         Schedule 3.30(c)  -    Roaming Charge Claims
         Schedule 3.31(b)  -    Certain Relationships
         Schedule 3.32     -    Bundled Subscribers
         Schedule 3.33     -    Business Relationships
         Schedule 4.3      -    Consents, Approvals and Authorizations of Buyer
         Schedule 4.4      -    Brokers or Finders Fees of Buyer
         Schedule 5.3      -    Interim Reports
         Schedule 5.4      -    Conduct of Business
         Schedule 5.5(a)   -    Form of Waiver and Release
         Schedule 5.5(b)(i)     Form of Offer Notice
         Schedule 5.5(b)(ii)    Form of Purchase Agreement
         Schedule 5.5(c)   -    Form of follow-up Offer Notices
         Schedule 5.6      -    Bundling
         Schedule 5.10(a)  -    Affiliate Contracts to be Terminated at Closing
         Schedule 5.11     -    Capital Expenditure Budget
         Schedule 5.14(c)  -    Commercial Mobile Service Switches
         Schedule 5.14(g)  -    Switch Upgrades
         Schedule 5.19     -    Acknowledgements
         Schedule 6.1(b)   -    Regulatory Approvals
         Schedule 6.2(b)   -    Regulatory Approvals
         Schedule 7.1(a)   -    Active Employees, Transition Employees and
                                 Leave Recipients
         Schedule 7.2(b)   -    Severance Schedule
         Schedule 8.12     -    Section 338(h)(10) Election Allocation
         Schedule 10.2(a)  -    Seller Disclosed Claims
         Schedule 10.2(b)  -    Buyer Disclosed Claims





                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of March 19, 2002, is entered into between CenturyTel, Inc., a Louisiana corporation ("Seller"), and ALLTEL Communications, Inc., a Delaware corporation ("Buyer").


                               R E C I T A L S

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all Shares (as defined below) of CenturyTel Wireless, Inc., a Louisiana corporation (the "Company"), in accordance with the terms and conditions of this Agreement (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                 ARTICLE 1
                                DEFINITIONS

         1.1 Terms. For purposes of this Agreement (including the Schedules hereto), the following terms are defined as set forth below:

         "Acknowledgement" is defined in Section 5.19.

         "Acquisition" means any acquisition of capital stock, equity interests, voting securities, limited partner interests, general partner interests, membership interests, units or other equity or similar interests, of any Person or any acquisition of assets, properties or rights of a Person (other than sales of goods or services in the ordinary course of business), including any acquisition structured as a merger, consolidation, business combination, liquidation, dissolution, reorganization, recapitalization, share exchange or similar transaction.

         "Active Employees" is defined in Section 7.1(b).

         "Adequate Service" means, collectively, the requirements of the applicable statutes and rules and regulations of the FCC regarding adequate service (47 CFR 24.203(b)).

         "Adjusted Purchase Price" is defined in Section 2.2(a).

         "Affiliate" or "affiliate" means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

         "Affiliate Assets" is defined in Section 2.4(a).

         "Affiliated Charges" means expenses billed or allocated to the CenturyTel Entities by Seller or any of its Affiliates, and as reflected as Affiliated Charges in Schedule 3.7(a) and calculated on a basis consistent with GAAP and the accounting principles and methodologies set forth on Schedule 1.1(a), including, without limitation, expenses related to finance and accounting, human resources, treasury, data processing, corporate and wireless management, legal, marketing, network planning and other corporate functions.

         "Agreed Value" means the amount set forth on Schedule 1.1(b) for the aggregate value of all Cellular Interests in each Cellular Entity.

         "Agreement" means this Stock Purchase Agreement and all Schedules and Exhibits attached hereto, as amended, restated, modified or supplemented from time to time in accordance with the terms and conditions hereof or thereof.

         "ALLTEL" means ALLTEL Corporation, a Delaware corporation.

         "Allocation" is defined in Section 8.12(b).

         "Amended E-911 Waiver" is defined in Section 5.1(a).

         "Applicable Rate" means the "Prime Rate" set forth in the "Money Rates" table of The Wall Street Journal, New York edition, on the date of calculation, plus two percent (2%).

         "Arbitrator" is defined in Section 2.3(c).

         "Asset Listing" is defined in Section 5.18(b).

         "Assets" means, collectively, all of the assets, properties and rights owned, leased or licensed by the CenturyTel Entities or used or held for use in the Business, including without limitation all assets, properties and rights reflected in the Most Recent Fiscal Year End Company Financial Statements and the Operated Cellular Entity Current Balance Sheets or related to or held for use in connection with the Company PCS Licenses, and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practices and consistent with this Agreement other than the Excluded Assets.

         "Assignment Instrument" is defined in Section 2.4(a).

         "Authorizations" means, as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, qualifications and other authorizations issued or granted to such Person by or under all federal, state, local or foreign laws and Governmental Authorities and all industry or other nongovernmental self-regulatory organizations.

         "Base Purchase Price" is defined in Section 2.2(a).

         "BID" means a five-digit code administered by CIBERNET Corporation that may be used instead of a SID for billing purposes to indicate a specific service area within a SID.

         "BTA" means a Basic Trading Area.

         "Business" means the business of (i) owning the Cellular Interests and the Company FCC Authorizations and (ii) providing Cellular Service by the CenturyTel Entities.

         "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in New York City, New York are closed.

         "Buyer" is defined in the Preamble.

         "Buyer Defined Contribution Plan" is defined in Section 7.6(c).

         "Buyer Indemnitee" means the Buyer, its Affiliates, and their respective officers, directors, managers, agents, employees, successors and assigns.

         "Buyer Pension Plan" is defined in Section 7.6(c).

         "Buyer Welfare Plans" is defined in Section 7.7(a).

         "Capital Expenditure Amount" is defined in Section 5.11.

         "Capital Expenditure Budget" is defined in Section 5.11.

         "Cellular Agreements" means the general partnership agreements, limited partnership agreements, membership agreements, operating agreements, organizational documents or similar instruments under which the rights of holders of Cellular Interests are governed, together with any amendments, supplements and modifications thereto and waivers in effect thereunder.

         "Cellular Entities" means all Persons engaged in Cellular Service in which the Company or any Affiliate of the Company, either directly or indirectly, owns any capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest.

         "Cellular Interest" means any capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest in a Cellular Entity owned by the Company or any Affiliate of the Company, other than any Excluded Cellular Interest.

         "Cellular Service" means the marketing, selling and/or provisioning of Commercial Mobile Service, including, without limitation, on a wholesale and retail basis.

         "CenturyTel E-911 Waiver" is defined in Section 3.13(b).

         "CenturyTel Entities" means any or all of the Company and its Subsidiaries, including, without limitation, the Operated Cellular Entities.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et. seq.

         "Claim" is defined in Section 10.4(a).

         "Closing" means the consummation of the Stock Sale in accordance with
Section 2.5.

         "Closing Date" means the date on which the Closing occurs, as determined in accordance with Section 2.5.

         "Closing Date Statement" is defined in Section 2.3(a).

         "Closing Net Working Capital" means Net Working Capital as of and including the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Mobile Service" has the meaning set forth in 47 U.S.C.
Section 332(d).

         "Communications Act" means the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et. seq.

         "Company" is defined in the Preamble.

         "Company Authorizations" is defined in Section 3.13.

         "Company FCC Authorizations" means (i) all Company PCS Licenses and
(ii) all FCC Authorizations issued to a CenturyTel Entity or Cellular Entity, including, without limitation, those Company PCS Licenses and FCC Authorizations identified on Schedule 3.13(a).

         "Company Financial Statements" is defined in Section 3.7(a).

         "Company Intellectual Property" means all Intellectual Property that is used in the Business, including, without limitation, the Intellectual Property set forth on Schedule 3.23(a).

         "Company MSAs/RSAs" means those MSAs and RSAs listed on Schedule
3.13(a).

         "Company PCS Licenses" mean the personal communication service licenses issued by the FCC to MVI Corp. for the MTAs and BTAs listed on Schedule 3.13(a).

         "Confidentiality Agreement" means the non-disclosure agreement between ALLTEL and Seller dated October 24, 2001.

         "Control," and its correlative meanings "Controlling" and "Controlled," mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other ownership interest, by contract, or otherwise.

         "Current Assets" means those assets of the CenturyTel Entities classified as "current assets" in accordance with GAAP, less the Proportionate Share of such CenturyTel Entities owned by Persons who are not Affiliates of Seller, other than any (i) cash equivalents or any other amounts that have been or will be distributed to Seller in accordance with Section 2.6, (ii) Inventory other than cellular handsets and accessories, (iii) Inventory that is obsolete, discontinued, used, damaged or defective, (iv) receivables that have been classified as doubtful or uncollectible in accordance with GAAP, and (v) Intercompany Receivables.

         "Current Liabilities" means those liabilities of the CenturyTel Entities classified as "current liabilities" in accordance with GAAP, less the Proportionate Share of such CenturyTel Entities owned by Persons who are not Affiliates of Seller, other than any Intercompany Payables.

         "Damaged Assets" is defined in Section 9.4.

         "Distribution" means any dividend, distribution or other payment of cash or any other assets, properties or rights by a CenturyTel Entity or Cellular Entity to a stockholder, partner, member, unit holder, or other equity or similar interest holder.

         "Due Date" is defined in Section 10.6(a).

         "E-911 Waiver" is defined in Section 5.1(a).

         "Effective Time" is defined in Section 2.5.

         "Eligible Employees" is defined in Section 7.1(a).

         "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA, 29 U.S.C. Section 1002(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA, 29 U.S.C. Section 1002(1).

         "Employment Agreement" is defined in Section 3.14(a).

         "Environmental Claims" means any and all administrative or judicial actions, suits, orders, claims, Liens, notices, violations or proceedings related to any applicable Environmental Law or any Environmental Permit brought, issued or asserted by (i) a Governmental Authority for compliance, damages, penalties, removal, response, remedial or other action in accordance with any applicable Environmental Law or Environmental Permit or (ii) any Person other than a Governmental Authority seeking damages, contribution, remediation or other action for personal injury or property damage resulting from the release of a Hazardous Material at, to or from any present or former facility of any CenturyTel Entity or any real property upon which any present or former facility of any CenturyTel Entity is or was located or upon which the Business is or was operated.

         "Environmental Condition" means, as to any property, any condition or circumstance, including without limitation, the presence of any unregistered above or below ground storage tank for Hazardous Materials or the presence of Hazardous Materials, that (i) requires abatement or correction under the Environmental Laws, (ii) gives rise to any civil or criminal Liability under any Environmental Law relating to the use or occupancy of such property or (iii) constitutes a public or private nuisance.

         "Environmental Law" means any law relating to or otherwise imposing Liability or standards of conduct concerning pollution or protection of the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata), Environmental Conditions, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials and other pollutants, contaminants or chemicals.
Environmental Laws shall include without limitation CERCLA, the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the National Historic Preservation Act (16 U.S.C. Section 470 et seq.), NEPA, the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous laws thereunder, all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "Environmental Permits" means all permits, licenses, approvals, authorizations, or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001 et. seq.

         "ERISA Plans" means Employee Pension Benefit Plans and Employee Welfare Benefits Plans.


         "Estimated Sales Acquisition Cost" is defined in Section 2.2(b).

         "Estimated Capital Expenditure Amount" is defined in Section 2.2(b).

         "Estimated Net Working Capital" is defined in Section 2.2(b).

         "Estimated Purchase Price" is defined in Section 2.2(a).

         "Excluded Assets" means the Excluded Licenses, any Excluded Cellular Interests and the assets, properties and rights described in Section 5.5(d)(iii) or Schedule 3.17.

         "Excluded Cellular Interest Amounts" means, with respect to any Excluded Cellular Interests, the greater of (i) the Agreed Value of the Cellular Interests that have become such Excluded Cellular Interests in accordance with either Section 5.5(d) or 5.19 or (ii) any payments received, or to be received, by Seller or any of its Affiliates in the event such Excluded Cellular Interest has been sold or transferred, or is to be sold or transferred, by Seller or any Affiliate of Seller to any First Refusal Right Holder.

         "Excluded Cellular Interest" is a Cellular Interest that becomes excluded, in accordance with the terms and conditions of Section 5.5(d) or
Section 5.19, from the Cellular Interests for which the Buyer is to assume Control at the Closing.

         "Excluded Licenses" means the personal communication service licenses issued by the FCC to MVI Corp. for the MTAs and BTAs listed on Schedule 2.4(b).

         "Existing Liens" means those Liens listed on Schedules 3.15(b) and 3.16(b).

         "FCC" means the United States Federal Communications Commission.

         "FCC Authorization" means any Authorization issued by the FCC to a Person to construct, own and operate Commercial Mobile Service systems, including, without limitation, associated microwave facilities, and all construction permits that have been applied for to the FCC or issued by the FCC to such Person with respect to construction of Commercial Mobile Service systems and related stations and facilities.

         "FCC Construction Notification Requirement" is defined in Section 3.13(c).

         "FCC Construction Requirement" is defined in Section 3.13(c).

         "FCC Mandates" means, collectively, the requirements of the applicable statutes and rules and regulations of the FCC regarding (i) the Communications Assistance for Law Enforcement Act (Pub. L. No. 103-414.108 Stat.4279 (1994) (codified as amended in 18 U.S.C. Sections 2522 and 3121 and 47 U.S.C. Sections 229, 1001-1010)) and the rules promulgated thereunder at 47 CFR Subpart J Sections 22.1000 et. seq., (ii) E-911 (47 CFR Section 20.18), including without limitation E-911/TTY Digital Compatibility (47 CFR Section 20.18(c)), and (iii) Number Portability (47 CFR Section 52.31), and (iv) Number Pooling (including the ability to support roaming of pooled numbers) (47 CFR Section 52.20).

         "Final Order" means any Governmental Order as to which (i) no timely request for a stay or any similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such a request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending, and the time for the filing of any such petition or application has passed, (iii) no Governmental Authority has undertaken to reconsider the action on its own motion, and the time within which it may affect such reconsideration has passed and (iv) no appeal is pending (including administrative or judicial review) or in effect, and any deadline for filing any such appeal that may be specified by statute or rule has passed.

         "First Refusal Exercise" is defined in Section 5.5(d)(i).

         "First Refusal Exercise Event" means the occurrence of any First Refusal Exercise with respect to any Cellular Interest listed on Schedule 3.27 that is agreed upon by the parties in writing as triggering a First Refusal Exercise Event.

         "First Refusal Right" means any right of first refusal, right of first offer, preemptive right, right to consent, put right, call right, tag along right, default or similar right or other adverse claim of any kind or nature whatsoever in favor of any Person with respect to a Cellular Interest.

         "First Refusal Percentage" means the portion of a Cellular Interest (represented as a percentage) that may be purchased or acquired, or has been purchased or acquired, by a First Refusal Right Holder in accordance with a First Refusal Right.

         "First Refusal Right Holder" means any Person identified in Schedule
3.27 who owns or holds or who Buyer reasonably believes may claim a First Refusal Right.

         "GAAP" means United States generally accepted accounting principles, as interpreted or applied in accordance with the rules, regulations and orders of the SEC and the accounting principles set forth on Schedule 1.1(a).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity or enterprise (including, without limitation, a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Order" means, as to any Person, any judgment, injunction, decree, order or other determination of any Governmental Authority, including, without limitation, the FCC, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Ground Lease" means a lease of real property, easement, right of way, or other right of use agreement, pursuant to which a CenturyTel Entity holds a leasehold interest, leasehold estate or other real property interest or other right of use agreement for a Tower Site, together with any amendments, supplements and modifications thereto and waivers in effect thereunder.

         "Hazardous Material" means any hazardous or toxic substance, material or waste which is regulated by any Governmental Authority, including, without limitation, any material or substance that is (i) defined as a "hazardous substance" under applicable state law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et. seq. (33 U.S.C. Section 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of CERCLA, (vii) defined as a "regulated substance" pursuant to Section 9001 of the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6991), or (viii) otherwise regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et. seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et. seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136, et. seq.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. Section 18a.

         "Indebtedness" means, as of the date of calculation, all obligations or other liabilities of a Person (i) for borrowed money, (ii) in respect of letters of credit, bankers' acceptances or other similar instruments or reimbursement obligations with respect thereto, (iii) to pay the deferred purchase price of any asset, property or right, (iv) under capitalized leases, (v) under an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (vi) of the types described in clauses (i) through (v) above guaranteed directly or indirectly by such Person or its Subsidiaries and (vii) under any mortgage, deed of trust, indenture, security agreement or other agreement securing any of the foregoing obligations; except that "Indebtedness" shall not include Current Liabilities.

         "Indemnitee" is defined in Section 10.4(a).

         "Indemnitor" is defined in Section 10.4(a).

         "Intellectual Property" means all copyrights, patents, trademarks, trade names, service marks, URLs, other proprietary rights and applications for the foregoing and all software, firmware, trade secrets, proprietary technologies, know-how, inventions, discoveries, improvements, processes and formulas (secret or otherwise) and other forms of intellectual property (whether owned or licensed).

         "Intercompany Payable" means a Liability of a CenturyTel Entity or Cellular Entity to an Affiliate of such Person.

         "Intercompany Receivable" means a Liability of an Affiliate of a CenturyTel Entity or Cellular Entity to any CenturyTel Entity or Cellular Entity.

         "Inventory" means all inventory held by or for the Business for consumption by or sale to any Person, including, without limitation, cellular handsets and accessories, whether or not obsolete, discontinued, damaged or defective.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" or "Knows" and words of similar import with respect to Seller or any of its Affiliates, means the knowledge of the Persons whose names are set forth on Schedule 1.1(c) hereto, and, with respect to Buyer, means the knowledge of the Persons whose names are set forth on Schedule 1.1(d) hereto, in each case after reasonable investigation.

         "Labor Contract" is defined in Section 3.14(a).

         "Leave Recipient" is defined in Section 7.1(b).

         "Liability" means any direct or indirect Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, responsibility or liability, fixed or unfixed, known or unknown, contingent or not contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated or secured or unsecured.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, voting trust agreement, or other adverse claim of any kind or nature whatsoever (including, without limitation, any First Refusal Right or any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Losses" means any and all damages, deficiencies, Liabilities, costs, and expenses.

         "Material Acknowledgement" means an Acknowledgement with respect to any Cellular Interest listed on Schedule 5.19 that is agreed upon by the parties in writing as constituting a Material Acknowledgement.

         "Material Contract" is defined in Section 3.9(b).

         "Minority Interests" means all Cellular Interests other than Cellular Interests in the Operated Cellular Entities.

         "Most Recent Fiscal Year End Company Financial Statements" is defined in Section 3.7(a).

         "MSA" means a Metropolitan Statistical Area.

         "MTA" means a Major Trading Area.

         "Multiemployer Plan" is defined in Section 3.14(e).

         "NEPA" means the National Environmental Policy Act of 1969, as amended, 42 U.S.C. Section 4321, et. seq.

         "Net Working Capital" means Current Assets minus Current Liabilities.

         "Network Construction" is defined in Section 5.14(c).

         "Network Operations Personnel" is defined in Section 5.14(a).

         "Network Plan" is defined in Section 5.14(b).

         "Offer Notice" is defined in Section 5.5(b).

         "Offer Price" means the purchase price (i) payable for any portion of a Cellular Interest that any Third Party has the right to purchase in accordance with a First Refusal Right and (ii) calculated in accordance with Section 5.5(b).

         "Operated Cellular Entity" means any Cellular Entity as to which either the Company or one of its Subsidiaries (i) owns fifty percent or more of the capital stock, limited partner interests, general partner interests, membership interests, units or other equity or similar interests issued by such Cellular Entity or (ii) manages such Cellular Entity under a Cellular Agreement, a management agreement or other contractual arrangement.

         "Operated Cellular Entity Current Balance Sheet" is defined in
Section 3.7(b).

         "Operated Cellular Entity Financial Statements" is defined in
Section 3.7(b).

         "Party" or "party" means a party to this Agreement.

         "Percentage Interest" means the portion allocated to a relevant Person of the earnings, profits, Losses and Distributions of a Cellular Entity or CenturyTel Entity in accordance with the Cellular Agreement or other organizational documents of such Cellular Entity or CenturyTel Entity.

         "Permitted Liens" means (i) Liens for current Taxes and assessments not yet due and payable, (ii) standard utility easements, covenants and restrictions of record that are immaterial in character, amount and extent, do not secure Indebtedness, and that do not detract from the value or interfere with the present or reasonably intended use of the assets or properties they affect,
(iii) mechanics', carriers', workers', repairers' and other statutory Liens arising in the ordinary course of business and which have not become due and payable, (iv) existing zoning or similar Requirements of Law or ordinances that do not materially, individually or in the aggregate, interfere with the present or reasonably intended use of the assets or properties they affect, (v) leases disclosed in the Schedules, and (vii) any other Liens that do not materially, individually or in the aggregate, interfere with the present or reasonably intended use of the assets or properties they affect.

         "Person" means an individual, general partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, unincorporated organization, joint venture, Governmental Authority or other entity or enterprise of whatever nature.

         "Plans" are defined in Section 3.14(a).

         "Postpay Subscribers" means the aggregate number of active mobile telephone numbers in service subscribed to the CenturyTel Entities for Commercial Mobile Service (excluding telephone numbers assigned pursuant to prepaid and reseller contracts or arrangements or relating to any Excluded Cellular Interest or Excluded Assets).

         "Purchase Price" is defined in Section 2.2(a).

         "Proportionate Share" means, with respect to any amount, the product of the relevant Person's Percentage Interest times such amount.

         "PSAP" is defined in Section 3.13(b).

         "Real Property" is defined in Section 3.15.

         "Release" has the meaning given to such term, or any term of similar import, in the Environmental Laws, including, without limitation, Section 101(22) of CERCLA, 42 U.S.C. 9601(22).

         "Requirement of Law" means, as to any Person, any permit, license, judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award issued or promulgated by a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

         "Resolution Period" is defined in Section 2.3(b).

         "Resolved Item" is defined in Section 2.3(b).

         "Retained Liabilities" means all Liabilities of Seller and its Affiliates, including without limitation, the CenturyTel Entities (other than Current Liabilities for which the Buyer receives an adjustment to the Purchase Price in accordance with Article 2) relating to, arising out of or in connection with, or resulting from the Business during the period up to and including the Effective Time, including, without limitation, any Liabilities with respect to
(i) any and all actions, suits, claims, proceedings, investigations or demands brought by a Person pertaining thereto to the extent the event, fact, circumstance or condition giving rise thereto occurred or came into existence at any time prior to and including the Effective Time or which result from or arise out of any action or inaction during the period prior to and including the Effective Time, (ii) any Indebtedness, (iii) Existing Liens (other than Permitted Liens), (iv) Excluded Assets, (v) any Distribution in accordance with
Section 2.6, or (vi) Intercompany Payables.

         "Retirement Eligible Transferred Employee" is defined in Section
7.7(b).

         "Roaming Expense" means expenses incurred in accordance with GAAP by the CenturyTel Entities for Commercial Mobile Service provided to subscribers of the CenturyTel Entity by other Commercial Mobile Service providers, including, without limitation, expenses related to air time, toll and other charges applicable thereto.

         "Roaming Partners" is defined in Section 3.30(a).

         "Roaming Revenue" means revenue recognized in accordance with GAAP by the CenturyTel Entities for Cellular Service provided by CenturyTel Entities to subscribers of other Commercial Mobile Service providers, including, without limitation, revenues related to air time, toll and other charges applicable thereto.

         "RSA" means a Rural Service Area.

         "Sales Acquisition Cost" means the costs incurred by the CenturyTel Entities in a manner consistent with the covenants and agreements in this Agreement for the sales and marketing of the products and services of the Business and shall include the cost of handsets and related accessories, less amounts received from subscribers therefor. Sales Acquisition Cost shall be calculated (i) on a basis consistent with the accounting principles and methodologies set forth on Schedule 1.1(a) hereto and shall not include costs that were allocated or charged during the twelve months ended December 31, 2001 under the categories "Operating," "General & Administrative," "Customer Service," "Depreciation and Amortization" and "Affiliated Charges" as shown on the attached Schedule 1.1(a), (ii) for the period commencing January 1, 2002 and up to and including the month in which the Closing occurs; prorated for the number of days, if any, between the Closing Date and the last day of the calendar month in which the Closing Date occurs and (iii) to exclude any costs that were incurred as a result of a breach of any covenant or agreement in this Agreement and shall include the full amount of any costs that have been reduced as a result of a breach of any covenant or agreement of this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Basis Financial Statements" is defined in Section 5.13.

         "Section 338(h)(10) Election" is defined in Section 8.12(a).

         "Securities Act" means the Securities Act of 1933, as amended, 15 U.S.C. Section 77a et. seq.

         "Seller" is defined in the Preamble.

         "Seller Deductible" is defined in Section 10.3(a).

         "Seller Group" means the group of Persons filing consolidated federal income Tax Returns of which Seller is the common parent.

         "Seller Indemnitee" means the Seller, its Affiliates and their respective officers, directors, managers, agents, employees, successors and assigns.

         "Seller Pension Plans" is defined in Section 7.6(a).

         "Seller Straddle Period Taxes" is defined in Section 8.2(c).

         "Seller Transaction Representations" is defined in Section 10.1(a)(i).

         "Seller Welfare Plans" is defined in Section 7.7(b).

         "Shares" means the entire authorized, issued and outstanding shares of capital stock of the Company and any and all outstanding rights, options, warrants, conversion rights, stock appreciation rights and other equity or similar interests in the Company.

         "SID" means the five-digit code assigned to each market by the FCC for each FCC Authorization.

         "State Commissions" is defined in Section 3.13.

         "Stock Sale" means the sale of the Shares contemplated by Section 2.1.

         "Straddle Period" is defined in Section 8.2(c).

         "Subsidiary" means, as to any Person, any other Person (i) of which such Person directly or indirectly owns 50% or more of the issued and outstanding capital stock, limited partner interests, general partner interests, membership interests, units or other equity or similar interests, (ii) of which such Person possesses the right to elect 50% or more of the directors, managers or Persons holding similar positions or (iii) which such Person Controls directly or indirectly through one or more Persons.

         "Targeted Capital Expenditure Amount" means, with respect to the CenturyTel Entities, $5,000,000 multiplied times the number of calendar months during the period commencing January 1, 2002 and up to and including the month in which the Closing occurs.

         "Targeted Sales Acquisition Cost" means, with respect to the CenturyTel Entities, $8,166,666 multiplied times the number of calendar months during the period commencing January 1, 2002 and up to and including the month in which the Closing occurs; prorated for the number of days, if any, between the Closing Date and the last day of the calendar month in which the Closing Date occurs.

         "Tax" or "Taxes" means any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable in accordance with any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

         "Third Party" means any Person other than Buyer, Seller or any of their respective Affiliates.

         "Third-Party Interest" means any capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest in a Cellular Entity owned by any Person other than the Company or any Affiliate of the Company.

         "Total Subscribers" means the aggregate number of active mobile telephone numbers in service subscribed to the CenturyTel Entities for Commercial Mobile Service.

         "Tower Documents" means each of the following with respect to each Tower Site: (i) a fully executed Ground Lease or, if applicable, a deed, (ii) chain of all applicable assignments or transfers of Ground Leases or, if applicable, deeds, (iii) a Phase I environmental site assessment report, (iv) a real property boundary survey (including, without limitation, all access and utility easements), (v) a 1A or 2C site survey, (vi) all easements and the chain of applicable assignments or transfers of such easements, (vii) written evidence of full compliance with NEPA, in a form reasonably acceptable to Buyer (including, without limitation, letters from applicable Governmental Authorities assessing any effects on fish and wildlife and on sites within the jurisdiction of any federal or state historic preservation authority), (viii) title reports, commitments or policies of the CenturyTel Entity's leasehold or fee simple interest, (ix) Tower site plans, Tower drawings, and foundation plans, (x) all lease, license and sublease agreements whereby any Third Party uses or has the right to use any portion of the Tower Site, and (xi) final zoning approval or determination, conditional use permits, or a letter stating that no zoning was required and the basis thereof.

         "Towers" mean all communication towers (i) owned, leased or licensed by the CenturyTel Entities, or for which such entity holds an easement, right-of-way or other right to use or (ii) used in the Business, including, without limitation, those set forth on Schedule 3.29(a).

         "Tower Sites" is defined in Section 3.29(a).

         "Transition Employee Conversion Date" is defined in Section 7.1(a).

         "Transition Employees" is defined in Section 7.1(b).

         "Transition Services Agreement" means the Transition Services Agreement dated as of the date hereof, between Buyer and Seller.

         "Transferred Employees" is defined in Section 7.1(b).

         "Unresolved Item" is defined in Section 2.3(c).

1.2 Interpretation. Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) all references to "Schedules" are to the Schedules attached hereto and made a part hereof, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) all references to "Treas. Reg." refer to the U.S. Treasury Regulations governing federal income tax matters promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations), (v) all references to any statute or law, including, without limitation, the Code, Communications Act, ERISA, and NEPA, shall include any and all rules and regulations promulgated thereunder, as amended from time to time,
(vi) the term "including" means "including without limitation," (vii) all references to any particular statute shall be deemed to refer to such statute as amended through the Closing Date or any successor statute, (viii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and (ix) the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                 ARTICLE 2
                                STOCK SALE

         2.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, at the Closing Seller shall grant, sell, transfer and deliver to Buyer the entire right, title and interest of Seller in and to, and Buyer shall purchase from Seller, the Shares, free and clear of all Liens.

         2.2    Purchase Price.

         (a) In consideration of the Stock Sale and the transactions contemplated hereby and subject to the terms and conditions of this Agreement, Buyer will pay to Seller an aggregate amount of cash equal to $1,650,000,000 (the "Base Purchase Price"), minus (i) the aggregate amount of all Excluded Cellular Interest Amounts (as so adjusted, the "Adjusted Purchase Price"), plus
(ii) Estimated Net Working Capital, if such amount is positive (or minus Estimated Net Working Capital, if such amount is negative), minus (iii) the amount, if any, by which the Targeted Capital Expenditure Amount exceeds the Estimated Capital Expenditure Amount and minus (iv) the amount, if any, by which the Targeted Sales Acquisition Cost exceeds the Estimated Sales Acquisition Cost (the Adjusted Purchase Price, as adjusted for items (ii), (iii) and (iv), the "Estimated Purchase Price"). The Base Purchase Price is equal to the sum of the Agreed Values of all Cellular Interests. The Estimated Purchase Price shall be subject to adjustment as provided in Section 2.3 (as adjusted, the "Purchase Price"). The Estimated Purchase Price shall be paid by wire transfer of immediately available funds in U.S. dollars to an account to be designated by Seller in writing to Buyer no later than two Business Days prior to the Closing Date.

         (b) Not less than 14 calendar days prior to the Closing Date, Seller will deliver to Buyer (i) a written statement (with appropriate supporting documentation) of its good faith calculation of Closing Net Working Capital (the "Estimated Net Working Capital"), the Capital Expenditure Amount through the Closing Date (the "Estimated Capital Expenditure Amount"), and the Sales Acquisition Cost (the "Estimated Sales Acquisition Cost") with Estimated Net Working Capital and Estimated Sales Acquisition Cost to be calculated on a basis consistent with the accounting principles and methodologies set forth on
Schedule 1.1(a) and (ii) the Estimated Purchase Price based thereon. Seller shall cooperate with Buyer to provide Buyer with a reasonable opportunity to review and comment upon Seller's calculation of the Estimated Net Working Capital, Estimated Capital Expenditure Amount and Estimated Sales Acquisition Cost. Seller shall provide Buyer and its authorized representatives reasonable access during normal business hours and without significant disruption to the business of the Seller and its Affiliates and to all books, records and employees of Seller and its Affiliates having relevant information concerning the Estimated Net Working Capital, Estimated Capital Expenditure Amount and Estimated Sales Acquisition Cost. Within 10 calendar days after receipt of Seller's calculation of the Estimated Purchase Price, Buyer shall, in a written notice to Seller, either accept Seller's calculation of the Estimated Purchase Price or provide a written notice containing Buyer's good faith calculation of the Estimated Net Working Capital Amount, the Estimated Capital Expenditure Amount and Estimated Sales Acquisition Cost and describing any objections to Seller's calculation with particularity. If Seller shall not have received a written notice of a revised calculation within this 10 calendar day period, Buyer will be deemed irrevocably to have accepted Seller's calculation of the Estimated Purchase Price. If Buyer notifies Seller of its revised calculation in accordance with this Section, Buyer and Seller shall attempt to resolve their differences through representatives who are duly authorized to negotiate with respect to all differences, and any resolution by them as to disputed amounts shall be in writing. If the parties are not able to resolve their differences prior to the Closing Date, the parties shall use the arithmetic mean of the two calculations of Estimated Purchase Price delivered by each of Buyer and Seller in accordance with this Section 2.2(b) for the purposes of calculating the Estimated Purchase Price.

         2.3    Closing Date Statement.

         (a) Within 60 calendar days after the Closing Date, Seller shall prepare and deliver to Buyer a written statement (with appropriate supporting documentation) (collectively, the "Closing Date Statement") of the Closing Net Working Capital, the Capital Expenditure Amount and the Sales Acquisition Cost calculated on a basis consistent with GAAP and the accounting principles and methodologies set forth on Schedule 1.1(a).

         (b) Within 30 calendar days after receipt of the Closing Date Statement, Buyer shall, in a written notice to Seller, either accept the Closing Date Statement or describe any objections (as permitted under this Section 2.3(b) with reasonable particularity). If Seller shall not have received a written notice of proposed adjustments within this 30 calendar day period, Buyer will be deemed irrevocably to have accepted such Closing Date Statement. In addition, any item included in the Closing Date Statement that is not objected to by Buyer with reasonable particularity shall be deemed to have been irrevocably accepted by Buyer ("Resolved Items") and any amounts included within such item shall be deemed to be final, binding and conclusive. If Buyer notifies Seller of its objections to the Closing Date Statement in accordance with this Section, the parties shall, within 10 calendar days (or such longer period as the parties may mutually agree) following such notice (the "Resolution Period"), attempt through representatives who are duly authorized to negotiate with respect to all outstanding differences to resolve their differences, and any written resolution by them as to any disputed amounts shall be final, binding and conclusive.

         (c) Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Items") shall be submitted to binding arbitration in the state of Delaware for a resolution of the Unresolved Items. Except as otherwise provided in this Section 2.3(c), the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

               (i) The arbitrator (the "Arbitrator") shall be selected by the parties in good faith and in a timely fashion, but in no event later than 10 calendar days after the expiration of the Resolution Period.
         In the event that the parties are unable to agree on the selection of the Arbitrator, either party may request the American Arbitration Association to appoint the Arbitrator. Prior to the commencement of hearings, the Arbitrator shall take an oath of impartiality.

                (ii) The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                (iii) Any determination rendered pursuant to this Section 2.3(c) shall be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction. The Arbitrator shall set forth in writing the deter-mination of the Unresolved Items and a calculation of the Closing Net Working Capital, Capital Expenditure Amount or Sales Acquisition Cost, based upon the amount of Resolved Items and the Arbitrator's deter-minations of the Unresolved Items.

                (iv) Unless Buyer and Seller otherwise mutually agree in writing, Buyer and Seller shall share the fees and expenses of the Arbitrator based on the following formulas: (i) Seller shall pay a portion of such fees and expenses equal to the total of such fees and expenses multiplied by a fraction, the numerator of which is the dollar amount of Unresolved Items resolved in favor of Buyer and the denominator of which is the total dollar amount of Unresolved Items; and (ii) Buyer shall pay a portion of fees and expenses equal to the total of such fees and expenses multiplied by a fraction, the numerator of which is the dollar amount of Unresolved Items resolved in favor of Seller and the denominator of which is the total dollar amount of Unresolved Items. Each party shall bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any determination rendered pursuant to this Section 2.3(c), the prevailing party in such a proceeding shall be entitled to recover reasonable attorney's fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         (d) Upon any (i) agreement or deemed agreement by Buyer and Seller as to the Closing Net Working Capital, Capital Expenditure Amount or Sales Acquisition Cost or (ii) the Arbitrator's determination of the Closing Net Working Capital, Capital Expenditure Amount or Sales Acquisition Cost, the parties shall, based thereupon, calculate the Purchase Price. If the Purchase Price as finally determined above is greater than the Estimated Purchase Price, Buyer shall promptly, but no later than two Business Days after such agreement or determination, pay to Seller the amount of such difference. If the Purchase Price as finally determined above is less than the Estimated Purchase Price, Seller shall promptly, but no later than two Business Days after such agreement or determination, pay to Buyer the amount of such difference.

         (e) Any amount paid in accordance with this Section 2.3 shall bear interest from and after the Closing Date through but excluding the date of payment, at the rate per annum equal to the Applicable Rate on the Closing Date. Such interest shall accrue daily on the basis of a 365-day year.

         (f) All amounts payable in accordance with this Section 2.3 shall be paid by delivery of immediately available funds by wire transfer in U.S. dollars to, in the case of amounts payable by Buyer, the account identified by Seller in accordance with Section 2.2 above or an alternate account that Seller may designate in writing or, in the case of amounts payable by Seller, to such account as Buyer may designate in writing to Seller.

         (g)    During the period of any review or dispute as provided in this
Section 2.3, Seller shall provide Buyer and its authorized representatives reasonable access during normal business hours and without significant disruption to the business of Seller and its Affiliates, to all books, records and employees of Seller and its Affiliates having relevant information concerning the Closing Date Statement to the extent that such information was used in the calculation of the Closing Net Working Capital, Capital Expenditure Amount or Sales Acquisition Cost reflected thereon.

         2.4    Affiliate Assets.

         (a) To the extent necessary Seller shall, and shall cause any of its Affiliates to, transfer and assign prior to the Closing Date all of Seller's and any of its Affiliate's right, title and interest in and to (i) assets, properties and rights of every kind and description whatsoever, including, without limitation, real and personal property, that are used primarily in the Business but are owned by Seller or any of its Affiliates other than the CenturyTel Entities (the "Affiliate Assets") to the Company or one or more of its wholly-owned Subsidiaries and (ii) the Cellular Interests listed on Schedule 2.4(a) to the applicable CenturyTel Entity for each such Cellular Interest specified on Schedule 2.4(a), in each case under clauses (i) and (ii) in the form of the assignment instrument attached hereto as Exhibit A (the "Assignment Instrument") or the applicable purchase agreement in the form attached hereto as
Schedule 5.5(b)(ii).

         (b) Buyer acknowledges that it will not be acquiring the Excluded Licenses listed on Schedule 2.4(b), and that Seller may cause MVI Corp. to transfer and assign on or before the Closing Date all right, title and interest of MVI Corp. in and to the Excluded Licenses to Seller or one of its Affiliates. Any transfers or other actions taken with respect to the Excluded Licenses pursuant to this Section 2.4(b) shall be without recourse to, and shall not impose any Liability upon, any CenturyTel Entity from and after the Closing Date. Without limiting the generality of the preceding sentence and in addition to the indemnification obligations of Seller set forth elsewhere herein, Seller shall indemnify, defend and hold harmless each Buyer Indemnitee against and in respect of any and all Losses or Taxes incurred or suffered by any Buyer Indemnitee that result from, relate to or arise out of any breach of this
Section 2.4(b).

         2.5 Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms and conditions of this Agreement, the Closing shall occur, unless otherwise agreed to in writing by the parties, at 9:00 a.m. central time on the last Business Day of the calendar month in which the last condition precedent set forth in Article 6 (other than such other conditions precedent that are not capable of being satisfied until the Closing) is satisfied or waived. If the Closing occurs, for purposes of this Agreement the Closing shall be deemed to have occurred at 11:59 p.m. central time on the Closing Date (the "Effective Time"). The Closing shall take place at the office of Buyer in Little Rock, Arkansas.

         2.6 Cash Distributions to Seller. Prior to the Closing, Seller may cause the Company, in one or more transactions among or involving the CenturyTel Entities, to pay to Seller all cash received by Company or any CenturyTel Entity that constitutes an Excluded Cellular Interest Amount. In addition, at or prior to the Closing and subject to the terms and conditions of this Agreement and the applicable Cellular Agreements, Seller may, at its option, cause the Company, in one or more series of dividends, distributions or transactions among or involving the CenturyTel Entities, to pay Seller some or all of all other cash then held by the CenturyTel Entities (other than cash (i) attributable to the Proportionate Share of such CenturyTel Entities owned by Persons other than Seller or its Affiliates, which amounts may be paid to such Persons in the event Seller elects to effect the transactions contemplated hereunder through dividends, distributions or other transactions that by law must treat all equity holders equally, (ii) arising or resulting from a breach of any covenant or agreement in this Agreement or (iii) received from insurance as a result of any damage or destruction of Assets), including cash attributable to Taxes on the income of each CenturyTel Entity through the Effective Time. In connection with these transactions, Seller may, in its discretion, cause all intercompany accounts between any CenturyTel Entity, on the one hand, and Seller and any of its Affiliates (other than a CenturyTel Entity), on the other hand, to be satisfied and cancelled. All transfers and distributions effected by the Seller pursuant to this Section 2.6 shall be without recourse to, and shall not impose any Liability upon, any CenturyTel Entity from and after the Closing Date. Without limiting the generality of the preceding sentence and in addition to the indemnification obligations of Seller set forth elsewhere herein, Seller shall indemnify, defend and hold harmless each Buyer Indemnitee against and in respect of any and all Losses or Taxes incurred or suffered by any Buyer Indemnitee that result from, relate to or arise out of any breach of this Section 2.6.

         2.7 Deliveries at Closing. At the Closing and subject to the terms and conditions herein contained:

         (a)    Deliveries by Seller.  Seller shall deliver to Buyer:


                (i) a certificate representing all Shares, duly endorsed and in form for transfer to Buyer or accompanied by a stock power endorsed in blank in a form reasonably acceptable to Buyer;

                (ii) written evidence of the satisfaction, waiver or termination in accordance with Section 5.5 of all First Refusal Rights listed on Schedule 3.27;

                (iii) an Acknowledgement, duly executed and delivered by all necessary Persons in accordance with Section 5.19, with respect to each Cellular Interest listed on Schedule 5.19 (other than with respect to any such Cellular Interest that has become an Excluded Cellular Interest in accordance with Section 5.19);

                (iv) the original corporate (or similar records for non-corporate Persons) books and records for each CenturyTel Entity containing (1) true, correct and complete copies of all Cellular Agreements, articles of incorporation, bylaws, operating agreements or similar organizational documents (including, without limitation, all amendments, supplements and modifications thereto and waivers in effect thereunder) for each CenturyTel Entity, (2) capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest records for each CenturyTel Entity, (3) minutes of meetings of directors, managers, shareholders, members or persons exercising similar functions with respect to each CenturyTel Entity, and (4) any other similar records regularly maintained by each CenturyTel Entity;

                (v) the original corporate (or similar records for non-corporate Persons) books and records for each Cellular Entity (other than a CenturyTel Entity) relating to the ownership of Minority Interests containing (1) to the Knowledge of Seller, true, correct and complete copies of all Cellular Agreements, articles of incorporation, bylaws, operating agreements or similar organizational documents (including, without limitation, all amendments, supplements and modifications thereto and waivers in effect thereunder) for each Cellular Entity, (2) capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest records for the Minority Interests, and (3) any other similar records regularly maintained with respect to the Minority Interests; and

                (vi)  the Assignment Instruments.

         (b) Deliveries by Buyer. Buyer shall pay to Seller the Estimated Purchase Price in accordance with Section 2.2.

         (c) Other Deliveries. The parties hereto shall also deliver to each other the agreements, closing certificates, and other documents and instruments required to be delivered pursuant to this Agreement.

                                 ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Ownership. The Shares, which represent the entire authorized, issued and outstanding capital stock of the Company, consist of 100 shares of common stock, no par value. No shares of capital stock of the Company are held in treasury. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. Seller is the sole record and beneficial owner of the Shares, free and clear of any Liens, and upon consummation of the Stock Sale and the transactions contemplated by this Agreement, Buyer will acquire good, valid and marketable title to the Shares, free and clear of any Liens. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue, sell or transfer any shares of capital stock of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. No bonds, debentures, notes or other obligations are outstanding that provide the holders of such obligations the right to vote (including, without limitation, the right to vote following conversion or exercise of such obligations) with the Seller on any matter.

         3.2    Organization.

         (a) Seller is a duly incorporated, validly existing corporation, and is in good standing under the laws of Louisiana. The Company is a duly incorporated, validly existing corporation, and is in good standing under the laws of Louisiana. The Company has all necessary power, authority and legal right to own or lease its assets and to carry on its business substantially as it is currently being conducted, and is duly qualified and licensed to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification.

         (b) Attached hereto as Schedule 3.2 are true, correct and complete copies of the articles of incorporation and bylaws of the Company (including, without limitation, all amendments, supplements and modifications thereto and waivers in effect thereunder).

         3.3 Authority. Seller has all necessary corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement have been duly approved and authorized by all necessary action on the part of Seller, including, without limitation, by Seller's board of directors. Neither the execution and delivery of this Agreement nor the performance of any obligations hereby requires the approval of the stockholders of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery by parties other than Seller, constitutes the legal, valid and binding obligations of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

         3.4    Cellular Entities and CenturyTel Entities.

         (a)    Schedule 3.4(a) lists with respect to each CenturyTel
Entity other than the Company, (i) its name, (ii) its jurisdiction of incorporation or organization, (iii) its entire authorized capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, (iv) its entire issued and outstanding capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, including, without limitation, all Cellular Interests and Third-Party Interests, (v) the name of each record and beneficial holder of its capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, including, without limitation, the Cellular Interests and Third-Party Interests, (vi) the Percentage Interest of each record and beneficial owner and (vii) the current capital contribution account balance (or account balance for any equity or other similar interests) with respect to each Cellular Interest and each Third-Party Interest. The Company has no Subsidiaries other than the CenturyTel Entities identified on Schedule 3.4(a). The Cellular Interests identified on Schedule 3.4(a) represent the entire right, title and interest of the Seller and its Affiliates in and to the Cellular Entities. Except as set forth on Schedule 3.4(a), each CenturyTel Entity (or its applicable Affiliate) that owns a Cellular Interest set forth on Schedule 3.4(a) has equal rights of participation (as represented by the Percentage Interest set forth on Schedule 3.4(a)) with any owners of Third-Party Interests in the earnings, profits, Losses and Distributions of the applicable Cellular Entity.

         (b)    Schedule 3.4(b) lists with respect to each Cellular Entity in which the Company or any of its Affiliates holds a Minority Interest, (i) its name, (ii) its jurisdiction of incorporation or organization, (iii) its entire authorized capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, (iv) its Cellular Interests and, to the Knowledge of Seller, its other entire issued and outstanding capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, including, without limitation, all Third-Party Interests, (v) the name of each record and beneficial holder of its Cellular Interests and, to the Knowledge of Seller, its other capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests, including, without limitation, the Third-Party Interests, (vi) the Percentage Interest of each CenturyTel Entity and, to the Knowledge of Seller, each other record and beneficial owner and (vii) the current capital contribution account balance (or account balance for any equity or other similar interests) with respect to each Cellular Interest and, to the Knowledge of Seller, each Third Party Interest. The Cellular Interests identified on Schedule 3.4(b) represent the entire right, title and interest of the Seller and its Affiliates in and to the Cellular Entities in which the Company or any of its Affiliates holds a Minority Interest. Except as set forth on Schedule 3.4(b), to the Knowledge of Seller, each CenturyTel Entity (or its applicable Affiliate) that owns a Cellular Interest set forth on Schedule 3.4(b) has equal rights of participation (as represented by the Percentage Interest set forth on Schedule 3.4(b)) with any owners of Third-Party Interests in the earnings, profits, Losses and Distributions of the applicable Cellular Entity.

         (c)    Except as disclosed on Schedule 3.4(c), the CenturyTel
Entity (or its applicable Affiliate) identified on Schedule 3.4(a) or Schedule 3.4(b) as the holder of any Cellular Interest is the sole record and beneficial owner of such Cellular Interest free and clear of any Liens, such CenturyTel Entity (or its applicable Affiliate) has good, valid and marketable title to such Cellular Interest, and all such Cellular Interests are duly authorized, validly issued and fully paid.

         (d) Except as contemplated hereby or as set forth on Schedule 3.4(d), (i) no CenturyTel Entity or Affiliate of Seller holding a Cellular Interest, and, to the Knowledge of Seller, no Third Party has any obligation to sell, transfer or assign or has entered into an agreement regarding the sale, transfer or assignment of any right, title or interest in any Cellular Interest or any capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests in any CenturyTel Entity, (ii) there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue, sell or transfer any Cellular Interests or any other capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests of any CenturyTel Entity or, to the Knowledge of Seller, any other Cellular Entity, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Cellular Interests or any other capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests of any CenturyTel Entity or, to the Knowledge of Seller, any other Cellular Entity, and no securities or obligations evidencing such rights are authorized, issued or outstanding with respect to any CenturyTel Entity or, to the Knowledge of Seller, any other Cellular Entity,
(iii) no CenturyTel Entity and, to the Knowledge of Seller, no other Cellular Entity, has received any notice or has any Knowledge of any existing or claimed right of first refusal, right of first offer, preemptive right, right to consent, put right, call right, tag along right, default or similar right or other adverse claim of any kind or nature whatsoever in favor of any Person with respect to any Third-Party Interest, (iv) there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Cellular Interests, capital stock, limited partner interests, general partner interests, membership interests, units or other equity or similar interests of any CenturyTel Entity or, to the Knowledge of Seller, any other Cellular Entity, and
(v) no CenturyTel Entity and, to the Knowledge of Seller, no other Cellular Entity, has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of Cellular Interests or any other capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests of such Cellular Entity or CenturyTel Entity on any matter.

         (e) Each CenturyTel Entity other than the Company is a corporation, limited liability company, general partnership or limited partnership duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, has all necessary corporate, partnership or limited liability company power, authority and legal right to own or lease its assets and to carry on its business substantially as it is currently being conducted, and is duly qualified and licensed to do business, and is in good standing, in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification. Except as set forth on Schedule 3.4(e), with respect to each CenturyTel Entity and Cellular Entity, (i) no current or former stockholder, general partner, limited partner, member, unit holder or other Person is contesting the ownership of capital stock, limited partner interests, general partner interests, membership interests, units, or other equity or similar interests or the Percentage Interests relating to such CenturyTel Entity or any Distributions or contributions relating thereto, or, to the Knowledge of Seller, relating to such Cellular Entity or any Distributions or contributions relating thereto, (ii) there is not pending any call by such Cellular Entity or CenturyTel Entity for capital contributions, and there are no plans for any such capital contributions by any such CenturyTel Entity, or, to the Knowledge of Seller, by any such Cellular Entity and (iii) Seller and all Affiliates of Seller have made any and all capital contributions required to have been made by them to the Cellular Entities and, to the Knowledge of Seller, all holders of Third-Party Interests have made any and all capital contributions required to have been made by them to the Cellular Entities.

         (f) Schedule 3.4(f) contains a true, correct and complete description (by title) of each Cellular Agreement, including, without limitation, (i) the name of the Cellular Entity and each party thereto and (ii) the date of each agreement or amendment, supplement or modification thereto and waivers in effect thereunder. The Cellular Agreements are valid and enforceable against the CenturyTel Entity that is a party thereto or bound thereby and, to the Knowledge of Seller, against any other party thereto or bound thereby, in accordance with its terms except to the extent such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity. Except as disclosed on Schedule 3.4(f), the CenturyTel Entity (or its applicable Affiliate) that is a party thereto or bound thereby is not, and to the Knowledge of Seller no other party thereto or bound thereby is, in breach or default under any Cellular Agreement, and no event caused by, relating to or affecting the CenturyTel Entity (or its applicable Affiliate) that is a party thereto or bound thereby has occurred which with or without the giving of notice or lapse of time, or both, would constitute a breach or default, or permit termination, modification or acceleration thereunder, and to the Knowledge of Seller, no event caused by, relating to or affecting any other party thereto or bound thereby has occurred which with or without the giving of notice or lapse of time, or both, would constitute a breach or default by such other party thereunder or bound thereby, or permit termination, modification or acceleration thereunder.

         3.5 No Other Investments. Except as disclosed on Schedule 3.5 and except for the Minority Interests and its interests in any Subsidiaries, no CenturyTel Entity has any ownership, equity or other investment interest, either of record, beneficially or equitably, in any Person.

         3.6 No Conflict. Upon compliance with Section 5.5 and upon the receipt of the consents, approvals and Authorizations set forth on Schedule 3.6 and compliance with any applicable requirement of the HSR Act for the Stock Sale, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller and any of its Affiliates do not and will not (with or without giving of notice or the passage of time or both) violate, conflict with or result in the breach of any term, condition or provision of, or require the consent or approval of or notice to any other Person, or result in the termination, modification or cancellation of, or accelerate the performance required by, or result in the creation of any Lien, or otherwise adversely affect the existing rights or obligations of Seller or the CenturyTel Entities, as the case may be, under (i) the charter and other organizational documents of Seller and the CenturyTel Entities (including, without limitation, the Cellular Agreements), (ii) any existing Requirement of Law, including, without limitation, any rules, regulations or orders of the FCC or any State Commissions, (iii) any judgment, order, writ, injunction, decree or award of any Governmental Authority or any other Governmental Order which is applicable to Seller, any Affiliate of Seller, or the CenturyTel Entities, or, to the Knowledge of Seller, the Cellular Entities, (iv) any Indebtedness of any CenturyTel Entity or, to the Knowledge of Seller, any other Cellular Entity, or
(v) any Material Contract or Company Authorization. Except as aforesaid, no consent, approval or Authorization, filing or notification with any Governmental Authority or any counterparty to any Material Contract or any other Person is required in connection with the Stock Sale, the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Seller or any of its Affiliates.

         3.7    Financial Statements.

         (a) Attached as Schedule 3.7(a) are the following financial statements for the Company (collectively, the "Company Financial Statements"):
(i) the unaudited combined balance sheets and statements of income for the CenturyTel Entities and the Business as of and for the year ended December 31, 2000, and (ii) the unaudited combined balance sheets and statements of income for the CenturyTel Entities and the Business as of and for the year ended December 31, 2001 (the "Most Recent Fiscal Year End Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, present fairly the results of operations and the financial condition of the CenturyTel Entities and the Business as of or for such dates, do not contain any material omissions and have been prepared from the books and records of the CenturyTel Entities. The books and records of the CenturyTel Entities have been maintained in accordance with GAAP. The balance sheets contained in the Company Financial Statements do not include any material assets or liabilities that are not a part of the CenturyTel Entities and the Business. The income statements contained in the Company Financial Statements do not reflect the operations or results of any Person other than the CenturyTel Entities and the Business and reflect all costs and expenses that historically have been incurred by or allocated to the CenturyTel Entities and the Business for the periods presented.

         (b) Attached hereto as Schedule 3.7(b) are the following financial statements for each Operated Cellular Entity: the audited or, to the extent audited are not available, the unaudited balance sheets and statements of income for each Operated Cellular Entity as of and for the years ended December 31, 2000 and December 31, 2001 (the "Operated Cellular Entity Financial Statements" and each such balance sheet at December 31, 2001, the "Operated Cellular Entity Current Balance Sheet"). The Operated Cellular Entity Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, present fairly the results of operations and the financial condition of the applicable Operated Cellular Entity as of and for such dates, do not contain any material omissions and have been prepared from the books and records of the applicable Operated Cellular Entity. The books and records of each Operated Cellular Entity have been maintained in accordance with GAAP.

         (c) The balance sheets of the Company Financial Statements and Operated Cellular Entity Financial Statements do not include amounts for the capitalized costs of cellular handsets or accessories or any marketing, advertising or similar costs related to the acquisition of subscribers.

         3.8 Absence of Certain Changes. Except as set forth on Schedule 3.8, since December 31, 2001, neither the Seller nor any of its Affiliates (including, without limitation, the CenturyTel Entities), has taken any action or failed to take any action which, if such action were taken or failed to be taken, would constitute a breach of any of the provisions of Section 5.4.

         3.9    Material Contracts.

         (a) Except as listed and described on Schedule 3.9(a), no CenturyTel Entity is a party to any of the following (whether written or oral, express or implied), and neither Seller nor any of its Affiliates is a party to or bound by any of the following (whether written or oral, expressed or implied) relating to the operation of the Business, which will continue to bind or impose any liability on any CenturyTel Entity or Cellular Entity after the Closing
Date:

                (i) agreement, contract, lease, license or commitment, or series of related agreements, contracts, leases, licenses or commitments, other than roaming agreements, which involves an expenditure or receipt of more than $100,000 during any calendar year after December 31, 2000;

                (ii) agreement, contract or commitment limiting or restraining it from engaging in any business or pursuing any strategic initiative or competing in any manner including, without limitation, with respect to engaging in Cellular Service, personal communications services, internet services, long distance, local telephone service or other communications services of any kind or description whatsoever;

                (iii) agreement, contract or commitment for billing or customer care services or ancillary services thereto;

                (iv)   agreement, contract or commitment for fraud services;

                (v) agreement, contract or commitment with a clearinghouse or other Person for settlement services;

                (vi) agreement, contract or commitment for interconnection, reciprocal compensation, switching, transport, back haul, contour extension, or agreement involving air to ground service;

                (vii) agreement, contract or commitment with respect to outstanding Indebtedness;

                (viii) management agreement, contract or commitment not disclosed on Schedule 3.33;

                (ix) any agreement, contract or commitment with Seller or any Affiliate of Seller not disclosed on Schedule 3.33;

                (x) confidentiality or non-disclosure agreement, contract or commitment in accordance with which it has agreed to keep confidential and/or not to use or disclose information obtained from any other Person, other than those entered into in the ordinary course of the Business, consistent with past practice;

                (xi) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

                (xii) commission, reseller, dealer, distributorship or sales agency agreement, contract or commitment;

                (xiii) agreement, contract, lease, license, commitment or similar arrangement with respect to the ownership, operation, leasing or licensing of cell sites, network sites, space on towers, office space, call centers or retail store or kiosk locations (other than any agreement, contract, lease, license, commitment or similar arrangement involving the payment by Seller or any Affiliate of less than $10,000 per annum or that is terminable by the Seller or its applicable Affiliate upon 30 days or less notice without Liability);

                (xiv) agreement, contract or commitment or other arrangement relating to the formation or Control of any Person (other than a Cellular Agreement); and

                (xv) other material agreement, contract or commitment not made in the ordinary course of operation of the Business consistent with past practice.

         (b) Each of the agreements, contracts, commitments, leases, licenses, arrangements, plans and other instruments, documents and undertakings required to be listed on Schedule 3.9(a), Schedule 3.23(a), Schedule 3.30(a) or
Schedule 3.33 (collectively, the "Material Contracts") is valid and enforceable against the CenturyTel Entity or its Affiliate that is a party thereto or bound thereby and, to the Knowledge of Seller, against any other party thereto or bound thereby, in accordance with its terms except to the extent such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity. The CenturyTel Entity or its Affiliate that is a party thereto or bound thereby is not, and to the Knowledge of Seller no other party thereto or bound thereby is, in breach or default under any Material Contract, and no event caused by, relating to or affecting the CenturyTel Entity or its Affiliate that is a party thereto or bound thereby has occurred which with or without the giving of notice or lapse of time, or both, would constitute a breach or default, or permit termination, modification or acceleration thereunder, and to the Knowledge of Seller, no event caused by, relating to or affecting any other party thereto has occurred which with or without the giving of notice or lapse of time, or both, would constitute a breach or default by such other party thereunder or bound thereby, or permit termination, modification or acceleration thereunder.

         (c) Except for powers of attorneys that permit Seller's FCC counsel to file documents with the FCC on Seller's behalf, there are no outstanding powers of attorney executed on behalf of any CenturyTel Entity or relating to the Business.

         3.10 Insurance. Schedule 3.10 sets forth a list and brief description (including nature of coverage, limits, deductibles and premiums with respect to each type of coverage) of all policies of insurance in effect and maintained, owned or held by Seller or any of its Affiliates for the benefit of or in connection with the Assets, the CenturyTel Entities or the Business. Seller or its applicable Affiliate has complied with the applicable provisions of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers, each of which are, to Seller's Knowledge, financially sound and reputable. Neither Seller nor any of its Affiliates has received any notice of cancellation or nonrenewal of any such policy, any refusal of coverage thereunder or any notice or indication that any insurer under any such policy is no longer willing or able to perform its obligations thereunder or to renew any such policy in the future. Seller has delivered to Buyer an accurate summary of
(i) all such policies and (ii) the most recent inspection reports, if any, received from insurance underwriters as to the condition of the assets and properties of the Business.

         3.11   Taxes.  Except as disclosed in Schedule 3.11:

         (a) Tax Returns. Seller and the CenturyTel Entities have duly and timely filed (after taking into account all applicable extensions of time for such filings) all material Tax Returns that are required to be filed on or before the date hereof with the IRS or other applicable Taxing authorities, and no extensions with respect to such Tax Returns have been requested or granted and all such Tax Returns are true, complete and correct in all material respects. All Taxes due and payable on such Tax Returns have been paid.

         (b) Accrued Tax Liabilities. All Taxes for which the CenturyTel Entities are or may be liable in respect of periods (or portions thereof) ending on or before the Closing Date, have been timely paid, or the Closing Date Statement specifically and fully reserves for such Taxes (but excluding any reserve for deferred Taxes established to reflect a timing difference between book and Tax income) up to and including the Closing Date (as if the Taxable period ended on the Closing Date).

         (c) Payroll Taxes. All payroll Taxes required to be withheld by the CenturyTel Entities have been withheld and have been remitted or will be remitted to the appropriate Taxing authorities.

         (d) Tax Liens. There are no Liens for Taxes upon any of the assets of the CenturyTel Entities except for statutory Liens covering Taxes not yet due and payable.

         (e) Tax Audits. Seller has delivered to Buyer true, correct and complete copies of all federal income Tax Returns (other than Seller's consolidated group returns), federal audit and examination reports, and federal statements of deficiencies agreed to by the CenturyTel Entities for all periods since January 1, 1998 and will deliver to Buyer any such documents received on or before the Closing Date immediately upon receipt. Neither Seller nor any CenturyTel Entity has received written notice of any deficiencies for any Taxes asserted or assessed against it that remain unpaid. Seller has not received any written notice that Tax Returns relating to any CenturyTel Entities are currently being or may be audited or examined by the IRS or any other Taxing authority. No examinations, actions, suits or proceedings with respect to Taxes are pending or to the Knowledge of Seller threatened against any CenturyTel Entity. No power of attorney with respect to any matter relating to Taxes of any CenturyTel Entity will be in effect after the Closing Date.

         (f) Taxing Jurisdictions. No CenturyTel Entity has received notice of a claim made by any Taxing authority in a jurisdiction where such entity does not file Tax Returns that such entity is or may be subject to Tax in such jurisdiction. Schedule 3.11(f) sets forth a list of states in which the CenturyTel Entities file Tax Returns, including sales Tax returns.

         (g) Waivers and Extensions. No waiver or extension of any statute of limitations as to any Tax matter has been given by any CenturyTel Entity.

         (h) Collapsible Corporation. No CenturyTel Entity has filed a consent under Section 341(f) of the Code nor has any such entity agreed to have any such provision of corresponding state, local or foreign income Tax law apply to any disposition of any asset such entity owns.

         (i) Accounting Methods. No CenturyTel Entity is required to make any adjustments with respect to a change in Tax accounting methods and no such entity has proposed such adjustment or received written notice that the IRS or another Taxing authority has proposed such adjustment.

         (j) Tax Rulings. Since January 1, 1998, there are no Tax rulings, requests for rulings or closing agreements with any Taxing authority with respect to any CenturyTel Entity which will have any adverse effect on the Tax liability of any CenturyTel Entity after the Closing Date.

         (k) Tax Indemnities. No CenturyTel Entity has any contractual obligation to indemnify any other Person with respect to Taxes.

         (l) Section 355(e). No CenturyTel Entity has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. No stock of any CenturyTel Entity has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         (m) Sections 168 and 103. No CenturyTel Entity is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of any CenturyTel Entity has been financed with, or directly or indirectly secures, any industrial revenue bonds or Indebtedness, the interest on which is Tax-exempt under Section 103(a) of the Code. None of the assets of the CenturyTel Entities is Tax-exempt use property within the meaning of Section 168(h) of the Code.

         (n) FIRPTA. No CenturyTel Entity is a foreign person within the meaning of Section 1445 of the Code.

         (o) Affiliated Group. Since January 1, 1998, none of the CenturyTel Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the Seller Group) or had any Liability for the Taxes of any person (other than the Seller Group) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (p) Withholding Taxes. The CenturyTel Entities have complied in all material respects with all applicable Requirements of Law relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provision under foreign laws), and timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to withhold and paid over under applicable laws.

         (q) Section 338(h)(10) Representations. Seller represents that it filed a consolidated federal income Tax Return with the Seller Group for the Taxable year immediately preceding the current Taxable year and that each CenturyTel Entity listed on Schedule 3.11(q) is a member of the Seller Group.

         (r) Tax Attributes. Other than as a result of this transaction, none of the CenturyTel Entities' Tax attributes are subject to the limitations of Code Sections 382, 383 or 384 or Treas. Reg. Section 1.1502-21(c).

         (s) Treatment as a Partnership. Except as set forth on Schedule 3.11(s), no CenturyTel Entity is a party to any joint venture, partnership, or other arrangement or contract, which could be treated as a partnership for federal income Tax purposes.

         3.12   Litigation.

         (a) No CenturyTel Entity is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority. Except as disclosed on Schedule 3.12(a), there is no litigation, arbitration, investigation or other proceeding, or injunction or final judgment relating thereto, pending against any CenturyTel Entity or relating to the Business or any Cellular Interest nor, to the Knowledge of Seller, is any such litigation, arbitration, investigation or other proceeding threatened before any Governmental Authority, and Seller Knows of no reasonably likely basis for any such litigation, arbitration, investigation or proceeding.

         (b) Schedule 3.12(b) lists all civil fines, penalties, and any orders, writs, judgments, injunctions, decrees, determinations, or other awards of any Governmental Authority which have been imposed or levied against any CenturyTel Entity or in connection with the Business or any Cellular Interest, together with all settlements by any CenturyTel Entity or any of its Affiliates of any legal claims actually brought or threatened against such CenturyTel Entity or in connection with the Business or any Cellular Interest, from and after January 1, 2000, other than civil fines, penalties, orders, writs, judgments, decrees, determinations, awards or settlements for monetary damages which in each case involves an amount of less than $10,000.

         3.13   Authorizations.

         (a) The Company FCC Authorizations disclosed on Schedule 3.13(a) constitute all FCC Authorizations that have been issued or granted to the CenturyTel Entities (other than the Excluded Licenses) and, to the Knowledge of Seller, the other Cellular Entities and, with respect to the CenturyTel Entities, are the only FCC Authorizations necessary and, with respect to the other Cellular Entities, to the Knowledge of Seller, are the only FCC Authorizations necessary, to own or operate the Business and their respective assets as currently conducted. The CenturyTel Entities and, to the Knowledge of Seller, the other Cellular Entities hold all Authorizations with or under all Requirements of Law and Governmental Authorities, including, without limitation, all Authorizations from applicable state public utilities commissions or similar state regulatory bodies ("State Commissions"), that are necessary and appropriate for them to own or operate the Business and their respective assets, properties and rights (together with the Company FCC Authorizations, the "Company Authorizations," it being understood that the terms "Company FCC Authorizations" and "Company Authorizations" shall include, without limitation, the licenses disclosed on Schedule 3.13(a)). Schedule 3.13(a) sets forth a true, correct and complete list of the Company FCC Authorizations and the other material Company Authorizations used in connection with the Business and the identity of the Person that holds each such Authorization. All Company Authorizations are valid and in full force and effect, exclusively held by a CenturyTel Entity or Cellular Entity, free and clear of any legal disqualifications, conditions or other restrictions, and free and clear of all Liens (in each case other than those customarily or routinely on such Company Authorizations). There is not pending or, to the Knowledge of Seller, threatened against any CenturyTel Entity and, to the Knowledge of Seller, there is not pending or threatened against any other Cellular Entity, any application, action, petition, objection or other pleading, or any proceeding, with the FCC or any other Governmental Authority that challenges, questions or contests the validity of, or any right, title and interest of the holder under, or nonrenewal, termination, revocation, forfeiture or suspension of, any Company Authorization. No CenturyTel Entity or, to the Knowledge of Seller, no other Cellular Entity, is in default or has received any notice of any claim of default, with respect to any Company Authorization. Each CenturyTel Entity and, to the Knowledge of Seller, each other Cellular Entity has complied in all respects with, and is not in violation of, any Requirement of Law to which the Company Authorizations are subject, including, without limitation, rules, regulations or orders of the FCC and any applicable State Commission. No CenturyTel Entity or, to the Knowledge of Seller, no other Cellular Entity has failed to adhere to the requirements, terms, conditions or restrictions of any license, permit or authorization necessary to the ownership of the Company Authorizations. Each CenturyTel Entity and, to the Knowledge of Seller, each other Cellular Entity has fully and timely paid and is current in all respects all local, state and federal fees, charges and assessments relating to the Business and the Company Authorizations, including, without limitation, FCC regulatory fees and universal service contributions. Except as otherwise governed by any applicable Requirement of Law, all of the Company Authorizations that are material to any CenturyTel Entity and, to the Knowledge of Seller, all of the Company Authorizations that are material to any other Cellular Entity, are renewable by their terms without the need to comply with any special qualification procedures.

         (b) Each of the Seller, the CenturyTel Entities, and their respective Affiliates are currently, and have been at all times with respect to the operation of the Business, in material compliance with (i) the Petition of CenturyTel Wireless, Inc. for Limited Waiver as filed on September 25, 2001, as amended, restated, modified or supplemented from time to time (collectively, the "CenturyTel E-911 Waiver"), (ii) Section 20.18 of the Rules and Regulations of the FCC (47 CFR Sec. 20.18) as amended or otherwise clarified by the FCC, and
(iii) the other FCC Mandates. Neither the CenturyTel Entities, nor to the Knowledge (which will not require any investigation involving a contact or inquiry of a Third Party) of Seller, the Cellular Entities in which the CenturyTel Entity owns a Minority Interest have received a request from any Public Safety Answering Point (the "PSAP") or Governmental Authority with jurisdiction or control over a PSAP, requesting the provision of Phase II E-911 service in any area in which the CenturyTel Entities or the Cellular Entities provide Cellular Service.

         (c) The Company PCS Licenses disclosed on Schedule 3.13(a) are all of the personal communication licenses that have been issued or granted to Seller or any Affiliate of Seller for any BTA or MTA in Dubuque, Iowa or the state of Wisconsin. All Company PCS Licenses are valid and in full force and effect, exclusively held by the Seller or its Affiliates disclosed on Schedule 3.13(a), free and clear of any legal disqualifications, conditions or other restrictions, and free and clear of all Liens (in each case other than those customarily or routinely on such Company PCS Licenses). There is not pending or, to the Knowledge of Seller, threatened against Seller or any Affiliate any application, action, petition, objection or other pleading, or any proceeding, with the FCC or any other Governmental Authority that challenges, questions or contests the validity of, or any right, title and interest of the holder under, or nonrenewal, termination, revocation, forfeiture or suspension of, any Company PCS License. Neither Seller nor any Affiliate is in default or has received any notice of any claim of default, with respect to any Company PCS License. The Seller and its applicable Affiliate have (A) complied in all respects with, and are not in violation of, any Requirement of Law to which the Company PCS Licenses are subject, including, without limitation, rules, regulations or orders of the FCC and any applicable State Commission, (B) constructed, or will construct no later than April 28, 2002, sufficient facilities to provide Adequate Service to at least one-quarter of the population in each of the licensed service areas associated with the Company PCS Licenses ("FCC Construction Requirement") and (C) filed or will timely file, fully complete and accurate construction notifications with the FCC certifying that it has satisfied the FCC Construction Requirement with respect to each of the Company PCS Licenses, and such notifications have been granted by the FCC, or to Seller's Knowledge, will be granted by the FCC in the ordinary course ("FCC Construction Notification Requirement"). To Knowledge of Seller, there are no microwave relocation obligations applicable to the Company PCS Licenses that would trigger a reimbursement obligation to an operator in the licensed service areas associated with the Company PCS Licenses upon the initiation of service by the licensee of the Company PCS Licenses. Except as otherwise governed by any applicable Requirement of Law, all of the Company PCS Licenses are renewable by their terms without the need to comply with any special qualification procedures. The provision of Cellular Services by the CenturyTel Entities, pursuant to a Company PCS License, does not and will not (with or without the giving of notice or the passage of time or both) violate, conflict with or result in the breach of any term, condition or provision of, or require the consent or approval of or notice to any other Person, or result in the termination, modification or cancellation of, or accelerate the performance required by, or result in the creation of any Lien, or otherwise adversely affect the existing rights or obligations of the CenturyTel Entities under the Cellular Agreements or any related Requirement of Law.

         3.14   Employee Benefit Plans.

         (a)    Schedule 3.14(a) lists (and identifies the sponsor of) each
(i) Employee Pension Benefit Plan, (ii) Employee Welfare Benefit Plan and (iii) other material retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, savings, medical, dental, post-retirement medical, accident, disability, weekly income, salary continuation, health, life or other insurance, fringe benefit, or other employee benefit plan, program, agreement, contract, commitment or arrangement, in each case in the foregoing clauses (i) to (iii), maintained or contributed to by Seller or any of its Affiliates in respect of or for the benefit of any Eligible Employee or Leave Recipient, excluding any such plan, program, agreement, or arrangement maintained or contributed to solely in respect of or for the benefit of Eligible Employees, Leave Recipients or employees employed or formerly employed by Seller or any of its Affiliates outside of the United States (collectively, the "Plans"). Schedule 3.14(a) also lists each written employment, severance, termination or similar-type agreement between Seller or any of its Affiliates and any Eligible Employee or Leave Recipient (the "Employment Agreement"), and each agreement, contract, commitment or arrangement between Seller or any of its Affiliates and any collective bargaining or other employee representative or labor union for any Eligible Employee or Leave Recipient (the "Labor Contracts"). Except as disclosed on Schedule 3.14(a), the execution and delivery of this Agreement by Seller and the performance of this Agreement by Seller or any of its Affiliates will not result now or at any time in the future in the payment to any employee who, upon the Closing, will be an Eligible Employee or Leave Recipient of any severance, termination, or similar payments or benefits.

         (b) Each Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Plan and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code.

         (c) All contributions (including all employer contributions and employee salary reduction contributions), which are due, have been made to each Plan that is an Employee Pension Benefit Plan. All premiums or other payments that are due have been paid with respect to each Plan that is an Employee Welfare Benefit Plan.

         (d) Each Plan which is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a determination letter from the IRS to the effect that it meets the requirements of Section 401(a) of the Code.

         (e) Since January 1, 1999, there has been no reportable event (as such term is defined in Section 403(b) of ERISA) or prohibited transactions (as such term is defined in Section 406 of ERISA) with respect to any Plan. No withdrawal liability has been incurred by or asserted against any CenturyTel Entity with respect to any "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). No CenturyTel Entity contributes to any Multiemployer
Plan.

         (f) As of the last day of the most recent prior plan year, the market value of assets under each Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of Liabilities thereunder (determined in accordance with then current funding assumptions). No Plan has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code.

         3.15   Real Property.

         (a) Schedule 3.15(a) lists all real property and interests in real property owned, leased or operated by the CenturyTel Entities or used primarily in the Business, including without limitation all real property reflected in the Most Recent Fiscal Year End Company Financial Statements and the Operated Cellular Entity Current Balance Sheets, and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the Business consistent with past practices (the "Real Property"). Schedule 3.15(a) specifies the CenturyTel Entity owning, leasing, operating or using the Real Property, the address, legal description or other description reasonably suitable to identify the Real Property, a reasonable description (by category) of the use of such Real Property, whether the Real Property is owned, leased, operated or used and with respect to leased Real Property, the identity of the lessor.

         (b) Each CenturyTel Entity purporting to own or lease Real Property has good, valid and marketable title to, or a valid leasehold interest in, such Real Property, free and clear of all Liens and other encumbrances and defects of title of any nature whatsoever, except for Permitted Liens and Liens disclosed on Schedule 3.15(b). No Person other than the CenturyTel Entity identified as the owner on Schedule 3.15(a) owns any interest in any Real Property, except with respect to the leased Real Property disclosed on Schedule 3.15(a), and all Real Property is in the possession and subject to the control of a CenturyTel Entity.

         3.16   Assets; Condition of Assets.

         (a)    Asset Listings.

                (i) Schedule 3.16(a)(i) contains a true, correct and complete listing of all Assets that are vehicles, trailers or vehicle attachments.

                (ii) Schedule 3.16(a)(ii) contains a true, correct and complete listing of substantially all Assets:


                      (A) of the Company or any wholly-owned
                          Subsidiary (that does not provide Cellular
                          Service) that are office equipment,
                          furniture or vehicles, including, without limitation, desks, chairs, cabinetry, leasehold improvements, personal computers and other information technology equipment and peripherals, copy machines, facsimile machines, scanners and telecommunications (voice or data) equipment and peripherals;

                      (B) of the Company or any  wholly-owned subsidiary (that
                          provides Cellular Service), including, without limitation, land, buildings and other land improvements, Towers, switching equipment and improvements (including, without limitation, base stations), base station controllers, voice mail platforms, enhanced service platforms and other peripheral systems and improvements necessary for the delivery or provision of products, services, and back office systems, base station (analog and digital) equipment and improvements, power equipment and improvements, batteries, antennas, microwave transport equipment and improvements, radio frequency equipment and improvements, line termination equipment and improvements and microwave radio equipment and improvements;

                      (C) that are "plant under construction," including Assets
                          of the type described in Section 3.16(a)(ii)(B).

                (iii) Each listing included as part of Schedule 3.16(a)(ii) may omit certain Assets that are immaterial, individually and in the aggregate, and that have been recently acquired and not yet recorded on the books and records of the Business consistent the accounting practices of the Business during the twelve months ended December 31, 2001. Each such listing also has been maintained in accordance with GAAP (including, without limitation, Schedule 1.1(a)), except that certain Assets reflected on such listing which are immaterial, individually and in the aggregate, may be required to be removed from the listing in accordance with GAAP due to the fact that such Assets have been fully depreciated and have no book value or have been retired.

                (iv) Each of the Schedules referenced in this Section 3.16 specifies the CenturyTel Entity (by company number or cost-center number, except for Schedule 3.16(a)(ii)(C) which has no such identification) owning, leasing, licensing or otherwise using the Asset listed thereon, the nature of the Asset, the current acquired value, accumulated depreciation and book value (except that an Asset on Schedule 3.16(a)(ii)(C) only has current acquired value), whether the Asset is owned, leased, licensed or used, and with respect to leased and licensed Assets, the identity of the lessor or licensor.

                (v) Except as disclosed on Schedule 3.16(a)(v), there are no material assets, properties or rights located on or situated on the premises of any CenturyTel Entity other than the Assets.

         (b) Each CenturyTel Entity purporting to own, lease or license any Asset has good, valid and marketable title to, or a valid leasehold interest or license in, such Asset, free and clear of all Liens, except for Permitted Liens and Liens disclosed on Schedule 3.16(b). No Person other than the CenturyTel Entity identified as the owner on Schedule 3.16(a) owns any interest in any Asset, except with respect to the leased or licensed Assets disclosed on
Schedule 3.16(b), and all Assets are or at the Closing will be in the possession and subject to the control of a CenturyTel Entity.

         (c) All Assets (excluding Inventory), including without limitation all buildings, structures, facilities, and equipment, are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of the Business consistent with past practice and are fit for their intended purpose, and conform in all material respects to all applicable Requirements of Law relating to their construction, use and operation. To the Knowledge of Seller, there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

         (d) Except as disclosed on Schedule 3.16(d), neither Seller nor any of its Affiliates who are not CenturyTel Entities has any license, lease, options or ownership interests in, or other right to use, any of the Assets.

         3.17   Sufficiency of Assets and Real Property. Except as disclosed on
Schedule 3.17, the Assets, Real Property, Company Intellectual Property, Material Contracts and Company Authorizations comprise all the rights, assets and properties used primarily in the operation of the Business in the manner conducted by the Seller and its Affiliates during the 12 month period preceding the date of this Agreement. Except as disclosed on Schedule 3.17, Seller has conducted and presently conducts the Business only through the CenturyTel Entities and not through any other divisions or any other Affiliate of Seller.

         3.18   Environmental Matters.  Except as disclosed on Schedule 3.18:

         (a) All Environmental Permits required in accordance with any Environmental Law for operation of the Business (i) have been obtained by the appropriate CenturyTel Entity and (ii) are currently in full force and effect. Each CenturyTel Entity is in compliance in all material respects with all Environmental Permits required in accordance with any Environmental Law for operation of the Business.

         (b) Each CenturyTel Entity has complied and is in compliance with all Environmental Laws in all material respects. To the Knowledge of Seller, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans in any way related to any CenturyTel Entity which will, or would reasonably be expected to, give rise to any Environmental Claim.

         (c) There is no civil, criminal or administrative action, suit, demand, Environmental Claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending against any CenturyTel Entity, or to the Knowledge of Seller, threatened against any CenturyTel Entity relating in any way to any Environmental Permit or any applicable Environmental Law or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         (d) None of the properties currently owned, leased, held or operated by any CenturyTel Entity is contaminated with any Hazardous Material. The properties formerly owned, leased, held or operated by any CenturyTel Entity were not contaminated with Hazardous Materials prior to or during the period of ownership or operation by them.

         (e) Schedule 3.18(e) contains a true, correct and complete list of each underground or above ground storage tank owned or operated by a CenturyTel Entity or used in the Business. Any such underground or above ground storage tank owned or operated by a CenturyTel Entity or used in the Business is in compliance in all material respects with Environmental Law.

         3.19 Labor Relations. Except as disclosed on Schedule 3.19, none of the following is presently pending or, to Seller's Knowledge, threatened against any CenturyTel Entity:

         (a) any material unfair labor practice charges, complaints or proceedings, or representation elections, petitions or demands;

         (b) grievances or arbitration demands arising pursuant to any collective bargaining agreement;

         (c) any material claims, charges, complaints or other proceedings alleging wrongful discharge, unlawful retaliation, or employment discrimination of any nature; or

         (d) work stoppages, strikes or other similar concerted action by employees of any CenturyTel Entity.

         None of the Eligible Employees or Leave Recipients are represented by a labor union or labor organization and the CenturyTel Entities are not subject to any collective bargaining agreement covering any Eligible Employee or Leave Recipient.

         3.20 Compliance with Law. Except as disclosed on Schedule 3.20, each CenturyTel Entity has complied in all material respects with, and is not in a material violation of, any Requirement of Law relating to the Assets, the CenturyTel Entities, or the Business. Without limiting the generality of the foregoing, neither Seller nor any of its Affiliates has committed any unfair trade practice with respect to its distributors, dealers, resellers or agents in connection with the operation of the Business.

         3.21 Notes and Accounts Receivable. Except as set forth on Schedule 3.21, the notes and accounts receivable set forth on the Most Recent Fiscal Year End Company Financial Statements, the Operated Cellular Entity Current Balance Sheets or arising since the date thereof have been recorded in accordance with GAAP and (a) have arisen only out of performance of Cellular Service or bona fide sales and deliveries of Inventory, (b) are not subject to valid defenses, recoupments, set-offs or counterclaims (other than such as are adequately covered within reserves set forth on the face of the Most Recent Fiscal Year End Company Financial Statements and the Operated Cellular Entity Current Balance Sheets for complaints, returns or warranty claims consistent with the past practices of the Business), (c) are collectible in full at the recorded amounts thereof (without resort to litigation or assignment to a collection agency), net of the allowance for doubtful or uncollectible accounts recorded in accordance with GAAP, including, without limitation, Schedule 1.1(a), and (d) are not owed to any other Person other than the CenturyTel Entities. To the Knowledge of Seller, there exist no facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the doubtfulness or uncollectibility of receivables. Schedule 3.21 also includes a true, correct and complete listing as of January 31, 2002 of accounts and notes receivable due to any CenturyTel Entity, which have been outstanding from the applicable invoice date for (i) 30 days or less, (ii) more than 30 but less than 61 days, (iii) more than 60 days but less than 91 days, and (iv) more than 90 days.

         3.22 Inventory. Schedule 3.22 lists the types, amounts and locations of all Inventories as of January 31, 2002. All Inventories (a) have been acquired and maintained in the ordinary course of Business consistent with past practice, (b) do not include obsolete, discontinued, used, damaged or defective items in excess of the allowance for obsolete inventory recorded in accordance with GAAP, including, without limitation, Schedule 1.1(a), (c) are owned by the CenturyTel Entities free and clear of all Liens, and (d) are recorded on the books of the Business in accordance with GAAP.

         3.23   Intellectual Property Matters.

         (a) Schedule 3.23(a) contains a true, correct and complete list of all Company Intellectual Property. The CenturyTel Entities own the entire right, title and interest in, or are licensed or otherwise have the right (to the extent of the CenturyTel Entity's interest therein) to use, sell, license and dispose of, the Company Intellectual Property, free and clear of all Liens. Except as set forth on Schedule 3.23(a), neither the Company Intellectual Property nor the use or licensing thereof by any CenturyTel Entity infringes upon or violates, or as a result of the execution and delivery of this Agreement will infringe upon or violate, in any material respect, any Intellectual Property rights of any Third Party. No claim with respect to the Company Intellectual Property by or against any employee of any CenturyTel Entity who has or has had access to any of the Company Intellectual Property has been made or now exists. To the Knowledge of Seller, there is no breach of any confidentiality agreement in favor of any CenturyTel Entity relating to the Company Intellectual Property by employees or former employees of any CenturyTel Entity, any other Affiliate of Seller or by Third Parties.

         (b) None of the Company Intellectual Property is subject to any outstanding writ, order, injunction or decree, and no action, suit, proceeding, hearing, investigation, or litigation is pending, or to the Knowledge of Seller threatened, which challenges the validity, enforceability, use or ownership of the item.

         (c) Except as set forth on Schedule 3.23(c), no litigation is pending and no written claim has been made against any CenturyTel Entity or, to the Knowledge of any CenturyTel Entity or any other Affiliate of Seller, is threatened, contesting the right of any CenturyTel Entity to use any Company Intellectual Property or to sell or license to any Third Party any Company Intellectual Property presently sold or licensed to such Person.

         (d) None of the CenturyTel Entities or any other Affiliate of Seller has received any notice from any Third Party indicating that any Third Party is infringing upon or otherwise violating any of the rights of any CenturyTel Entity to the Company Intellectual Property, and none of the CenturyTel Entities has provided notice to any Third Party claiming that such Person is infringing upon or otherwise violating any rights of any CenturyTel Entity to the Company Intellectual Property.

         3.24 Availability of Documents. Seller has delivered to Buyer copies of all documents listed in the Schedules hereto as requested in writing by Buyer. Such copies are true, correct and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

         3.25 Subscribers; Rate Plans; Form of Agreements. As of December 31, 2001, the aggregate number of Postpay Subscribers and Total Subscribers (including within the category of Total Subscribers the active mobile telephone numbers assigned pursuant to prepaid and reseller contracts or arrangements) was not fewer than the corresponding amount disclosed for each such item on Schedule
3.25. Schedule 3.25 also sets forth a true, correct and complete (a) description of the terms of each rate plan and promotion being offered by the CenturyTel Entities in the Business since January 1, 2001, (b) description of the products and services provided to subscribers of the Business in addition to basic voice cellular; and (c) copy of each form of subscriber agreement used in the Business during the 24 month period preceding the date hereof.

         3.26   Absence of Undisclosed Liabilities. Except as set forth on
Schedule 3.26, no CenturyTel Entity has any Liabilities except those Liabilities
(a) set forth on the face of the Most Recent Fiscal Year End Company Financial Statements or, if applicable, the Operated Cellular Entity Financial Statements or the Operated Cellular Entity Current Balance Sheets or (b) incurred in or as a result of the normal and ordinary course of the Business, consistent with past practice, since the date of the Most Recent Fiscal Year End Company Financial Statements.

         3.27 First Refusal Rights. Except as set forth on Schedule 3.27, neither the execution of this Agreement nor the performance of any of the transactions contemplated hereby will create, result in or otherwise trigger any First Refusal Right. Schedule 3.27 sets forth with respect to each First Refusal
Right:

         (a)    the Cellular Entity and Cellular Interests to which it relates;

         (b) the sections of the applicable Cellular Agreement that govern the terms and conditions of the First Refusal Right;

         (c) the name of each First Refusal Right Holder or other Person (including the Cellular Entity) entitled to receive notice of such First Refusal Right and its applicable First Refusal Percentage;

         (d) the address to which any notice of any First Refusal Right must be sent;

         (e) the Offer Price (prior to giving effect to any over-subscription or similar rights in the event that any holder of a Third Party Interest fails to exercise its First of Refusal Rights in full) payable by each First Refusal Right Holder as a result of the First Refusal Right;

         (f) any other material terms and conditions that must be contained in an Offer Notice; and

         (g) the time period, if any, by which an Offer Notice must be given to any Person.

         3.28 Brokers or Finders. Except as set forth on Schedule 3.28, neither Seller nor any of its Affiliates has incurred an obligation or liability, contingent or otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

         3.29   Towers.

         (a) Schedule 3.29(a) sets forth a list of all Towers, including for each Tower the address and height and whether the Tower is located on Real Property owned or leased by a CenturyTel Entity. Except as disclosed on Schedule 3.29(a), (i) each of the Towers has an engineered foundation and is a steel structure and (ii) all improvements on the Real Property at the sites on which the Towers are located (such Real Property and improvements thereon are referred to collectively herein as the "Tower Sites") are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, all rules, regulations and orders of the FCC and the United States Federal Aviation Administration, and applicable title covenants, conditions, restrictions and reservations necessary to conduct the Business.

         (b) The utility services available to each Tower Site are adequate for the present use of such Tower Site by the CenturyTel Entities and any Third Party and who is a tenant using the Tower Sites, are being supplied by utility companies or pursuant to valid and enforceable contracts or tariffs, and there is no condition, individually or in the aggregate, which will result in the termination of the present access from such Tower Site to such utility services.

         (c) The CenturyTel Entities have obtained all easements and rights-of-way that are reasonably necessary to provide vehicular and pedestrian ingress and egress to and from each of the Tower Sites for the conduct of the Business. No litigation, arbitration, investigation or other proceeding is pending or, to Seller's Knowledge, threatened which, individually or in the aggregate, would have the effect of terminating or materially limiting such access.

         3.30   Roaming.

         (a)    Schedule 3.30(a) contains a true, correct and complete:

                (i) list of the six Commercial Mobile Service providers ("Roaming Partners") for which the CenturyTel Entities recognized the most Roaming Revenue during the calendar year ending December 31, 2001;

                (ii) the calendar quarterly amount of Roaming Revenues by air time, toll and other charges applicable thereto for each Roaming Partner during the calendar years ending December 31, 2000 and 2001;

                (iii) the calendar quarterly number of minutes of Cellular Service provided by the CenturyTel Entities to subscribers of the Roaming Partners by air time and toll for each Roaming Partner during the calendar years ending December 31, 2000 and 2001;

                (iv) the calendar quarterly amount of Roaming Expenses by air time, toll and other charges applicable thereto for each Roaming Partner during the calendar years ending December 31, 2000 and 2001;

                (v) the calendar quarterly number of minutes of Commercial Mobile Service provided by the Roaming Partners to subscribers of the CenturyTel Entities by air time and toll for each Roaming Partner during the calendar years ending December 31, 2000 and 2001;

                (vi) the calendar quarterly amount of Roaming Revenues and Roaming Expenses, in each case by air time, toll and other charges applicable thereto for each Commercial Mobile Service provider (other than the Roaming Partners) during the calendar years ending December 31, 2000 and 2001;

                (vii) the calendar quarterly number of minutes of Cellular Service provided by the CenturyTel Entities to subscribers of all other Commercial Mobile Service providers (other than the Roaming Partners), in each case, by air time and toll for each Commercial Mobile Service provider during the calendar years ending December 31, 2000 and 2001;

                (viii) the calendar quarterly amount of minutes of Commercial Mobile Service provided by all other Commercial Mobile Service providers (other than the Roaming Partners) to subscribers of the CenturyTel Entities by air time and toll for each Commercial Mobile Service provider during the calendar years ending December 31, 2000 and 2001; and

                (ix) copies of each agreement, contract or commitment (including, without limitation, all amendments, supplements and modifications thereto and waivers in effect thereunder, in each case whether written or oral) for roaming services with each Roaming Partner.

         (b) Other than as set forth on Schedule 3.30(b), the CenturyTel Entities have no obligation, requirement or commitment of any kind or description whatsoever (whether written or oral) to load any SID or BID of any Commercial Mobile Service provider into any cellular handsets, including, without limitation any cellular handsets possessing tri-mode capabilities, sold or licensed, or that may be sold or licensed in the future, by the CenturyTel Entities or to send or deliver any amount of roaming traffic or revenue to any Person, including, without, limitation the Roaming Partners.

         (c) Except as set forth on Schedule 3.30(c), there are no claims, actions or disputes pending, or to the Knowledge of Seller, threatened, between any of the CenturyTel Entities and any Person, including, without limitation, the Roaming Partners, with regard to roaming charges, including, without limitation, any claim of overcharging or undercharging.

         3.31   Certain Relationships.

         (a) In connection with the operation of the Business, neither Seller, nor any of its Affiliates, nor any of their respective officers, agents or employees has (i) made any unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made any unlawful payment to any governmental official, (iii) established or maintained any unrecorded fund or made any false entry on the books and records of the Business or any CenturyTel Entity, or (iv) made any bribe, rebate, kickback or similar unlawful payment or given a gift that is not deductible for federal income tax purposes.

         (b)    Since December 31, 2000, except as set forth on Schedule
3.31(b) none of the CenturyTel Entities or to the Knowledge of Seller, the Cellular Entities has made, entered into or performed any agreement, understanding, commitment, arrangement or obligation (written or oral) with any of the directors, officers or employees of Seller or any of its Affiliates (other than in their capacities as directors, officers, or employees), any of their spouses or relatives, or any Person in which any of the directors, officers or employees of Seller or any of its Affiliates or any of their spouses or relatives has more than a 5% ownership interest, individually or in the aggregate.

         3.32 Bundled Subscribers. Schedule 3.32 sets forth (a) the number of subscribers of the CenturyTel Entities that are billed for communications services (other than Cellular Services) provided by Seller and any of its Affiliates (other than the CenturyTel Entities) on the same bill that such subscribers are billed for Cellular Service provided by the CenturyTel Entities and (b) the MSA or RSA, as the case may be, corresponding to the location where the bill is delivered to such subscriber.

         3.33 Business Relationships. Schedule 3.33 contains a true, correct and complete description of each relationship, arrangement, agreement, contract or commitment whether written or oral (including, without limitation, all amendments, supplements and modifications thereto and waivers, in each case, whether written or oral) with the Seller or its Affiliates relating to the management, operation or financing of any Operated Cellular Entity. Without limiting the generality of the foregoing, Schedule 3.33 sets forth with respect to each such relationship, arrangement, agreement, contract or commitment a true, correct and complete description, to the extent applicable, of the following:

         (a) any goods to be delivered or services to be provided to or for the benefit of an Operated Cellular Entity, and any related service quality standards, performance criteria, standards of liability, exculpatory provisions and limitations of liability;

         (b) the term, the expiration date, any renewal rights, and any termination rights (whether for cause, without cause, for convenience or otherwise) of any arrangements, understandings or practices for the delivery of goods or performance of services;

         (c) any fee, remuneration or other compensation payable in connection with the delivery of goods or performance of services to or for the benefit of an Operated Cellular Entity;

         (d) any arrangements, understandings or practices regarding the ability of an Affiliate to incur costs or expenses (direct or indirect) on behalf of an Operated Cellular Entity or in connection with the delivery of goods or performance of services for the benefit of an Operated Cellular Entity, and any terms for the reimbursement or recoupment of such costs and expenses (including, without limitation, any mark-up, premium or cost-plus provisions);

         (e) any arrangements, understandings or practices regarding the advancement, extension or borrowing of funds (including, without limitation, cash management practices and procedures) between or among an Affiliate and the Operated Cellular Entities, including, without limitation, all payment terms, applicable interest rates and financing or other charges;

         (f) any right of an Affiliate to enter into relationships, arrangements, agreements, contracts or commitments for delivery of goods or the performance of services to or from an Operated Cellular Entity.

         3.34 Disclosure. No representation or warranty contained in this Agreement (including the Schedules hereto) or in any certificate or Exhibit attached to this Agreement or furnished by Seller, any of its Affiliates, or their respective representatives, contains any untrue statement of a material fact, or omits any material fact necessary in order to make the statements and information contained herein or therein not misleading. Neither Seller nor any of its Affiliates has any Knowledge of any facts, circumstances or conditions pertaining to the CenturyTel Entities, the Cellular Interests or the Business (other than those facts, circumstances or conditions disclosed in this Agreement and the Schedules and Exhibits hereto) that would be reasonably expected to cause any condition to Closing specified in Article 6 to not be satisfied.

         3.35 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF SELLER, ANY CENTURYTEL ENTITY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF SELLER OR ANY CENTURYTEL ENTITY WITH RESPECT TO THE BUSINESS, THE CELLULAR INTERESTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                 ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF BUYER

                Buyer represents and warrants to Seller as follows:

         4.1 Organization. Buyer is a corporation duly formed, validly existing, and in good standing under the laws of Delaware.

         4.2 Authority. Buyer has all necessary corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement has been duly approved and authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery by the parties thereto other than Buyer, this Agreement constitutes the legal, valid and binding obligations of Buyer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

         4.3 No Conflict. Upon the receipt of the consents, approvals and Authorizations from the FCC, the State Commissions and other Governmental Authorities, compliance with any applicable requirement of the HSR Act and the receipt of the consents set forth on Schedule 4.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under, (a) the charter and bylaws of Buyer, (b) any existing Requirement of Law to which Buyer is subject, or (c) any judgment, order, writ, injunction, decree or award of any Governmental Authority or any other Governmental Order which is applicable to Buyer. Except as aforesaid, no Authorization and no filing or notification with any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Buyer or any of its Affiliates, other than post-Closing notifications required to be made with the FCC.

         4.4 Brokers or Finders. Except as set forth on Schedule 4.4, neither Buyer nor any of its Affiliates has incurred an obligation or liability, contingent or otherwise, for brokers' or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

         4.5 Financial Resources. Buyer has sufficient financial resources to pay the Purchase Price at Closing in the manner specified in Section 2.2 and all related fees and expenses. Buyer has sufficient financial resources to operate the Business after the Closing Date.

         4.6 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF BUYER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

                                 ARTICLE 5
                          COVENANTS AND AGREEMENTS

         5.1    Regulatory Approvals.

         (a) The parties shall use their reasonable best efforts to file no later than five Business Days after the date hereof (but in no event later than ten Business Days after the date hereof) or such other time as the parties may mutually agree (i) all necessary applications and notices (which applications and notices will comply in all material respects with all Requirements of Law, including, without limitation, the Communications Act and the rules, regulations and orders of the FCC) with the FCC to obtain the consent, approval and Authorization of the FCC to consummate the Stock Sale and the transactions contemplated hereby, including, without limitation, transfer of Control of the Company FCC Authorizations to Buyer and its Affiliates and (ii) except for any applicable requirement of the HSR Act, shall file all necessary applications and notices (which applications and notices will comply in all material respects with all Requirements of Law, including, without limitation, the rules, regulations and orders of the State Commissions and any other applicable Governmental Authorities) with the State Commissions and other applicable Governmental Authorities to obtain the consents, approvals and Authorizations of the State Commissions and other applicable Governmental Authorities to consummate the Stock Sale and the transactions contemplated hereby, including, without limitation, the transfer of Control of the Company Authorizations to Buyer and its Affiliates. No later than 10 Business Days after the date hereof, Buyer shall file an amendment to its pending Petition for Waiver of Sections 20.18(e) and (g) of the FCC's Rules filed with the FCC on July 25, 2001 and supplemented on November 30, 2001 (the "E-911 Waiver") to include Company MSAs/RSAs related to the CenturyTel Entities in the E-911 Waiver and to permit the CenturyTel Entities to utilize a handset based solution following the Closing (the "Amended E-911 Waiver"). Seller and Buyer shall diligently and jointly prosecute all such applications and take all such actions and give all such notices as may be required or requested by the FCC, the State Commissions or other applicable Governmental Authorities or as may be appropriate in an effort to expedite the grant of such consents, approvals and Authorizations by the FCC, the State Commissions or other applicable Governmental Authorities.

         (b) The parties shall, as promptly as practicable after the date hereof but in any event no later than 30 calendar days after the date hereof, file all notification reports required under the HSR Act, and file, as promptly as practicable after any request therefor, any additional information required under or in connection with the HSR Act. Each of Seller and Buyer will be responsible for preparing and filing any reports or information required to be filed by it under or in connection with the HSR Act and for paying all their respective costs and expenses incurred in connection with such preparation and filing; except that Buyer and Seller shall each pay one-half of all filing fees required under the HSR Act with respect to the Stock Sale and the transactions contemplated hereby.

         (c) Except to the extent prohibited by Requirements of Law, each party hereto shall provide to the other party hereto copies of all applications, filings and material correspondence with the FCC, State Commissions and other Governmental Authorities with respect to the applications, notices, filings and consents, approvals and Authorizations described in this Section 5.1. Seller shall (and shall cause the CenturyTel Entities to) promptly provide Buyer with copies of all applications, notices, filings and other correspondence to the FCC, the State Commissions and other Governmental Authorities and any notices, consents, approvals, Authorizations, orders or correspondence received from the FCC, the State Commissions or other Governmental Authorities.

         5.2    Third Party Consents.

         (a) After the date hereof, Seller shall, and shall cause each of its Affiliates to, use its reasonable best efforts to obtain as soon as practicable those consents, approvals and Authorizations identified on Schedule
3.6. Buyer shall reasonably cooperate with Seller in obtaining such consents, approvals and Authorizations, but in no event shall Buyer or any of its Affiliates be required to pay any fee or other consideration in connection therewith. Seller's obligations contained in this Section 5.2(a) shall continue for a period of 180 calendar days following the Closing Date.

         (b) Buyer shall, and shall cause each of its Affiliates to, use its reasonable best efforts to obtain prior to the Closing Date those consents, approvals and Authorizations identified on Schedule 4.3. Seller shall reasonably cooperate with Buyer in obtaining the consents referred to in this Section 5.2(b), but in no event shall Seller or any of its Affiliates be required to pay any fee or other consideration in connection therewith.

         5.3    Interim Reports; Updated Information.

         (a) Without limiting any obligations or requirements of Seller or its Affiliates under the Transition Services Agreement, Seller shall provide to Buyer copies of the reports and updated information described on Schedule 5.3 on a monthly or other frequency contemplated by Schedule 5.3 for such report or updated information, in each case in a form and medium reasonably acceptable to Buyer.

         (b) Within five Business Days of the date hereof, Seller shall deliver to Buyer a certificate, executed by a duly authorized executive officer of Seller, certifying that a true, correct, and complete copy of each Cellular Agreement (including, without limitation, all amendments, supplements, and modifications thereto and waivers in effect thereunder) is attached to such certificate. The Buyer shall be entitled to rely on the accuracy and completeness of such copies of the Cellular Agreements for all purposes under this Agreement.

         5.4 Conduct of the Business. Except as set forth on Schedule 5.4, as expressly required or permitted by the terms and conditions of this Agreement or as otherwise consented to by Buyer in writing, Seller shall (and shall cause each of its Affiliates to, including, without limitation, the CenturyTel Entities) conduct and operate the Business (i) in the ordinary course consistent with past practice and in compliance in all material respects with all Requirements of Law, including, without limitation the Communications Act and the rules, regulations and orders of the FCC and the State Commissions and (ii) in such a manner that at all times prior to and on the Closing Date, the representations and warranties of Seller contained in this Agreement shall be true and correct as though such representations and warranties were made at and as of such times. Without limiting the generality of the foregoing or otherwise with the prior written consent of Buyer, Seller shall (and shall cause each of its Affiliates to, including, without limitation, the CenturyTel Entities) observe and comply with the following covenants with respect to the Business:

         (a) use its reasonable best efforts to preserve intact the services of its employees, agents, dealers, distributors and resellers;

         (b) not sell, lease, license, or otherwise dispose, in whole or in part, any of its assets, properties or rights or any right, title or interest therein or thereto, including, without limitation, the Assets, Real Property or the Company Authorizations, other than the sale of Inventory in the ordinary course of Business consistent with past practice or the lease of space on a Tower to Third Parties on terms consistent with those imposed during the period from January 1, 2001 through December 31, 2001 and consistent in frequency and amount with the leasing activity of the Business that occurred during such twelve month period;

         (c) use its reasonable best efforts to preserve its relations and goodwill with its suppliers, subscribers (including, without limitation, Postpay Subscribers), partners and any other Person having a business relationship with it;

         (d) maintain (including, without limitation, through the making of capital improvements) the Assets in good repair, working order and condition, including, without limitation, preserving the equipment, systems and other fixed assets as necessary to keep the existing functionality and reliability thereof and to support Seller's anticipated growth and associated capacity requirements and use its reasonable best efforts to maintain the reliability standards, footprint coverage and network capacity;

         (e) keep in full force and effect the insurance policies set forth on Schedule 3.10;

         (f) conduct and, as applicable, continue the rate plans and promotions as disclosed on Schedule 3.25;

         (g) not grant or otherwise commit to make any increase in the compensation of the Eligible Employees or Leave Recipients or modify or amend any benefits provided to any Eligible Employee or Leave Recipient, except (i) as mandated by a Requirement of Law or (ii) to the extent required by any agreement, plan, commitment or program existing on the date hereof and disclosed in the Schedules;

         (h) not enter into any employment or consulting agreement with any Eligible Employee, Leave Recipient or any other Person other than any such agreement that is terminable at will without Liability or that will not impose any Liability upon the Buyer or its Affiliates (including, without limitation, the CenturyTel Entities) subsequent to the Closing;

         (i) use its reasonable best efforts to bill and collect its receivables and pay its trade payables consistent with past practice;

         (j) maintain customer service operations in the ordinary course of Business consistent with past practice, and refrain from changing any policies or practices relating to customer service in any material manner;

         (k) not implement any change in (i) the terms and conditions of forms of customer and subscriber agreements or (ii) the rate plans or products and services being provided to subscribers (including, without limitation, Postpay Subscribers) of the Business, including, without limitation, those disclosed on Schedule 3.25;

         (l) not incur any Indebtedness (other than trade payables for which Buyer receives an adjustment to the Purchase Price in accordance with
Article 2), except for advances from Seller or its Affiliates;

         (m) not redeem, repurchase or acquire any Shares or any capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest in any Person, except pursuant to First Refusal Rights in accordance with Section 5.5(f);

         (n) not issue, sell or dispose of any capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest in a CenturyTel Entity or Cellular Entity, or any securities, options, warrants, obligations or other rights convertible or exchangeable into or exercisable for, or give any Person a right to subscribe for or acquire, any stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest in any CenturyTel Entity or Cellular Entity, other than pursuant to First Refusal Rights in accordance with Section 5.5;

         (o) use its reasonable best efforts to ensure that all agreements, understandings, arrangements, commitments or obligations entered into after the date hereof and before the Closing Date do not require the consent of any other Person who is a party thereto or bound thereby to consummate the Stock Sale or the transactions contemplated hereby;

         (p) not amend or modify the certificate of incorporation, bylaws, general partnership agreement, limited partnership agreement, operating agreement or other similar organizational or management documents (including, without limitation, the Cellular Agreements) of a CenturyTel Entity or Cellular Entity;

         (q) not split, combine or reclassify the respective outstanding shares of capital stock, limited partner interest, general partner interest, membership interest, unit or other equity or similar interest of a CenturyTel Entity or Cellular Entity;

         (r) not terminate or amend, modify or waive any terms or conditions of any Material Contract or fail to perform, enforce or exercise any material rights or obligations under any Material Contract, except for terminations that occur automatically in accordance with the provisions of any such contract and terminations effected by a CenturyTel Entity upon a default by any other party to any such contract;

         (s) not enter into any new contract, agreement, understanding, arrangement, commitment or obligation that would constitute a Material Contract hereunder other than any contract, agreement, understanding, arrangement, commitment or obligation, irrespective of the amounts payable thereunder, that would constitute a Material Contract under Sections 3.9(vi), (x), (xii) or
(xiii) entered into in the ordinary course of Business consistent with past practice;

         (t) not declare, set aside or pay any noncash dividend or make any noncash distribution with respect to the capital stock, limited partner interests, general partner interests, membership interests, units or other equity or similar interests of any CenturyTel Entity or Cellular Entity;

         (u) use its reasonable best efforts to maintain all of its right, title and interest in and to, and the validity of, the Company Authorizations, and not engage in any transactions or take any action or omit to take any action which will or would reasonably be likely to adversely affect any right, title or interest in and to, or the validity of, any of the Company Authorizations;

         (v) not materially change any policies or procedures with respect to the classification or treatment of disconnects or the granting of adjustments to subscriber accounts;

         (w) maintain levels and types of Inventory in the ordinary course of Business consistent with past practice, and shall not capitalize the costs of cellular handsets or accessories or any marketing, advertising or similar costs related to the acquisition of subscribers;

         (x) not change any accounting policy, procedure or methodology with respect to the Business, including, without limitation, those specified on
Schedule 1.1(a) and those relating to the recognition of revenue or the deferral, classification or allocation of expenses or charges (including, without limitation, Affiliated Charges);

         (y) not terminate, amend, modify or waive any terms or conditions of any agreement, contract or commitment for roaming services (including, without limitation, the agreements, contracts or commitments with Roaming Partners) or fail to perform, enforce, or exercise any material rights or obligations thereunder; and

         (z) not agree, orally or in writing, or grant any other Person, an option to do any of the things specified in subparagraphs (a) through (y) above.

         5.5    First Refusal Right.

         (a) General. Between the date of this Agreement and for a period of up to 180 calendar days following the Closing and subject to the terms and conditions of this Section 5.5, Seller shall, and shall cause each of its Affiliates to, at Seller's sole cost and expense, use its reasonable best efforts to terminate each First Refusal Right listed on Schedule 3.27, or to obtain an irrevocable waiver or release in the form attached hereto as Schedule 5.5(a) from any First Refusal Right Holder listed on Schedule 3.27, so as to be able to transfer the Shares to Buyer free and clear of all Liens (including, without limitation, any claims with respect to any First Refusal Right) and without any recourse to, and without imposing any Liability upon, a CenturyTel Entity from and after the Closing Date. Without limiting any provision of this
Section 5.5, Seller shall keep Buyer reasonably apprised as to the status of its efforts and promptly furnish to Buyer copies of all notices and correspondence related hereto. Buyer agrees to cooperate reasonably with Seller in connection therewith. Seller shall not provide any notice to a Third Party under this
Section 5.5 unless it relates to a Cellular Interest listed on Schedule 3.27 or Buyer agrees in writing or consents thereto in writing in its sole discretion.

         (b)    Notice to First Refusal Right Holders.

                (i) Seller shall, and shall cause each of its Affiliates to, provide notice to each First Refusal Right Holder (or other Person entitled to notice) in the form of notice attached hereto as Schedule 5.5(b)(i) that applies to each particular First Refusal Right (the "Offer Notice") in accordance with the terms and conditions of this
         Section 5.5. The Seller shall deliver the Offer Notice to the First Refusal Holders on the date specified in writing by Buyer, which date Buyer agrees will be the earliest date, in its reasonable determina-tion, on which the Offer Notice should be delivered to the applicable First Refusal Right Holders so as to minimize the risk that any waiver or termination obtained for any related First Refusal Right will lapse or no longer be effective on the anticipated Closing Date. Unless otherwise required by the terms of a First Refusal Right, Seller shall not, and shall cause its Affiliate not to, deliver any Offer Notice until Seller and Buyer have agreed upon the date at which such Offer Notice should be delivered to the First Refusal Right Holder.

                (ii) Each Offer Notice will be accompanied by the purchase agreement that applies to each particular First Refusal Right in the form attached hereto as Schedule 5.5(b)(ii) that provides the terms and conditions on which any First Refusal Right Holder will be entitled to purchase any portion or all of a Cellular Interest pursuant to a First Refusal Right.

                (iii) The Offer Price contained in each Offer Notice will be determined by multiplying (A) times (B), where (A) is the First Refusal Percentage of the applicable First Refusal Right Holder and
         (B) is the Agreed Value of the applicable Cellular Interest.

         (c)    Responses from First Refusal Right Holders.

                (i) Seller will immediately advise Buyer of any notices or communications (whether written or oral) and provide any copies of notices or communications received by Seller or any of its Affiliates in response to an Offer Notice or otherwise related to a First Refusal Right.

                (ii) In the event that Seller or any of its Affiliates is required to deliver any subsequent Offer Notices to First Refusal Right Holders or other Persons in addition to the original Offer Notice specified in Section 5.5(b), Seller agrees, and shall cause each of its Affiliates to, provide such notice in the form of notice attached hereto as Schedule 5.5(c) that applies to each particular First Refusal Right.

                (iii) In the event that Seller is required to recalculate the Offer Price payable by any First Refusal Right Holder due to the presence of over-subscription or similar rights that are triggered if any other First Refusal Right Holder fails to purchase its propor-tionate share of any Cellular Interests subject to a First Refusal Right, then Seller will prepare a revised calculation of such Offer Price and obtain Buyer's written approval, which will not be unreasonably withheld, of such calculation prior to distributing any notice containing such revised Offer Price in accordance with Section 5.5(c)(ii).

         (d)    First Refusal Exercises.


                (i) As used in this Agreement, a "First Refusal Exercise" shall have occurred with respect to a First Refusal Right if the First RefusalRight Holder has exercised its First Refusal Right in accordance with all terms and conditions of such First Refusal Right, including, without limitation, any terms and conditions specified in the Cellular Agreement that must be fulfilled or satisfied in order for the First Refusal Right Holder to be entitled to all or any portion of a Cellular Interest in accordance therewith. If there is any question or uncertainty as to whether a First Refusal Exercise has occurred, the Buyer's determination, in the exercise of its reasonable judgment, of any such question or uncertainty shall control for all purposes of this Agreement.

                (ii) In the event of the occurrence of a First Refusal Exercise, the following provisions will apply to the affected Cellular Interests:

                      (A) any portion of a Cellular Interest subject to a First Refusal Exercise shall not be considered to be a Cellular Interest for the purposes of this Agreement and shall be deemed to be an "Excluded Cellular Interest";

                      (B) if a portion but not all of the Cellular Interests held by one or more CenturyTel Entities (or other Affiliates) is subject to the First Refusal Exercise, Buyer shall have the right (but not the obligation), in its sole discretion, to designate any or all of the remaining portion of the Cellular Interest to also be an Excluded Cellular Interest.

                      (iii) With respect to any Excluded Cellular Interest, Seller will be obligated as soon as practicable, but in any event prior to Closing, to transfer the following assets, properties and rights (which shall be deemed to be Excluded Assets for purposes of this Agreement) to an Affiliate of Seller that is not a CenturyTel Entity (which transfer will be without recourse to, and shall impose no Liability upon, any CenturyTel Entity from and after the Closing Date or upon Buyer and its Affiliates at any time):

                      (A)  the Excluded Cellular Interest;

                      (B) any management, service or other agreements, commitments or arrangements to which any CenturyTel Entity is a party or bound thereby related to the Excluded Cellular Interest.

         With respect to any agreement, commitment or arrangement described in clause (B) immediately above for which the Seller and its Affiliates will not be able to perform their obligations due to the Stock Sale after the Closing Date without the benefit of certain assets, properties or rights of the Business and to the extent the Buyer is able to perform such obligations as a result of the Stock Sale, the Buyer agrees to provide to Seller for a period of up to three months after the Closing Date any services necessary for Seller to perform its obligations on the same terms and conditions that would apply to such services under the Transition Services Agreement (as if Buyer were the "Providing Party" thereunder and Seller were the "Receiving Party" thereunder).

                (iv) With respect to each Excluded Cellular Interest, the Base Purchase Price shall be reduced in accordance with Section 2.2 by an amount equal to all Excluded Cellular Interest Amounts.

                (v) Seller shall keep Buyer reasonably apprised of all developments with respect to the disposition of any Excluded Cellular Interest, and Seller shall not (and shall not allow any Affiliate to) amend or modify the terms and conditions of any agreement, contract or commitment to dispose of any Excluded Cellular Interest without the prior written consent of Buyer, which consent may be withheld at Buyer's sole discretion.

                (vi) If a First Refusal Right Holder fails to consummate the purchase of all (but not less than all) of the Excluded Cellular Interest in a Cellular Entity within 120 days after the Closing Date, Buyer shall have the obligation to purchase all of such Excluded Cellular Interests in accordance with this Agreement. In all other instances in which a First Refusal Right Holder fails to consummate the purchase of an Excluded Cellular Interest, Buyer shall have the right (but not the obligation), in Buyer's sole discretion, to purchase all or any portion of any such Excluded Cellular Interest in accordance with this Agreement.

         (e) No Liability to Buyer; Indemnification. Subject to the last sentence of this Section 5.5(e), Buyer shall have no Liability, before or after Closing and without regard to any termination of this Agreement, with respect to any First Refusal Right or Excluded Cellular Interest. Without limiting the generality of the foregoing and in addition to the indemnification obligations of Seller set forth elsewhere herein, Seller shall indemnify, defend and hold harmless each Buyer Indemnitee against and in respect of any and all Losses or Taxes incurred or suffered by any Buyer Indemnitee that result from, relate to or arise out of (i) First Refusal Rights, (ii) Excluded Cellular Interests and any related Excluded Assets, and (iii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the enforcement of this Section. The provisions of this Section 5.5 will survive indefinitely the Closing or termination of this Agreement. Notwithstanding the foregoing provisions of this Section 5.5(e), if the Closing occurs and Seller was deemed at Closing to have waived the condition to Closing regarding First Refusal Rights in accordance with the last sentence of Section 6.2(c), Seller shall have no obligation to indemnify any Buyer Indemnitee with respect to any Losses or Taxes that result from, relate to or arise out of the deemed waiver of such condition in Section 6.2(c).

         (f) Other Rights of First Refusal. If Seller or any of its Affiliates receives a notice from any Person that provides Seller or any of its Affiliates with notice of a right of first refusal or other similar right to purchase or acquire any Third-Party Interest, Seller will immediately provide a copy to Buyer of any such notice and any additional supporting documentation that Buyer may reasonably request. Within ten Business Days of Buyer's receipt of such notice, Buyer shall have the right (but not the obligation) in Buyer's sole discretion to provide instructions to Seller as to whether or not to exercise the right of first refusal or similar right, and Seller shall (and shall cause its Affiliates to) respond to the holder of the Third-Party Interest in accordance with Buyer's instructions and shall use any form of response provided to Seller by Buyer for such purpose. Seller will immediately provide a copy to Buyer of any written notices or communications received by Seller or any of its Affiliates in connection with the Third-Party Interest or right of first refusal or similar interest. If Buyer elects for Seller or its applicable Affiliate to purchase such Third-Party Interest, Seller will provide Buyer with reasonable opportunity to review and approve in advance in writing any notices or communications to the holder of the Third-Party Interest, including, without limitation, any proposed purchase agreement to govern the purchase of the Third-Party Interest. If there is a purchase of a Third-Party Interest pursuant to this Section 5.5(f) pending at the Closing, Seller will (and will cause its Affiliates to) take all actions necessary to cause the right to purchase the Third-Party Interest to be held by a CenturyTel Entity at the Closing. If a purchase of a Third-Party Interest pursuant to this Section 5.5(f) has been consummated at or prior to the Closing, the parties agree that the Base Purchase Price and the Agreed Value shall be increased by the amount of any payments approved by Buyer in writing and made by Seller or its Affiliates to the holder of the Third-Party Interests, and the Third-Party Interests will thereafter be considered Cellular Interests for which Buyer will assume Control at the Closing.

         5.6 Unbundling. Following the Closing, the parties shall unbundle the subscribers set forth on Schedule 3.32 and the related subscriber agreements in accordance with the provisions set forth on Schedule 5.6.

         5.7    Notification of Certain Matters.

         (a) Seller shall give prompt written notice to Buyer of (i) the occurrence or nonoccurrence of any event or circumstance which would be reasonably likely to cause any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date and (ii) any failure of Seller to comply in any material respect with any covenant or agreement to be complied with at or prior to Closing.

         (b) Buyer shall give prompt written notice to Seller of (i) the occurrence or nonoccurrence of any event or circumstance which would be reasonably likely to cause any representation or warranty contained in Article 4 to be untrue or inaccurate on the Closing Date and (ii) any failure of Buyer to comply in any material respect with any covenant or agreement to be complied with at or prior to Closing.

         (c) Buyer shall give prompt written notice to Seller if the Buyer obtains Knowledge after the date of this Agreement of (i) the occurrence or nonoccurrence of any event or circumstance which would cause any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date or (ii) any failure of Seller to comply in any material respect with any covenant or agreement to be complied with at or prior to Closing, the effect of which in each case under the preceding clauses (i) and (ii) would cause a condition to Closing in Article 6 to not be satisfied. The Buyer shall not have any obligation to provide notice under this Section 5.7(c) unless the occurrence, nonoccurrence or failure in question (y) clearly and demonstrably, without the requirement of any independent investigation, constitutes a breach of an express term of this Agreement and (z) relates to or arises out of an act, event or circumstance that occurs after the date of this Agreement. In no event shall Buyer's obligation under this Section 5.7(c) include any obligation to provide notice under this Section 5.7(c) related to the contents of the Schedules to this Agreement.

         (d) The delivery of any notice in accordance with this Section 5.7 shall not be deemed to (i) modify the representations or warranties hereunder of either party, (ii) modify any condition to closing set forth in Article 6 or
(iii) limit or otherwise affect the remedies available hereunder to either party.

         5.8 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article 5, the parties shall use reasonable best efforts to satisfy promptly all the conditions required to be satisfied prior to the Closing under Article 6.

         5.9 Cooperation. Without limiting the terms and conditions of this Agreement or the Transition Services Agreement, (a) Buyer and Seller shall, and shall cause their respective Affiliates to, cooperate with the other in order to facilitate the orderly transfer and transition of the ownership and operation of the Business, (b) Seller shall, and shall cause each of its Affiliates to, (i) give Buyer and its employees, agents and representatives reasonable access during all reasonable times to the books and records, facilities and assets of the CenturyTel Entities and Cellular Entities or used in the Business, (ii) provide such financial and operating data and other information as Buyer may reasonably request and (iii) make available, at and for reasonable locations and times, each of the officers, employees, agents and representatives of Seller and its Affiliates in order to facilitate transfer and transitional matters and (c) Seller shall, and shall cause each of its Affiliates to, grant Buyer and its employees, agents and representatives reasonable access to the respective officers, employees, agents and representatives of Seller and its Affiliates who can respond knowledgeably to questions related to the CenturyTel Entities and Cellular Entities, the Business, and transfer and transitional matters.

         5.10   CenturyTel Entities.

         (a)    Subject to the terms and conditions of the Transition
Services Agreement, Buyer and Seller agree that Seller shall, and shall cause each of its Affiliates to, terminate effective as of the Closing Date without Liability to the CenturyTel Entities, the Cellular Entities, Buyer or the Business (other than to pay amounts due thereunder for services performed or products delivered, in each case as performed or provided in accordance with the terms and conditions of the applicable agreement, contract or arrangement prior to the date of such termination), all of the rights and obligations of the CenturyTel Entities and Cellular Entities under the agreements, contracts and arrangements disclosed on Schedule 5.10(a).

         (b) Seller shall, and shall cause each of its Affiliates to, repay and discharge all outstanding Indebtedness of the CenturyTel Entities (other than trade payables for which Buyer receives an adjustment to the Purchase Price in accordance with Article 2), any Liabilities secured by any Existing Liens (other than Permitted Liens), and any Intercompany Payables prior to the Closing Date, other than Current Liabilities for which the Buyer receives an adjustment to the Purchase Price in accordance with Article 2.

         5.11 Capital Expenditures. Seller shall cause the CenturyTel Entities to make (and pay in full prior to Closing) capital expenditures with respect to the Business required to support normal maintenance and customer growth in a manner consistent with the expenditure budgets attached hereto as
Schedule 5.11 (the "Capital Expenditure Budget"). Capital Expenditures incurred by the CenturyTel Entities with respect to the Business from January 1, 2002 until the Closing Date in accordance with the Capital Expenditure Budget are referred to as the "Capital Expenditure Amount."

         5.12 Exclusivity. Except as contemplated by Section 5.5, neither Seller nor any CenturyTel Entity shall (and Seller shall not cause or permit any of its Affiliates or any CenturyTel Entity or Cellular Entity to) (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to, or cause or allow to occur, any Acquisition with respect to or involving a CenturyTel Entity, Cellular Entity or any Affiliate of Seller that owns or Controls, directly or indirectly, any Shares, Affiliate Assets, Cellular Interests or other assets, properties or rights of the Business, (ii) cause or allow to occur any change of Control of any CenturyTel Entity, Cellular Entity, or any Affiliate of Seller that owns or Controls, directly or indirectly, any Shares, Affiliate Assets, Cellular Interests or other assets, properties or rights of the Business, or (iii) continue or participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. If any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing, Seller will immediately provide Buyer with a copy (or, if not in writing, a written description of the terms and other details) of such proposal, offer, inquiry or contact. Notwithstanding clause (ii) of this Section 5.12, a change of Control of Seller by way of merger, consolidation or reorganization in which the Seller is a constituent corporation or party to such transaction shall not be prohibited by this Section if the successor corporation or entity (and, if the successor corporation or entity is not the ultimate parent corporation or entity as a result of such transaction, the ultimate parent corporation or entity) expressly assumes in writing all of Seller's obligations under and agrees to comply with this Agreement.

         5.13 SEC Basis Financial Statements. Following a request by Buyer, at any time prior to the Closing or within 75 calendar days after the Closing, in connection with the preparation and/or audit of financial statements with respect to the Business in order to comply with the reporting requirements of the SEC under Regulations S-K and S-X or as required by any financing to be incurred by Buyer to fund all or a part of the Purchase Price (the "SEC Basis Financial Statements"), Seller will, upon Buyer's request, assist Buyer in the preparation of the SEC Basis Financial Statements, and cooperate with any independent auditors chosen by Buyer to prepare and/or audit the SEC Basis Financial Statements. Seller's cooperation will include access to workpapers and other supporting documents used in the preparation of the Company Financial Statements or such documents as may be reasonably required by such auditors to prepare such SEC Basis Financial Statements or to render an opinion and delivery of one or more representation letters from Seller to such auditors as may be reasonably required by such auditors to perform an audit in accordance with generally accepted auditing standards or a review in accordance with standards of the American Institute of Certified Public Accountants and to render an opinion acceptable to the SEC with respect to the audit or review of the SEC Basis Financial Statements, it being understood that such representation letters shall acknowledge (i) Seller's use of estimates and allocations in the preparation of the SEC Basis Financial Statements, and (ii) Seller's belief that the SEC Basis Financial Statements represent the financial condition and results of operations of the Business, in accordance with GAAP, and that such estimates and allocations were made on a reasonable basis and in accordance with GAAP. Buyer will bear the cost of preparation of the SEC Basis Financial Statements and of any audit.

         5.14 Network Access and Modifications. Without limiting the terms and conditions of this Agreement or the Transition Services Agreement, after the date hereof and prior to Closing:

         (a) Seller shall, and shall cause each of its Affiliates to, provide Buyer with reasonable access to, following a request by Buyer, individuals with primary responsibility for the network operations of the CenturyTel Entities and the Business ("Network Operations Personnel") at reasonable times.

         (b) Seller shall, and shall cause each of its Affiliates to, permit and direct Network Operations Personnel to cooperate with Buyer, following a request by Buyer, in creating plans and network standards for the purpose of assisting Buyer and its Affiliates in preparing to develop the capability of delivering Commercial Mobile Service in accordance with Buyer's technical and business requirements, including, without limitation the deployment of Code Division Multiple Access technology and equipment (the development of such plans and standards the "Network Plan").

         (c) Seller shall, and shall cause each of its Affiliates to, permit Buyer and its Affiliates and each of their respective employees and representatives to commence construction work on one or more Commercial Mobile Service switches at the properties referenced on Schedule 5.14(c) in accordance with the Network Plan (the "Network Construction"). Seller shall, and shall cause each of its Affiliates to, permit Buyer and its Affiliates and each of their respective employees and representatives to commence the Network Construction as soon as reasonably practicable after a request by Buyer. Buyer shall conduct all Network Construction in good faith and with due consideration of the ongoing requirements of the Business.

         (d) Seller shall, and shall cause each of its Affiliates to, use its reasonable best efforts (i) to cause any vendor, supplier or sub-contractor of Seller or any of its Affiliates to cooperate with and assist Buyer and its Affiliates in connection with the Network Construction after a request by Buyer and (ii) to obtain access to and consents from any Third Party, including, without limitation, any lessors or licensors in each case required in connection with the Network Construction.

         (e) All costs and expenses of the Network Construction and the Network Plan shall be paid by and be for the account of Buyer.

         (f) In the event this Agreement shall terminate prior to Closing or in the event the Buyer or its Affiliates has done Network Construction with respect to a part of the Business for which the Buyer will not assume Control because the related Cellular Interest has become an Excluded Cellular Interest in accordance with this Agreement, then Seller shall, and shall cause each of its Affiliates to, cooperate with Buyer, and each shall use its reasonable best efforts in transferring ownership and possession to Buyer of equipment owned or possessed by Seller or any of its Affiliates, but paid for by Buyer or its Affiliates in connection with the Network Construction. Buyer agrees to pay all reasonable costs and expenses of Seller and its Affiliates in connection with transferring such ownership and possession and deinstalling, packaging and shipping such equipment.

         (g) Seller shall, and shall cause each of its Affiliates to, complete the switch upgrades described in Schedule 5.14(g) in order to comply with the FCC Mandates related to wireless number pooling and wireless number portability.

         (h)    Prior to the Closing, Seller shall cause the CenturyTel
Entities to take all necessary actions when due or otherwise appropriate to cause the Business and the CenturyTel Entities to be in compliance in all material respects with the FCC Mandates at the Closing and to remain after the Closing in compliance in all material respects with the FCC Mandates (based upon the requirements of such FCC Mandates as they exist prior to and on the Closing
Date). Seller shall keep Buyer fully informed regarding the actions taken pursuant to this Section 5.14(h) and promptly furnish to Buyer copies of all notices and correspondence related thereto.

         (i) Seller and the CenturyTel Entities shall continue to prosecute before the FCC the CenturyTel E-911 Waiver and comply with the E-911 deployment time frames and other undertakings set forth therein, or in the event the CenturyTel E-911 Waiver is denied, the requirements of Section 20.18 of the Rules and Regulations of the FCC.

         (j) Seller shall deliver, within five Business Days from the date hereof, true, correct and complete copies of any and all construction notifications it has filed on or before the date hereof with the FCC for the purpose of satisfying the FCC Construction Notification Requirement with respect to the Company PCS Licenses. Within two Business Days of filing, Seller shall deliver true, correct and complete copies of any and all construction notifications it has filed between the date hereof and the Closing Date with the FCC for the purpose of satisfying the FCC Construction Notification Requirement with respect to the Company PCS Licenses.

         5.15 Approvals and Disapprovals. Each party agrees to approve or disapprove in writing any action that requires its consent under Article 5 within ten days following written notice to such party from the other party requesting such consent, and each party agrees not to unreasonably withhold any such consent. If a party fails to approve or disapprove of any such action in writing within ten days after presentation by the other party, then such party shall be deemed to have approved of such request for consent from the other party.

         5.16 Tower Documents. Prior to the Closing, the Seller shall, and shall cause its Affiliates to, make available to Buyer any and all Tower Documents for any Tower Site. If, after the Closing Date, Buyer determines that any of the Tower Documents for any Tower Site are missing, inaccurate or incomplete, at Buyer's sole discretion, Seller (at its sole cost and expense) shall obtain and deliver, or cause to be obtained and delivered, to Buyer full, correct and complete copies of such missing, inaccurate or incomplete Tower Documents. Notwithstanding the foregoing provisions of this Section 5.16, the Seller shall not be required to obtain, create or furnish any of the items specified in clauses (ii), (iii), (iv), (v), (vi) or, unless required by any Requirement of Law in effect prior to the Closing Date, (vii) of the definition of Tower Documents if any of such items are not available.

         5.17   Certain Distributions.

         (a) Buyer agrees that all cash Distributions with respect to any Minority Interests that are paid prior to the Effective Time shall be for the account of Seller, and Seller may cause the Company, in one or more transactions prior to the Closing involving the CenturyTel Entities and effected in accordance with Section 2.6, to pay to Seller the full amount of any such Distribution.

         (b) Buyer shall cause Alltel Cellular Associates of Arkansas Limited Partnership to continue to make Distributions to its partners in such amounts and at such intervals as is consistent with its past practice.

         5.18   Asset Listing.

         (a) For the purpose of this Agreement, the Assets shall include all assets, properties or rights reflected on the books and records of the CenturyTel Entities at any time on or after January 1, 2001 (other than Assets sold, retired or otherwise disposed of in the ordinary course of business consistent with past practice and consistent with this Agreement since January 1, 2001), regardless of the use or location of such assets, properties and rights.

         (b) At least thirty (30) days prior to the Closing Date (or such other date as the parties may mutually agree in writing), Seller shall deliver to Buyer a list (the "Asset Listing"), current as of the date of delivery of such list, of (i) substantially all of the Assets, (ii) all Affiliate Assets, and (iii) any other assets, properties or rights that have been used in the Business since January 1, 2001 but have been excluded from the categories of Assets or Affiliate Assets because Seller believes such assets, properties and rights fail to satisfy the criteria specified in Section 5.18(a) and are not used primarily in the Business. Seller shall provide Buyer with reasonable opportunity to review and approve the Asset Listing and to request that any item classified as an excluded asset, property or right be reclassified as either an Asset or an Affiliate Asset. In the case of any item that Buyer requests to be reclassified, if the parties are unable to agree on the reclassification of any such assets, properties or rights and the classification of such items are not addressed by the provisions of Section 5.18(a), the excluded asset, property or right in question shall be deemed to be an Affiliate Asset or Asset, as applicable, if the employee or employees of Seller or its Affiliate who were the predominant users of such asset, property or right during the period after January 1, 2001 were Eligible Employees. At the Closing, the parties shall agree in writing upon the final Asset Listing that has been updated in accordance with this Section 5.18, and such final Asset Listing shall be binding upon the parties as to the classifications of the assets, properties and rights thereon as either Excluded Assets, Affiliate Assets or Assets, as applicable.

         (c) If Seller or its Affiliates retain any Asset following the Closing Date that the Buyer reasonably determines is necessary for the operation of the Business and the Buyer submits a written request to Seller with respect to such Asset on or before the six month anniversary of the Closing Date under this Section 5.7(c), the Seller shall, and shall cause its applicable Affiliate to, enter into an arrangement, reasonably satisfactory and with no additional cost or expense to Buyer, designed to provide Buyer with the benefits of such Asset so that the Buyer may conduct the Business following the Closing in a manner consistent with the conduct of the Business during the twelve month period ending December 31, 2001. The term of any arrangement under this Agreement shall not exceed twelve months. The rights available to Buyer under this Section 5.7(c) shall be in addition to any other rights and remedies available to Buyer under this Agreement.

         5.19   Acknowledgements.

         (a) As soon as practicable after the date of this Agreement (but in no event later than 60 days after the date hereof), Seller shall use its reasonable best efforts to obtain a waiver in the form attached hereto as
Schedule 5.19 or such other form approved in writing by Buyer, which approval shall not be unreasonably withheld (the "Acknowledgement") with respect to each Cellular Interest listed on Schedule 5.19 from the holder of each Third Party Interest in each related Cellular Entity.

         (b) Seller will immediately advise Buyer of any notices or communications (whether written or oral) and provide any copies of notices or communications received by Seller or any of its Affiliates in response to request for an Acknowledgement or otherwise related to an Acknowledgement.

         (c) In the event the Seller fails to obtain any Acknowledgement with respect to any portion of a Cellular Interest in accordance with Section 5.19(a), Buyer shall have the right (but not the obligation), in the exercise of its sole discretion, to notify Seller in writing of the Buyer's election to designate all of the Cellular Interests in the affected Cellular Entity as an Excluded Cellular Interest for all purposes under this Agreement (including, without limitation, Section 5.5(e)).

         (d) With respect to any such Excluded Cellular Interest, Seller will be obligated as soon as practicable, but in any event prior to Closing, to transfer the following assets, properties and rights (which shall be deemed to be Excluded Assets for purposes of this Agreement) to an Affiliate of Seller that is not a CenturyTel Entity (which transfer will be without recourse to, and shall impose no Liability upon, any CenturyTel Entity from and after the Closing Date or Buyer and its Affiliates at any time):

                (i)   the Excluded Cellular Interest;

                (ii) any management, service or other agreements, commitments or arrangements to which any CenturyTel Entity is a party or bound thereby related to the Excluded Cellular Interest.

         With respect to any agreement, commitment or arrangement described in clause (B) immediately above for which the Seller and its Affiliates will not be able to perform their obligations due to the Stock Sale after the Closing Date without the benefit of certain assets, properties or rights of the Business and to the extent the Buyer is able to perform such obligations as a result of the Stock Sale, the Buyer agrees to provide to Seller for a period of up to three months after the Closing Date any services necessary for Seller to perform its obligations on the same terms and conditions that would apply to such services under the Transition Services Agreement (as if Buyer were the "Providing Party" thereunder and Seller were the "Receiving Party" thereunder).

         (e) With respect to each Excluded Cellular Interest, the Base Purchase Price shall be reduced in accordance with Section 2.2 by an amount equal to all Excluded Cellular Interest Amounts.

                                 ARTICLE 6
                    CONDITIONS PRECEDENT TO THE CLOSING

         6.1 Conditions Precedent to Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part only by Buyer:

         (a)    No Misrepresentation or Breach of Covenants and Warranties.

                (i) All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date, except that the accuracy of any representations and warranties that by their terms speak as of a specified date will be determined as of such date.

                (ii) Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         (b)    Regulatory Approvals.

                (i) All required consents, approvals and Authorizations from the FCC specified in Section 5.1, and all consents, approvals and Authorizations from all other Governmental Authorities disclosed on
         Schedule 6.1(b), shall have been received, shall be Final Orders, and shall have been obtained free from any terms, conditions and restrictions that (A) would not be the sort that are customarily or routinely imposed on such consents, approvals and Authorizations, (B) would impose any term, condition or restriction on the Business, any CenturyTel Entity or any Cellular Entity or result in the waiver of rights asserted by any of the foregoing that is or is reasonably likely to be materially adverse to the Business as a whole, or (C) would impose any term, condition or restriction on the business or operations of Buyer or its Affiliates (other than the Business, the CenturyTel Entities or the Cellular Entities) or result in the waiver of rights asserted by any of the foregoing that is or is reasonably likely to be materially adverse to Buyer or its Affiliates.

                (ii) the FCC shall not have denied or otherwise disapproved the Amended E-911 Waiver, nor shall the FCC have imposed as a condition to approval of the Amended E-911 Waiver any term, condition, restriction, or waiver of rights with respect to (A) the Business, any CenturyTel Entity or any Cellular Entity that is or is reasonably likely to be materially adverse to the Business as a whole, or (B) the business or operations of Buyer or its Affiliates (other than the Business, the CenturyTel Entities or the Cellular Entities) that is or is reasonably likely to be materially adverse to Buyer or its Affiliates.

                (iii) Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

         (c) No Legal Obstruction. There shall not be in effect a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction which enjoins, prohibits or restrains the Stock Sale and the consummation of the transactions contemplated hereby or requires a divestiture of a Cellular Interest (other than a Minority Interest) or other material asset, property or right of the Business.

         (d) No Catastrophe. There shall have not occurred any loss, damage or destruction by catastrophe, act of God, terrorism, war or other tragedy or cataclysm, and without regard to whether such loss, damage or destruction is covered by insurance, that individually or in the aggregate has materially diminished or impaired and continues to materially diminish or impair, or is reasonably likely to materially diminish or impair, the ability of either (i) the CenturyTel Entities to conduct or operate the Business in the ordinary course consistent with past practice or (ii) the Seller or its Affiliates to perform their respective agreements and obligations under the Transition Services Agreement.

         (e)    Acknowledgements and First Refusal Rights.

                (i) Seller shall have obtained all Material Acknowledgements in accordance with Section 5.19, and to the extent any such other Acknowledgement is not obtained, the Seller shall have complied with and performed its agreements and obligations with respect to any Excluded Cellular Interest in accordance with Section 5.19.

                (ii) There shall have been no First Refusal Exercise Event, and all First Refusal Rights listed on Schedule 3.27 shall have been waived or terminated in accordance with Article 5 or, to the extent any such waiver or termination is not obtained, the Seller shall have complied with and performed its agreements and obligations with respect to any Excluded Cellular Interest in accordance with Article 5.

         (f) Required Consents. Seller shall have obtained all necessary consents or shall have taken such other necessary action to ensure that the CenturyTel Entities, the Cellular Entities or the Business has at the Closing
Date:

                (i) Leases, subleases, licenses or similar agreements with respect to 85% of the cell sites used in the Business;

                (ii) Agreements with Persons who are agents, dealers, distributors or resellers of the CenturyTel Entities or the Business immediately prior to the Closing that were credited by CenturyTel Entities or their Affiliates with generating 80% of the total activations of mobile telephone numbers for the Business credited to all such Persons during the twelve-month period ending the calendar month-end preceding the Closing Date;

                (iii) Leases, subleases, licenses or similar agreements with respect to the call centers used in the Business;

                (iv) Leases or similar agreements with respect to 90% of the retail stores of the Business (excluding leases or similar agreements for retail stores managed by Buyer or its Affiliates).

         (g) Transition Services Agreement. The Transition Services Agreement shall be in full force and effect in accordance with its terms (unless the failure to be in full force and effect is a result of a breach or default by Buyer or its Affiliate), and Seller and its Affiliates shall not be in breach or default thereunder.

         (h) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date and executed by a duly authorized officer of Seller, to the effect that the conditions specified in these Sections 6.1(a), (e) and (f) have been fulfilled as of such date.

         (i) Legal Opinion. Buyer shall have received a legal opinion from Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P., special counsel to Seller, dated as of the Closing Date, in the form of Exhibit B.

         (j) Regulatory Opinion. Buyer shall have received a legal opinion from Latham & Watkins, regulatory counsel to Seller, dated as of the Closing Date, with respect to the Company FCC Authorizations and related matters in the form of Exhibit C.

         (k) IRU Agreement. On or before the Closing Date, Seller or its applicable Affiliate shall have entered into an indefeasible right to use agreement with Buyer or its applicable Affiliate (i) relating to eight single mode fiber strands on the 600 mile fiber ring of Seller or its Affiliates existing on the date hereof or at the Closing Date in the state of Michigan,
(ii) for a term of not less than ten years, (iii) at no cost or charge to Buyer, other than maintenance, utilities, taxes and other similar recurring charges and customary non-recurring charges reasonably satisfactory to Buyer and (iv) on such other terms and conditions reasonably satisfactory to Buyer, and such agreement shall be in full force and effect in accordance with its terms (unless the failure to be in full force and effect is a result of a breach or default by Buyer or its Affiliate), and Seller and its Affiliates shall not be in breach or default thereunder.

         6.2 Conditions Precedent to Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, which may be waived in writing in whole or in part only by Seller (unless deemed to have been waived by Seller in accordance with the terms and conditions of this Agreement):

         (a)    No Misrepresentation or Breach of Covenants and Warranties.

                (i) All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date.

                (ii) Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         (b)    Regulatory Approvals.

                (i) All consents, approvals and Authorizations from the FCC specified in Section 5.1, and all consents, approvals and Authorizations from all other Governmental Authorities disclosed on Schedule 6.2(b), shall have been received and shall be Final Orders, and shall have been obtained free from any terms, conditions and restrictions that would impose any term, condition or restriction on the business or operations of Seller or its Affiliates (other than the CenturyTel Entities or the Cellular Entities) or result in the waiver of rights asserted by any of the foregoing that is or is reasonably likely to be materially adverse to Seller and its Affiliates, taken as a whole. Notwithstanding anything herein to the contrary, if Buyer waives any condition to Closing in Section 6.1(b)(i) requiring the consents, approvals and Authorizations received from the FCC and other Governmental Authorities to be Final Orders, Seller shall be deemed to have waived its condition to Closing contained in this Section 6.2(b)(i) requiring such consents, approvals and Authorizations received from the FCC and other Governmental Authorities to be Final Orders.

                (ii) Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

         (c)    First Refusal Rights. All First Refusal Rights disclosed on
Schedule 3.27 shall have been waived or terminated in accordance with Section
5.5. Notwithstanding anything herein to the contrary, if Buyer waives the condition to Closing in Section 6.1(e), Seller shall be deemed to have waived its condition to Closing contained in this Section 6.2(c).

         (d) No Legal Obstruction. There shall not be in effect a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction which enjoins, prohibits or restrains the Stock Sale and the consummation of the transactions contemplated hereby.

         (e) Closing Certificate. Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, certifying that the conditions specified in Section 6.2(a) have been fulfilled.

                                 ARTICLE 7
                         EMPLOYEE RELATED COVENANTS

         7.1    Employment of Transferred Employees.

         (a)    Eligible and Transition Employees.

                (i) Schedule 7.1(a) contains a true and complete list of all Active Employees, Transition Employees and Leave Recipients as of the date of this Agreement.

                (ii) All Active Employees immediately prior to the Closing who are identified on Schedule 7.1(a) (the "Eligible Employees") shall become the responsibility of Buyer and its Affiliates as of the Effective Time in the same or comparable positions, and at the same or comparable total compensation as described on Schedule 7.1(a).

                (iii) All Transition Employees shall become the responsibility of the Buyer and its Affiliates as of the termination date of the services provided by such employees under the Transition Services Agreement (the "Transition Employee Conversion Date") in the same or comparable positions, and at the same or comparable total compensation as described on Schedule 7.1(a).

                (iv) Buyer or its Affiliates also shall employ any Leave Recipient identified on Schedule 7.1(a), provided such Leave Recipient returns to active employment within one year after the Closing Date and in accordance with the other requirements of Section 7.1(c).

                (v) Neither Seller nor any of its Affiliates shall, directly or indirectly, solicit for employment, hire or retain, as an employee or consultant, any of the Transferred Employees or Leave Recipients for a period of twelve (12) months following the Closing Date unless the employment of such Transferred Employee or Leave Recipient is terminated by Buyer.

         (b) For purposes hereof, (i) "Active Employee" means an individual employed on a full-time or part-time basis by Seller or any of its Affiliates and who provides substantially all of his or her services to or for the Business, (ii) "Transition Employees" means an individual providing services to Buyer or its Affiliates subsequent to the Closing Date that is designated as a Transition Employee on Schedule 7.1(a), (iii) "Leave Recipient" means an individual who is identified on Schedule 7.1(a) as an "LTD Recipient," "WC Recipient," "Military Leave Recipient," "Maternity/Paternity Leave Recipient," "FMLA Recipient," "Approved Leave of Absence Recipient," or "Layoff with Recall Rights Recipient" and who, immediately before his or her active employment with an Affiliate of Seller ceased, was providing substantially all of his or her services to or for the Business, (iv) "Transferred Employee" means any Eligible Employee, Transition Employee or Leave Recipient employed by Buyer or its Affiliates from and after the Effective Time (or, in the case of Transition Employees, the Transition Employee Conversion Date) in accordance with Section
7.1 (a) and (v) each CenturyTel Entity shall be considered an Affiliate of Buyer at the Effective Time.

         (c) Special Provisions for Leave Recipients. Any Leave Recipient, shall continue to receive benefits, if any, under and shall continue to be subject to the terms of the applicable long term disability plan, workers' compensation insurance, short term disability plan, military leave policy, maternity/paternity leave policy, approved leave of absence policy, or layoff/recall rights policy of Seller after the Closing Date. As long as the Leave Recipient remains eligible to remain on leave under the applicable Seller policy or receive benefits under the applicable Seller plan or insurance, the following provisions shall apply: (i) the Leave Recipient shall be treated as an individual who is not a Transferred Employee under Seller's other employee benefit plans or programs; and (ii) neither Buyer nor any of its Affiliates shall be required to provide coverage or benefits to the Leave Recipient under any employee benefit plans or programs maintained by Buyer and its Affiliates. If a Leave Recipient recovers from his or her condition, returns from leave, or is recalled, as applicable, within twelve (12) months after Closing, Seller shall have no obligation to offer or provide any employment to such Leave Recipient, and Buyer or an Affiliate of Buyer shall offer employment to any such Leave Recipient who is able to return to active work and who has a legal, contractual, or other right to reemployment or reinstatement (with Buyer or Seller). If the Leave Recipient commences active service with Buyer or an Affiliate of Buyer, such Leave Recipient shall be considered a Transferred Employee under this Agreement and the following provisions shall apply: (x) the Leave Recipient shall cease to be eligible for coverage and benefits under any employee benefit plans or programs maintained by Seller (except to the extent, if any, that such coverage and benefits are required by this Agreement); (y) the Leave Recipient shall become eligible for coverage and benefits under any employee benefit plans or programs maintained by Buyer or its applicable Affiliate under the same terms and conditions that apply to other Transferred Employees; (z) the Leave Recipient's period of leave shall be treated as a period of service under the employee benefit plans and programs of Buyer or its applicable Affiliate to the same extent as if the Leave Recipient received benefits under a similar plan or insurance or was subject to a similar policy of Buyer or its applicable Affiliate; provided, however, that to the extent permitted by applicable Requirements of Law, Buyer and its Affiliates shall not be required to credit any Leave Recipient with such service for purposes of benefit accrual or contributions under any pension plan, profit sharing plan, savings plan, or other deferred compensation plan.

         (d) All Eligible Employees, Transition Employees and Leave Recipients are identified on Schedule 7.1(a) by name, annual compensation, incentive compensation target, service date, employment status (conforming in the case of Leave Recipients to the categories set forth in Section 7.1(b)(ii)), job title, job location and collective bargaining unit status as of the date of this Agreement. Seller shall deliver an updated Schedule 7.1(a) to Buyer at least once every sixty (60) calendar days after the date of this Agreement, and Seller shall deliver a final Schedule 7.1(a) to Buyer no later than five (5) Business Days prior to the Closing Date, which shall reflect new employees, terminated employees or other changes or corrections to the information contained on Schedule 7.1(a) on the date of this Agreement. All updates to
Schedule 7.1(a) shall reflect only such changes that arise or result from the Seller's operation of the Business in accordance with Section 5.4.

         7.2    Assumption of Agreements; Severance.

         (a) On and after the Closing Date, except as otherwise provided in this Agreement or in Schedule 7.2(b), the CenturyTel Entities or Buyer and its Affiliates, as successor employer to Affiliates of Seller (subject to Seller's Retained Liabilities in Sections 7.4 and 7.7(b)(i)), shall continue to be bound by or shall assume all obligations under and be bound by the provisions of each Employment Agreement disclosed on Schedule 3.14(a).

         (b) From the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date) through the first anniversary of the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), Transferred Employees shall be eligible for benefits under a Buyer or an Affiliate severance or separation pay policy or plan comparable in amount to the severance or separation pay benefits that are described on
Schedule 7.2(b), and such benefits may be provided in the manner and under the plan or policy designated by Buyer in its sole discretion.

         7.3 Recognition of Transferred Employee Service. On and after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), Buyer shall recognize the service of each Transferred Employee for all employment-related purposes (other than an employee achievement award, within the meaning of Section 274(j) of the Code) determined in accordance with the employee benefit policies, plans, arrangements, programs, practices and agreements of the Seller Group in effect on the Closing Date, as if such service had been rendered to Buyer, unless any other provision of this Article provides for an alternative method of determination. Schedule 7.1(a) may be conclusively relied upon by Buyer in crediting prior service in accordance with this Section. Buyer shall be required to credit Transferred Employees with prior service for purposes of vesting and participation under the Buyer Pension Plan, the Buyer Defined Contribution and Savings Plans, and other Buyer deferred compensation plans, but shall not be required to credit Transferred Employees with prior service for purposes of benefit accrual under any of such plans.

         7.4 Payment of Bonuses. Seller shall retain or assume the obligation to pay to the Transferred Employees bonuses with respect to the calendar year in which the Closing occurs on a pro rata basis for the portion of the calendar year on and prior to the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), such bonuses to be paid in the ordinary course. Buyer shall not assume any obligation to pay any bonuses to the Transferred Employees, except as required by Section 7.1(a). In determining any bonuses payable to the Transferred Employees for services rendered after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), Buyer shall comply with the provisions of
Section 7.1.

         7.5 No Duplicate Benefits; Dependents and Beneficiaries. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements. References herein to a benefit with respect to a Transferred Employee shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee under the same employee benefit policy, plan, arrangement, program, practice or agreement.

         7.6    Transferred Employee Benefit Matters.

         (a) As of the date of this Agreement, Transferred Employees participate in one or more of the following Employee Pension Benefit Plans maintained by Seller in the United States:

                (i)   CenturyTel Retirement Plan;

                (ii)  CenturyTel, Inc. Dollars & Sense Plan; and

                (iii) CenturyTel, Inc. Employee Stock Ownership Plan.

         The plans identified in this Section 7.6(a) shall be referred to collectively in this Agreement as the "Seller Pension Plans."

         (b) Seller shall, to the extent necessary, take all appropriate action to vest the Transferred Employees 100% in each Seller Pension Plan and to treat each Transferred Employee as a terminated employee under the terms of each such plan.

         (c)    Buyer agrees as follows:

                (i) Defined Benefit Plan. Effective immediately after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), all Transferred Employees will be eligible to participate under a tax-qualified defined benefit pension plan established or maintained by ALLTEL (the "Buyer Pension Plan") to the same extent (if any) as similarly situated Buyer employees.

                (ii) Defined Contribution Savings Plan. Effective immediately after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), all Transferred Employees will be eligible to participate in a tax-qualified defined contribution savings plan maintained by ALLTEL (the "Buyer Defined Contribution and Savings Plans") to the same extent (if any) as similarly situated Buyer employees.

                (iii) Amendments. The benefits for Transferred Employees under
         (c)(i) and (c)(ii) above may not be amended or modified unless such benefits are correspondingly amended or modified with respect to all similarly situated employees of Buyer and its Affiliates.

                (iv) No Transfer of Assets or Liabilities. No assets or Liabilities of any of the Seller Pension Plans or any other Employee Pension Benefit Plans maintained by Seller or any of its Affiliates or otherwise applicable to any Transferred Employees will be transferred to ALLTEL, Buyer, any Affiliates of Buyer, the Buyer Pension Plan, or any other employee plan, arrangement, program, practice or agreement of Buyer or any of its Affiliates.

         7.7    Welfare Plans.

         (a) Buyer shall take all action necessary and appropriate to ensure that, as soon as practicable after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date), Buyer or an Affiliate of Buyer maintains or adopts, as of the Effective Time, one or more Employee Welfare Benefit Plans, including medical, health, dental, flexible spending account, accident, life, short-term disability, and long-term disability and other Employee Welfare Benefit Plans for the benefit of the Transferred Employees (the "Buyer Welfare Plans") which are at least as favorable as the welfare benefits provided to similarly situated employees of Buyer.

         (b) "Seamless" Transaction. The Buyer Welfare Plans shall provide that each Transferred Employee shall be immediately eligible to participate in and receive coverage under the Buyer Welfare Plans immediately after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date). Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans shall be waived for Transferred Employees to the extent that such restrictions have been or would have been satisfied under the Seller Welfare Plan(s), and Transferred Employees shall receive credit under each Buyer Welfare Plan for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums and similar limits applicable to them during the plan year of the Seller Welfare Plan in which the Closing occurs in accordance with the corresponding Employee Welfare Benefit Plans maintained by Seller (the "Seller Welfare Plan(s)"); provided that Seller shall submit to the extent not restricted by any Requirement of Law to Buyer within thirty (30) calendar days after the Closing (or, in the case of Transition Employees, the Transition Employee Conversion
Date) a list of each Transferred Employees' copayment amounts, deductibles and out-of-pocket maximums and indicating whether or not each has satisfied any pre-existing condition limitation periods or evidence of insurability requirements under the Seller Welfare Plans in order for Buyer to satisfy its obligations under this Section.

         (c)    (i)   Except as otherwise provided in subsection (c)(ii) below,
Buyer shall provide or cause to be provided retiree medical, health, and life benefits to each Transferred Employee (or the dependents or beneficiaries of such Transferred Employee, as the case may be) under substantially comparable terms and conditions as apply to other comparable employees of Buyer and its Affiliates, and Seller shall have no obligation to provide retiree medical, health and life benefits in respect of any Transferred Employee on or after the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date).

                (ii) Benefits provided pursuant to subsection (c)(i) above shall take into account service with and compensation increases from Buyer or its Affiliates after the Effective Time in the same manner as if such post-Effective Time service was performed with, or such compensation was provided by, Seller. Buyer shall provide Seller with such information as shall be reasonably required to implement the immediately preceding sentence.

         (d) Nothing in this Section 7.7 shall require Seller, its Affiliates or the Seller Welfare Plans to make any payment or to provide any benefit not otherwise provided by the terms of the Seller Welfare Plans.

         (e) Nothing in this Agreement shall require Seller or its Affiliates to transfer assets or reserves with respect to the Seller Welfare Plans to Buyer or its Affiliates or the Buyer Welfare Plans.

         7.8 Paid Time Off. Seller shall pay Transferred Employees the balances as of the Closing Date (or, in the case of Transition Employees, the Transition Employee Conversion Date) in their PTO accounts under Seller's paid-time off policy. Transferred Employees shall be entitled to holidays, sick leave, pro-rated floating holidays and pro-rated vacation time, for the year in which the Closing (or, in the case of Transition Employees, the Transition Employee Conversion Date) occurs, as determined under Buyer's policies in effect as of the date of the Closing for similarly-situated employees of Buyer, taking into account under such policies all service of Transferred Employees with Seller and its Affiliates.

         7.9    Employee Rights.

         (a) Nothing herein expressed or implied shall confer upon any employee of Seller or its Affiliates, or Buyer or its Affiliates, or upon any legal representative of such employee, or upon any collective bargaining agent or group, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

         (b) Nothing in this Agreement shall be deemed to confer upon any Person (or any beneficiary thereof) any rights under or with respect to any plan, arrangement, program, practice or agreement described in or contemplated by this Agreement, and each Person (and any beneficiary thereof) shall be entitled to rely only upon the express terms of any such plan, arrangement, program, practice or agreement for his or her rights thereunder.

         (c) Nothing in this Agreement shall cause Buyer or its Affiliates, or Seller or its Affiliates, to have any obligation to provide employment or any employee benefits to any individual who is not a Transferred Employee or, except as otherwise provided in Section 7.2 with respect to Employment Agreements, to continue to employ any Transferred Employee for any period of time following the Closing Date.

         7.10 WARN Act Requirements. On and after the Closing Date, Buyer shall be responsible with respect to Transferred Employees and their beneficiaries for compliance with the Worker Adjustment and Retraining Notification Act of 1988 and any other applicable Requirements of Law, including any requirement to provide for and discharge any and all notifications, benefits, and Liabilities to Transferred Employees and Governmental Authorities that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         7.11 Communications with Employees. On or prior to the date hereof, Seller and Buyer have agreed upon a form of joint announcement to employees concerning this Agreement and the transactions contemplated hereby and a communication plan concerning the method and timing of the delivery of such announcement. Contemporaneously with the execution and delivery of this Agreement, the parties will deliver such announcement to employees in accordance with such communication plan. With respect to all other announcements to employees, neither Buyer, Seller nor their respective Affiliates shall distribute communications to Seller's employees concerning this Agreement or the transactions contemplated hereby without doing so in a form of writing that has been approved in writing in advance by the counterparty hereto .

                                  ARTICLE 8
                                TAX COVENANTS

         8.1 Tax Sharing Agreements. Any Tax sharing agreement or policy between any CenturyTel Entity and Seller or its Affiliates, or among any CenturyTel Entities, shall be terminated as to any CenturyTel Entity as of the Closing Date and will have no further effect as to any CenturyTel Entity for any Taxable period after the Closing.

         8.2    Liability for Taxes, Filing Returns.

         (a) Taxable Periods Ending on or Before the Closing Date. Seller shall cause to be prepared and duly filed all Tax Returns required to be filed by or with respect to each CenturyTel Entity for all Taxable years and periods ending on or before the Closing Date. Seller shall pay or cause to be paid all Taxes due on such Tax Returns for all periods covered by such Tax Returns. Seller will include, or cause to be included, the income of each CenturyTel Entity (including any deferred income triggered into income by Treas. Reg. Sections 1.1502-13 and 1.1502-14 and any excess loss accounts taken into income under Treas. Reg. Section 1.1502-19) on the consolidated federal and consolidated, unitary or combined state and local income Tax Returns of Seller and the Seller Group for all periods through the Closing Date. Each CenturyTel Entity will furnish Tax information to Seller for inclusion in the consolidated federal and consolidated, unitary or combined state and local income Tax Returns for Seller and the Seller Group for the period ending on the Closing Date in accordance with the past custom and practice of each CenturyTel Entity. At least 15 Business Days before filing any such Tax Return (other than Seller's consolidated group returns), Seller shall submit to Buyer copies of such returns for Buyer's review and comment. Seller will consider any such comments in good faith. The income of each CenturyTel Entity will be apportioned to the period up to and including the Closing Date and to the period after the Closing Date by closing the books of each CenturyTel Entity as of the Effective Time.

         (b) Taxable Periods Commencing After the Closing Date. Buyer shall pay or cause to be paid all Taxes of the CenturyTel Entities for all Taxable years and periods commencing after the Closing Date. Buyer shall cause to be prepared and duly filed all Tax Returns of the CenturyTel Entities for Taxable periods commencing after the Closing Date.

         (c) Taxable Periods Commencing Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of each CenturyTel Entity for taxable periods that begin before the Closing Date and end after the Closing Date (the "Straddle Period"). At least 15 Business Days before filing any such Tax Returns, Buyer shall submit copies of such returns to Seller together with a calculation of the Taxes due for the portion of the Straddle Period ending on the Closing Date in excess of Taxes for such period which were reserved in the Closing Date Statement (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) ("Seller Straddle Period Taxes") for Seller's review and comment. Seller shall submit any such comments to Buyer no later than five Business Days prior to the filing of any such Tax Returns. Buyer will consider such comments in good faith. Buyer shall cause the CenturyTel Entities to pay all Taxes due for or attributable to a Straddle Period. Upon notice from Buyer, Seller shall pay to Buyer five (5) calendar days prior to the date any payment for Taxes as described in this Section 8.2(c) is due, Seller's Straddle Period Taxes. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (i) in the case of any Taxes not based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed to be the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant taxable period ended on the Closing Date.

         8.3 Audits. Seller shall keep Buyer reasonably informed of the progress of any audits of the consolidated federal and consolidated unitary or combined income Tax Returns of Seller and the Seller Group to the extent that such audits relate to such CenturyTel Entity and shall allow Buyer's reasonable participation therein. Seller will allow each CenturyTel Entity to participate at its expense in any audits of the consolidated federal and consolidated, unitary or combined income Tax Returns of Seller and the Seller Group to the extent that such audits relate to such CenturyTel Entity. Seller will not settle, or cause to be settled, any such audit in a manner which would materially adversely affect a CenturyTel Entity after the Closing Date unless Seller obtains the prior written consent of Buyer, which consent shall not unreasonably be withheld.

         8.4    Cooperation on Tax Matters.

         (a) Buyer and Seller shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns in accordance with this Article and in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention, and (upon the other party's request) the provision, of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller shall, and Buyer shall cause the CenturyTel Entities to (i) retain all books and records with respect to Tax matters pertinent to each CenturyTel Entity relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall reasonably allow the other party to take possession of such books and records in such circumstances.

         (b) Buyer and Seller further agree, upon request by the other party, to use, or cause to be used, reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including without limitation, with respect to the transactions contemplated hereby).

         (c) Buyer and Seller further agree, upon request by the other party, to provide, or cause to be provided, to the other party all information that either party may be required to report in accordance with Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

         8.5 Defense of Tax Claim. In case any written claim, demand or deficiency with respect to any Tax is asserted or any action is commenced or written notice is given by any Taxing authority against any CenturyTel Entity or Buyer, in respect to which indemnity may be sought against Seller in accordance with Section 10.8 of this Agreement, Buyer shall give prompt written notice to Seller. Seller shall promptly give written notice to Buyer of any written or other notification received by Seller from a Taxing authority of a proposed adjustment with respect to any Tax of any CenturyTel Entity which is attributable to Tax periods ending on or before the Closing Date and shall also promptly give written notice to Buyer if a Taxing authority threatens to assert against any CenturyTel Entity or Buyer the Tax Liability of any others (including, but not limited to Seller). Seller shall have the right to control, contest, resolve, settle and defend, and Buyer and the CenturyTel Entities shall reasonably cooperate in, the portion of any claim, action or proceeding with respect to any Tax for which Seller is responsible at the sole cost and expense of Seller. Seller agrees to pay to Buyer and the CenturyTel Entities all of their reasonable expenses which they shall incur in connection with such cooperation. Seller shall keep Buyer reasonably informed of the progress of any such claim, action or proceeding and shall allow Buyer's reasonable participation therein. Seller may not settle any such claim, action or proceeding in a manner which would materially adversely affect a CenturyTel Entity after the Closing Date unless Seller obtains the prior written consent of Buyer, which consent shall not unreasonably be withheld. Buyer may request that Seller decline to take any further action with respect to any claim, demand or deficiency described herein, and Seller thereafter shall take no action provided that Buyer has notified Seller in writing that it waives its right to indemnification for any Liability resulting therefrom and agrees to reimburse Seller for any Loss incurred in connection therewith. In the event Seller requests the CenturyTel Entities to pay Taxes to a Governmental Authority prior to contesting the assessment thereof and thereafter to file a claim or suit for refund, Seller shall advance to the CenturyTel Entities, on an interest-free basis, the amount of any such payment, after which such entity shall promptly pay the amount to the Governmental Authority as directed by Seller.

         8.6 Resolution of Disagreements Between Buyer and Seller. If Buyer and Seller disagree as to the amount of Taxes for which each is liable under this Agreement, Buyer and Seller shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 60 calendar days of the initial date of consultation, Buyer and Seller shall within 10 calendar days after such 60-day period jointly select a nationally recognized independent public accounting firm which has not, except in accordance with this Agreement, performed any services since January 1, 1999 for either Seller or Buyer or their respective affiliated groups, to act as an arbitrator to resolve, within 60 calendar days after their selection, all points of disagreement concerning Tax matters with respect to this Agreement and presented to such accounting firm at the time of its selection. If no nationally recognized independent public accounting firm meets the aforementioned standard, Buyer and Seller nonetheless shall attempt to agree on an accounting or law firm that is satisfactory to both parties. If the parties cannot agree on the selection of an accounting or law firm within such 10-day period, within five Business Days after such 10-day period, the parties shall select an eligible nationally recognized accounting firm by lot.

         8.7 Tax Elections. Except for elections described in Sections 8.10 and 8.12 and elections required by law or that Seller may make under Internal Revenue Notice 2001-70 relating to mid-quarter convention rules for the year ended December 31, 2001, no new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting Seller shall be made after the date of this Agreement without the prior written consent of Buyer which consent shall not be unreasonably withheld. The CenturyTel Entities will forward any material Tax elections affecting such entities to the Buyer prior to Closing.

         8.8 Post-Closing Elections. At Seller's request, after the Closing Date Buyer will cause the CenturyTel Entities to make or participate with Seller in making any elections with respect to the Seller Group while they were included in the Seller Group, which require the signature of all members of the Seller Group during the tax year to which the election relates. At Seller's request, Buyer will cause any CenturyTel Entity to make or join with Seller in making any other election if the making of such election does not have a material adverse impact on a CenturyTel Entity, Buyer or an Affiliate thereof for any Tax period after the Closing Date.

         8.9 Transfer Taxes. Seller shall pay any sales, use, transfer and documentary taxes and recording and filing fees applicable to the transfer of the Shares to Buyer at Closing.

         8.10 Section 754 Elections. At Buyer's request, Seller shall cause each CenturyTel Entity which is treated as a partnership for Tax purposes to make an election under Section 754 of the Code for Taxable periods of such entity ending on or including the Closing Date.

         8.11 Allocation of Purchase Price. Within 60 days of the final determination of the Purchase Price under Section 2.3, the parties agree that the Purchase Price will be allocated among the CenturyTel Entities for all tax purposes in accordance with Schedule 1.1(b) hereof. Buyer and Seller will file, or cause to be filed, all Tax Returns in a manner consistent with such allocation unless otherwise required by law. Notwithstanding the foregoing, in all events, the Estimated Purchase Price as of the Closing Date will be allocated 73.64 percent to the Section 338(h)(10) entities as set forth in
Schedule 8.12 and 26.36 percent to the other CenturyTel Entities. Any subsequent Purchase Price adjustments will be allocated among the CenturyTel Entities in the same proportion as their Agreed Value relates to the Base Purchase Price.

         8.12   Section 338(h)(10) Election.

         (a) Each of Buyer and Seller agree that they will cause their respective Affiliates to make an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign Tax law) in accordance with, and with respect to those CenturyTel Entities identified in,
Schedule 8.12 hereof as being the subject of a 338(h)(10) election (collectively, a "Section 338(h)(10) Election").

         (b) The computation of the "aggregate deemed sale price" and "adjusted grossed up basis" (as defined in the applicable regulations issued under the Code) (the "ADSP" and "AGUB", respectively) of the assets of each entity shall be reasonable and prepared in accordance with Code Section 338. Buyer and Seller shall agree on the allocation of the ADSP and AGUB among the assets of each entity designated on Schedule 8.12 as promptly as reasonably practicable after the Closing Date (the "Allocation"). Buyer and Seller shall execute and deliver to each other copies of the Allocation and shall prepare and file such forms as may be required under the Code in a manner that is consistent therewith.

         (c) Seller and Buyer shall each provide to the other all necessary information to permit the Section 338(h)(10) Election to be made. Buyer shall be responsible for the preparation and filing of all forms or documents (including without limitation IRS Form 8023) required to be filed with any Taxing authority in connection with the Section 338(h)(10) Election (the "Section 338 Forms"). On the Closing Date, Buyer and Seller shall execute IRS Form(s) 8023 and any forms required to make any elections under state or local law that are analogous to a
Section 338(h)(10) Election. Seller shall execute and deliver to Buyer any other documents or forms as Buyer reasonably requires to complete properly the Section 338 Forms. Seller authorizes Buyer to file the Section 338 Forms and any other forms referred to in the preceding sentence with the appropriate Taxing authorities, and Buyer shall provide Seller with copies of such Section 338 Forms after such Section 338 Forms have been filed with the appropriate Taxing authorities. Buyer and Seller shall prepare and file all Tax Returns on a basis consistent with any Section 338(h)(10) Election (or, if such election is not available under any state or local income Tax law, on a basis that is consistent with the election available under such law that is analogous to an election under Code Section 338(g)) and with an allocation of the ADSP and AGUB that is consistent with the Allocation of ADSP and AGUB provided for in paragraph (b) of this Section 8.12.

         (d) Seller and Buyer shall calculate the gain or loss, if any, resulting from the Section 338(h)(10) Election in a manner that is consistent with the determination of ADSP and the Allocation and shall not take any position inconsistent with the Section 338(h)(10) Election, the ADSP or the Allocation in connection with any Tax Return or otherwise unless otherwise required by any Requirement of Law.

         8.13 Tax Carryovers. Buyer shall elect, where permitted by law, to carry forward any Tax Attribute (as defined below) of each CenturyTel Entity arising in any taxable period that begins on or after the Closing Date that, absent such election, would be carried back to a taxable period ending on or before the Closing Date.

         8.14 Refunds. Any refund of Taxes that is received by Buyer or its Affiliates (including the CenturyTel Entities), and any amount credited against Tax to which any of them become entitled, to the extent such Taxes or amount credited relate to any Tax periods ending on or prior to the Closing Date, and to the extent that such Taxes or such amount credited have not been reflected in the reserve or reserves for Tax liability shown on the Closing Date Statement (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income), shall be for the account of Seller, and Buyer and its Affiliates, as the case may be, shall pay over to Seller any such refund or amount credited (net of Taxes, costs or expenses with respect thereto) within 15 days after Buyer's or its Affiliates' receipt thereof or entitlement thereto. In the event there is a final determination that Buyer or its Affiliates were not entitled to any such amounts paid over to Seller, Seller shall return such amounts within 15 days after Buyer's request therefor.

         8.15 Post-Closing Transactions not in the Ordinary Course; Indemnification. Buyer and Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date but after the time the Stock Sale is consummated on Buyer's federal income tax return to the extent permitted by Treas. Reg. ss.1.1502-76(b)(1)(B).

                                 ARTICLE 9
                              OTHER COVENANTS

         9.1    Confidentiality.

         (a) Notwithstanding any provision in the Confidentiality Agreement to the contrary, the Confidentiality Agreement shall remain in full force and effect until October 24, 2003; provided, however, that (i) Buyer's covenants regarding Evaluation Material (as defined therein) that relates to the CenturyTel Entities, the Cellular Interests or the Business shall terminate and be of no further force and effect as of the Closing Date, (ii) any covenants restricting disclosure of the discussions or negotiations of the Stock Sale or the transactions contemplated by this Agreement shall terminate and be of no further force and effect as of the date of this Agreement, (iii) any covenants regarding the nonsolicitation of employees shall terminate and be of no further force and effect as of the Closing Date and (iv) the last paragraph of such Confidentiality Agreement shall terminate and be of no further force and effect as of the date of this Agreement.

         (b) For a period of five years from and after the Closing Date, neither Seller nor any of its Affiliates shall use or take any action whatsoever which would result in disclosure to any Third Party of any information about the CenturyTel Entities, the Cellular Interests or the Business, provided that none of such parties shall be required to maintain confidential any information which
(i) is or becomes generally available to the public other than as a result of a disclosure by Seller or any of its Affiliates; (ii) is obtained from a Third Party, provided that such Third Party is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any other Person with respect to such information or (iii) is required to be disclosed by Seller or any of its Affiliates under any Requirement of Law, provided that Buyer shall be given prompt written notice of the request for such information and Seller shall use its reasonable best efforts to obtain assurances that confidential treatment will be accorded the information.

         9.2 Information Releases. The parties shall consult with each other (and allow the other party notice, and a reasonable time and opportunity to comment) in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to their employees generally, the news media or the public. Neither party shall issue or cause the publication of any press release, public announcement or media response without the prior written consent of the other party; provided, however, that, after allowing the other party notice and a reasonable time to comment prior to issuance, nothing herein will prohibit a party from making an employee announcement, or issuing or causing publication of any press release, public announcement or media response, to the extent that such action is required by applicable Requirements of Law or the rules of any national stock exchange applicable to such party or its Affiliates.

         9.3 Intellectual Property. Except as disclosed on Schedule 3.17 and subject to the terms and conditions of the Transition Services Agreement, the Seller is not retaining any Company Intellectual Property with respect to the Business or the CenturyTel Entities.

         9.4 Insurance. In the event that any of the Assets (other than the Excluded Assets) suffer any damage or destruction on or prior to the Closing Date that is covered by insurance maintained by Seller or its Affiliates ("Damaged Assets"), Seller shall and shall cause its Affiliate to use reasonable best efforts to collect any amounts due in respect of such Damaged Assets under its insurance policies and, to the extent such proceeds have not been used to replace such Damaged Assets at or prior to the Closing, Seller shall remit such collected amounts to Buyer at the Closing. If Seller or its Affiliate receives such proceeds after the Closing, Seller shall remit such proceeds to Buyer promptly, but in any event no later than two (2) Business Days after the receipt by Seller or its Affiliate. Seller or its Affiliates may, at their option, terminate any or all insurance policies and programs applicable to the CenturyTel Entities at any time on or after the Closing Date, provided that they first provide written notice to Buyer describing the insurance to be cancelled with particularity at least five Business Days prior to the termination date.

         9.5 Further Assurances. Seller and Buyer shall from time to time after the Closing Date, at the request of the other party, use its reasonable best efforts to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to such other party such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as such other party may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Shares or Control of any Cellular Interests to be transferred to it in accordance with the provisions of this Agreement. Each of the parties hereto will cooperate with the other and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Each of the parties will cause its respective Affiliates to comply with this Section to the extent necessary or desirable to fulfill the purposes thereof.

                                 ARTICLE 10
                             INDEMNIFICATION

         10.1   Survival of Representations, Warranties and Covenants.

         (a) The representations and warranties contained in this Agreement shall survive the Closing until one (1) year after the Closing Date; provided, however, that:

                (i) the representation and warranties contained in Sections 3.1, 3.2(a), 3.3, 3.4(c) and (e), 3.6 (i) and (iii), 3.13, 3.15(b),
         3.16(b), 3.27 and 3.28 (the "Seller Transaction Representations"), 4.1, 4.2, 4.3 (a) and (c), and 4.4 shall survive without limitation;

                (ii)  the representations and warranties of Seller contained in
         Section 3.11 shall survive the Closing until the expiration date of the applicable statute of limitations period;

                (iii) the representations and warranties of Seller contained in
         Section 3.14 shall survive until the expiration of three (3) years after the Closing Date; and

                (iv) the representations and warranties of Seller contained in Section 3.18 shall survive until the expiration of four (4) years after the Closing Date.

         The covenants and agreements of the parties contained in or made in accordance with the Agreement shall survive Closing in accordance with the terms of such covenant or agreement and shall remain operative and in full force and effect until the expiration date of the statute of limitations period applicable to contractual obligations.

         (b) This Article 10 shall survive the Closing and shall remain in effect indefinitely. Any claim by a party based upon breach of any representation or warranty in this Agreement made in accordance with Article 10 must be submitted to the breaching party prior to or at the expiration of the applicable survival period specified in Section 10.1(a) or such claim may not be pursued and is irrevocably waived. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein. The waiver of any condition based on the accuracy of any representation or warranty or on the performance of or compliance with any covenant or obligation, will not affect the right of indemnification, or any other remedy based on such representations, warranties, covenants or obligations. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement that is the subject of a Claim asserted in writing prior to the expiration of the applicable survival period set forth in Section 10.1(a) shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof. No written assertion described in the preceding sentence will extend the survival of any Claim unless the assertion describes the matters with sufficient particularity to reasonably apprise the receiving party of the specific subject matter of such Claim.

         10.2   Indemnification.

         (a) Notwithstanding any investigation of the CenturyTel Entities, the Cellular Interests, the Business or any Affiliate of the Company, and in addition to the indemnification obligations of Seller set forth elsewhere herein, from and after the Closing, Seller shall indemnify, defend and hold harmless each Buyer Indemnitee, against and in respect of any and all Losses incurred or suffered by any Buyer Indemnitee that result from, relate to or arise out of:

                (i) any inaccuracy in or breach of any representation or warranty of Seller under this Agreement for the periods of time specified in Section 10.1(a)(i);

                (ii) any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement;

                (iii) First Refusal Rights;

                (iv)  Retained Liabilities for the periods specified in
         Section 10.3(e);

                (v)   the Transferred Employee bonuses described in Section 7.4;

                (vi) any and all matters disclosed on Schedule 10.2(a) hereto including, without limitation, any brokerage fees set forth on such Schedule; and

                (vii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the enforcement of this Section.

         (b) In addition to the indemnification obligations of Buyer set forth elsewhere herein, from and after the Closing, Buyer shall indemnify, defend and hold harmless each Seller Indemnitee, against and in respect of any and all Losses incurred or suffered by any Seller Indemnitee that result from, relate to or arise out of:

                (i) any inaccuracy in or breach of any representation or warranty of Buyer under this Agreement;

                (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under this Agreement;

                (iii) any and all matters disclosed on Schedule 10.2(b) hereto including, without limitation, any brokerage fees set forth on such Schedule;

                (iv) any and all actions, suits, claims, proceedings or investigations brought by any Third Party after the Effective Time that relate to the CenturyTel Entities, the Cellular Interests or the Business to the extent that the event giving rise thereto occurred after the Effective Time or which result from or arise out of any action or inaction after the Effective Time of Buyer or any of its Affiliates; and

                (v) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the enforcement of this Section.

         10.3 Limitations on Claims for Losses. Following the Closing, claims for Losses caused by or arising out of breach of warranty or representation under Section 10.2(a)(i) or 10.2(b)(i) may be made only in accordance with
Article 10 hereof. Anything to the contrary contained herein notwithstanding:

         (a) Seller shall not be liable for any Losses with respect to any breach of warranty or representation under Section 10.2(a)(i) (other than the Seller Transaction Representations, for which the limitations of this Section
10.3 shall not apply) unless and until the total of all claims for indemnity or damages with respect thereto exceeds $10,000,000 (the "Seller Deductible"), and then the Seller shall be liable for all such claims (but only to the extent the amounts of such claims exceed the Seller Deductible). The aggregate liability of the Seller for breaches of representations and warranties under Section 10.2(a)(i) (other than the Seller Transaction Representations, for which the limitations of this Section 10.3 shall not apply) shall not exceed $340,000,000. For the purpose of clarification, the limitations of liability contained in this
Section 10.3(a) shall apply only to the provisions of Section 10.2(a)(i) specifically described herein and shall not apply to any other claims for Losses under Section 10.2(a) including, without limitation, those related to Seller Transaction Representations and Retained Liabilities.

         (b) In the event any matter covered by Section 10.2 relates to Taxes and is also covered by Section 10.8 or Article 8, the provisions of
Article 8 and Section 10.8 shall control.

         (c) In no event shall either party hereto be liable for indirect, special, consequential, punitive or exemplary damages resulting from, relating to or arising out of a breach of or claim for indemnification under this Agreement, even if advised at the time of breach of the possibility of such damages, except to the extent such damages are the subject of a Third Party Claim for which indemnification is available under this Agreement.

         (d) If, after a party or its Affiliates receive any indemnification payment hereunder, the amount of such party's Loss to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage (or other source of indemnity or reimbursement), or pursuant to any claim, recovery, settlement or payment by or against any Third Party, the amount of such reduction (less any costs, expenses, or Taxes incurred in connection therewith) will promptly be repaid by the party receiving such amount to the other party.

         (e) No Claim may be made by Buyer with respect to a Retained Liability in accordance with Section 10.2(a)(iv) after the fifth year anniversary of the Closing Date, but any Retained Liability that is the subject of a Claim asserted in writing prior to the expiration of such anniversary date shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof. No written assertion described in the preceding sentence will extend the survival of any Claim unless the assertion describes the matters with sufficient particularity to reasonably apprise the receiving party of the specific subject matter of such Claim.

         10.4   Indemnification Procedure as to Third-Party Claims.

         (a) Promptly after a Buyer Indemnitee or a Seller Indemnitee (individually, an "Indemnitee") obtains knowledge of the commencement of any claim, action, suit or proceeding by a Third Party or of the occurrence of any event or the existence of any state of facts which may become the basis of a claim by a Third Party (any such claim, action, suit or proceeding or event or state of facts being hereinafter referred to in this Section 10.4 as a "Claim"), in respect of which an Indemnitee is entitled to indemnification under this Agreement, such Indemnitee shall promptly notify the indemnitor under this Agreement (the "Indemnitor") of such Claim in writing setting forth in reasonable detail the specific facts and circumstances relating to such Claim and the amount of Losses subject to the Claim (or an estimate thereof if the actual amount is not known or not capable of reasonable calculation); provided, however, that any failure to give such notice will not waive any rights of the Indemnitee except to the extent that the rights of the Indemnitor are actually and materially prejudiced thereby. No written assertion described in the preceding sentence will extend the survival of any Claim unless the assertion describes the matters with sufficient particularity to reasonably apprise the receiving party of the specific subject matter of such Claim. With respect to any Claim as to which such notice is given by the Indemnitee to the Indemnitor, the Indemnitor shall, subject to the provisions of Section 10.4(b) below, be entitled to participate in and, if it desires, to assume the defense and settlement of such Claim with counsel reasonably satisfactory to the Indemnitee at the Indemnitor's sole risk and expense; provided, however, that the Indemnitee (i) shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (ii) shall reasonably cooperate with the Indemnitor in the defense and any settlement of such Claim in any manner reasonably requested by the Indemnitor and (iii) shall have the unilateral right to pay or settle such Claim at any time in which event the Indemnitee shall be deemed to have waived any right to indemnification therefor by the Indemnitor. Following written notice from the Indemnitor to the Indemnitee of its election to assume the defense of a Claim in accordance with this Section 10.4(a), the Indemnitor will not be liable to the Indemnitee for any other expenses subsequently incurred by the Indemnitee in connection with the defense of the Claim, other than costs and expenses of the Indemnitee incurred at the written request of the Indemnitor or incurred in accordance with
Section 10.4(b). The assumption of the defense of any Claim by the Indemnitor will not be deemed to be an admission by the Indemnitor of liability for such Claim.

         (b) If the Indemnitor fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Indemnitee, without waiving its right to indemnification, may notify Indemnitor of Indemnitee's desire to assume the defense and settlement of such Claim, and in the event such notice concerns the failure of the Indemnitor to reasonably contest a Claim following an assumption of such defense, if Indemnitor fails to re-assume the defense of such Claim and commence to reasonably contest such Claim in good faith within 15 days after such notice, Indemnitee may assume the defense and settlement of such Claim; provided, however, that (i) the Indemnitor shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense,
(ii) the Indemnitor shall cooperate with the Indemnitee in the defense and settlement of such Claim in any manner reasonably requested by the Indemnitee,
(iii) the Indemnitor shall not be liable for the fees and disbursements of more than one counsel for all Indemnitees in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances and (iv) the Indemnitee shall not settle such Claim without soliciting the views of the Indemnitor and giving them due consideration.

         (c) If the remedy sought by the claimant with respect to such Claim is not solely for money damages, and would affect the operation of the Business after the Closing, the Indemnitor shall not settle such Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld. If Buyer provides the Indemnitor with written consent, Buyer agrees to be bound by the settlement of a Claim.

         (d) As used in this Section 10.4, the term Indemnitee shall be deemed to include the plural thereof where the rights or obligations of more than one Indemnitee may be involved.

         10.5 Adjustment For Insurance and Tax Benefits. Any indemnification payable in accordance with Section 10.2 shall be net of any amounts actually recovered (after deducting related costs and expenses) by the Indemnitee for the Losses for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any Third Party existing at the Closing Date, provided that no Indemnitee shall be obligated to seek any recovery under any such insurance policy, warranty, indemnity or any Tax benefits actually realized and recognized by the Indemnitee in respect of any Losses for which indemnification is made.

         10.6   Payment.

         (a) Upon a determination of liability in respect of Article 10 of this Agreement, the appropriate party shall pay the Indemnitee the amount so determined (subject to the limitations of Section 10.3) within 10 Business Days after the date of determination (such tenth Business Day, the "Due Date"). If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided below in
Section 10.6(b). Upon the payment in full of any claim, either by setoff or otherwise, the Indemnitor or other Person making payment shall be subrogated to the rights of the Indemnitee against any Person with respect to the subject matter of such claim.

         (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each calendar day from the Due Date until payment in full, payable on demand, at a rate per annum equal to the Applicable Rate on the Due Date.

         10.7 Other Rights and Remedies. Following the Closing, the sole and exclusive remedy at law (other than with respect to claims involving fraud) for Seller or Buyer for any claim (whether such claim is framed in tort, contract or otherwise) arising out of a breach of any representation, warranty, covenant or other agreement in this Agreement shall be a claim by Seller or Buyer for indemnification in accordance with this Article 10, which claims are independent of and in addition to any equitable rights or remedies.

         10.8   Tax Indemnification.

         (a) Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against (i) any Liability for Taxes of the CenturyTel Entities due in respect of all Taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date (other than Taxes specifically reserved on the Closing Date Statement, but excluding any reserve for deferred Taxes to reflect timing differences between book and Tax income), (ii) any liability that may be imposed on the CenturyTel Entities in accordance with Section 1.1502-6 of the Treasury Regulations promulgated under the Code or in accordance with any analogous provision of state or local law, as a result of the affiliation of the CenturyTel Entities with Seller or an Affiliate of Seller or predecessor-in-interest, and (iii) any liability for Taxes resulting from Section 338(h)(10) Elections with respect to the CenturyTel Entities or Cellular Entities.

         (b) Seller also agrees to indemnify, defend and hold harmless the Buyer Indemnitees from and against any and all costs sustained in a Tax period of a CenturyTel Entity ending after the Closing Date arising out of the settlement or other resolution (without the written consent of Buyer) of a proposed Tax adjustment which relates to a Tax period ending on or before the Closing Date. For example, if Seller agrees in an income Tax audit to reduce the depreciable basis of property acquired by a CenturyTel Entity before the Closing Date, Seller shall be liable for any additional Taxes due from such CenturyTel Entity by reason of reduced depreciation deductions.

         (c) In the case of any representation, warranty and agreement of Seller in Section 3.11 and any other representation or warranty relating to or affecting the CenturyTel Entities' Liability for Taxes, whether the entity's own Taxes or its liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for the Taxes of others including, but not limited to Seller or any former or present Affiliate or Subsidiary thereof, the same shall survive until the later of the final resolution of any judicial or administrative proceeding involving any such Tax or expiration of any statute of limitations (including any suspensions, tollings or extensions thereof.)

         10.9 Treatment of Indemnity Payments. Seller and Buyer agree that any indemnity payments in accordance with this Article 10 will be treated by the parties as an adjustment to the Purchase Price. Notwithstanding anything to the contrary contained herein, Buyer shall not be indemnified or reimbursed for any Tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including any Tax consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Purchase Price or any additional or reduced Taxes resulting from any such basis adjustment.

                                ARTICLE 11
                               TERMINATION

         11.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing Date only as follows:

         (a)    by mutual consent in writing of Seller and Buyer;

         (b) by Buyer upon written notice given to Seller, if Seller commits a breach of any representation, warranty, covenant or agreement in this Agreement or the Transition Services Agreement that has resulted or is reasonably likely to result in the failure of any condition to Closing under
Article 6 of this Agreement to be satisfied, and such breach is not curable or, if curable, is not cured within 30 calendar days after written notice of such breach;

         (c) by Seller upon written notice given to Buyer, if Buyer commits a breach of any representation, warranty, covenant or agreement in this Agreement or the Transition Services Agreement that has resulted or is reasonably likely to result in the failure of any condition to Closing under
Article 6 of this Agreement to be satisfied, and such breach is not curable or, if curable, is not cured within 30 calendar days after written notice of such breach; (d) by Buyer or Seller upon written notice given to the other if the Closing shall not have taken place on or before 11:59 p.m. Central time on September 30, 2002;

         (e) by Buyer upon written notice given to the Seller if any Governmental Authority (i) shall have issued an order, decree or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the Stock Sale and the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become a Final Order or (ii) shall have failed to issue an order, decree or ruling or to take any other action, as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become a Final Order, in the case of each of
(i) and (ii) which is necessary to fulfill the conditions set forth in Article 6; and

         (f) by Buyer upon written notice given to the Seller at any time after (i) the occurrence of a First Refusal Exercise Event or (ii) all conditions precedent set forth in Article 6 (other any condition precedent that is not capable of being satisfied until the Closing) have been satisfied or waived other than the condition set forth in Section 6.1(e)(i) due to the failure of Seller to obtain a Material Acknowledgment in accordance with Section 5.19.

         11.2 Limitation on Right of Termination. No party shall be entitled to exercise any right of termination in accordance with Section 11.1(d) or (e) if the events described therein have been caused by or resulted from such party's failure to fulfill any of its obligations under this Agreement or the Transition Services Agreement.

         11.3 Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall become wholly void and of no further force and effect, except that the provisions of this Section 11.3, and Sections 1.2, 5.5(e), 5.14(f), 5.19(d), 9.1(a), 10.3(c), and Article
12 shall survive any termination. Notwithstanding the foregoing, no termination shall relieve any party from Liability for any breach by that party of its representations, warranties, covenants or agreements set forth in this Agreement, and the aggrieved party shall be entitled to all rights and remedies at law or in equity with respect to any such breach.

                                ARTICLE 12
                              MISCELLANEOUS

         12.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been given when delivered in person or dispatched by electronic facsimile transfer (confirmed in writing by certified mail, concurrently dispatched) or one Business Day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below:

         If to Buyer, to:

                  ALLTEL Communications, Inc.
                  One Allied Drive
                  Little Rock, AR 72202
                  Attention: Executive Vice President and Secretary Facsimile Number: 501/905-0962

         If to Seller, to:

                  CenturyTel, Inc.
                  100 CenturyTel Drive
                  Monroe, LA  71203
                  Facsimile No.:  318-388-9488
                  Attention:   R. Stewart Ewing, Jr.,
                               Executive Vice President and
                               Chief Financial Officer, and
                               Stacey W. Goff,
                               Assistant General Counsel

or to such other address or addresses as either party may from time to time designate for itself by like notice.

         12.2 Expenses. Except as otherwise provided in this Agreement, Seller and Buyer shall pay any expenses (including attorneys' fees) incurred by it incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. For the purpose of clarification, no CenturyTel Entity or Cellular Entity shall bear, incur or otherwise be charged with any expenses of Seller in connection with this Agreement.

         12.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable or delegable prior to the Closing by Seller or by Buyer without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be void.

         12.4 Amendments. This Agreement may be amended or modified only by a subsequent writing duly executed by authorized representatives of each of the parties hereto.

         12.5 Captions. All captions set forth in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         12.6 Entire Agreement. This Agreement, including its Schedules and Exhibits, which are specifically incorporated herein, and the Confidentiality Agreement constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all previous agreements and understandings, oral or written, between or among the parties or their Affiliates regarding the transactions contemplated hereby.

         12.7 Waiver. Either party may, by written instrument, (i) waive the performance, or extend the time for performance, of any of the obligations or other acts of the other party, (ii) waive any inaccuracies of the other party in its representations and warranties, or (iii) waive compliance with any conditions precedent specified in Article 6 to its obligations to consummate the Stock Sale or the transactions contemplated by this Agreement; provided, however, that neither party may grant any waiver, the effect of which would be unlawful. No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No failure of a party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

         12.8 Third Parties. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns and, in the case of Article 10, the Buyer Indemnitees and the Seller Indemnitees, and they shall not be construed as conferring any rights or remedies on any other Persons.

         12.9 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.10 Governing Law. Except as provided in Section 2.3(c) regarding the application of the Commercial Arbitration Rules of the American Arbitration Association, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to such state's laws and principles regarding the conflict of laws. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court unless venue would not be proper under rules applicable in such courts. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto. In the event of any breach of the provisions of this Agreement, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

         12.11 Severability. Any provision of this Agreement which is determined to be invalid, illegal or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         12.12 Specific Performance. Notwithstanding the provisions of Section 10.7, the parties acknowledge that their obligations hereunder are unique and that, prior to Closing, remedies at law, including monetary damages, will be inadequate in the event either party should default in the performance of its obligations under this Agreement. Accordingly, in the event of any such breach prior to Closing, the non-defaulting party shall be entitled to a decree of specific performance pursuant to which the defaulting party is ordered to affirmatively carry out its pre-closing obligations under this Agreement. The foregoing shall not be deemed to be or construed as a waiver or election of remedies by either party, both of whom expressly reserve any and all rights and remedies available to it at law or in equity in the event of any breach or default by the other party under this Agreement prior to Closing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                          CENTURYTEL, INC.


                         By: /s/  R. Stewart Ewing
                            --------------------------------------
                                  Name:  R. Stewart Ewing
                                  Title: Chief Financial Officer



                          ALLTEL COMMUNICATIONS, INC.


                         By: /s/ Scott T. Ford
                            --------------------------------------
                                 Name:  Scott T. Ford
                                 Title: President and Chief Operating Officer